As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-294940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RMX Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7370	88-2960484
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4514 Cole Ave, Ste. 600

Dallas, TX 75205

(866) 706-4276

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

701 S. Carson Street, Suite 200

Carson City, NV 89701

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.
Bevilacqua PLLC
 1050 Connecticut Avenue, NW, Suite 500
Washington, DC 20036
(202) 869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On April 9, 2026, RMX Industries, Inc., a Nevada corporation (the “Company”), filed a registration statement on Form S-1 (File No. 333-294940) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement was originally declared effective by the SEC on April 20, 2026.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to (i) include information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, (ii) include information regarding the shift in the Company’s business focus, (iii) include information regarding the 1-for-3 reverse stock split of the Company’s common stock, which became effective at 5:00 p.m. Eastern Time on July 24, 2026, and (iv) update certain other information related thereto. No additional securities are being registered under this Post-Effective Amendment No. 1 to the Registration Statement and all applicable registration and filing fees were paid at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 24, 2026

RMX Industries, Inc.

3,954,182 Shares of Class A Common Stock

This prospectus relates to the offer and resale from time to time, by the selling stockholders identified herein, of:

●	66,667 shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), of RMX Industries, Inc., a Nevada corporation (the “Company”), held by JAK Opportunities XXVI LLC, a Delaware limited liability company (“JAK”);

●	up to 3,703,704 shares of Class A Common Stock by JAK issuable upon the conversion of senior secured convertible promissory notes (the “JAK Notes”), issued or issuable to JAK, pursuant to the securities purchase agreement, dated as of October 15, 2025, as amended on November 5, 2025, between the Company and JAK (the “JAK Purchase Agreement”); and

●	up to 183,811 shares of Class A Common Stock by Boustead Securities, LLC, a registered broker-dealer (“Boustead”), issuable upon exercise of warrants issued to Boustead pursuant to the Company’s termination agreement with Boustead, dated September 15, 2025 (the “Termination Agreement”), relating to termination of the engagement letter agreement, dated November 4, 2022 (the “Engagement Letter”), between the Company and Boustead, at an exercise price of $5.40 per share, subject to applicable limitations or restrictions (the “Boustead Warrants”).

Under the terms of the JAK Notes, JAK may not convert the notes to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of our Class A Common Stock which would exceed 4.99% of the outstanding shares of the Class A Common Stock, which may be increased by JAK to up to 9.99% upon no fewer than 61 days’ prior notice.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class A Common Stock by the selling stockholders. We may receive up to $992,579.40 in gross proceeds from the cash exercise of the Boustead Warrants. See “Use of Proceeds” beginning on page 25 of this prospectus.

Our Class A Common Stock is quoted on the OTCQB® Venture Market of OTC Markets Group, Inc. (“OTCQB”), under the symbol “RMXI.” On August 21, 2026, the last reported sale price for the Class A Common Stock on OTCQB was $7.70 per share. We have applied to uplist our shares of Class A Common Stock on NYSE American; however, the approval of any such uplisting is not a condition to this offering, and this offering will proceed regardless of whether NYSE American approves our application. Any uplisting is likewise not conditioned on the effectiveness of this registration statement and may occur before or after such effectiveness. There can be no assurance that our application will be approved or, if approved, that we will satisfy the continued listing requirements of NYSE American. If our application is not approved, our Class A Common Stock will continue to trade on OTCQB.

We have two classes of authorized common stock, Class A Common Stock and Class B Common Stock, $0.001 par value per share (the Class B Common Stock”) and we are authorized to issue any number of classes of preferred stock, from which we have designated Series X Convertible Preferred Stock, a high vote series of preferred stock (the “Series X Preferred Stock”). The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. The Series X Preferred Stock is not entitled to preferences upon liquidation, dividends, participation or redemption rights and cannot be transferred by the original holder. Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to one hundred votes per share. Each share of Series X Preferred Stock is entitled to fifteen thousand votes per share. As of the date of this prospectus, Michael Chermak, our Executive Chairman, Secretary, Treasurer, and director, and the sole holder of our outstanding Class B Common Stock through his beneficial ownership of Makena Investment Advisors, LLC, and Karl Kit, our Chief Executive Officer, President, and director, and the sole holder of our outstanding Series X Convertible Stock, held approximately 94.5% of the voting power of our outstanding capital stock.

On July 24, 2026, we effected a one-for-three reverse stock split of our Class A Common Stock and Class B Common Stock pursuant to which stockholders received one share of our Class A Common Stock or Class B Common Stock for every three shares of our Class A Common Stock or Class B Common Stock previously held by them, respectively. Unless the context otherwise requires, all share and per share amounts presented herein have been adjusted to reflect the reverse stock split.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” for more information.

The selling stockholders may offer and sell the Class A Common Stock being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell the shares being offered to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares being offered by means of this prospectus, or both. Each of the selling stockholders may offer all, some or none of the shares being offered by means of this prospectus. The selling stockholders, including any of the selling stockholders who are broker-dealers or affiliates of broker-dealers, and any other participating broker-dealers, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer, affiliates of a broker-dealer or other “underwriters” within the meaning of the Securities Act may be regarded as underwriting commissions or discounts under the Securities Act. We intend to keep this registration statement effective until all shares are sold or may be sold without restriction pursuant to Rule 144 under the Securities Act. See “Plan of Distribution” for a more complete description of the ways in which the shares being offered by means of this prospectus may be sold.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 12 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2026

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any supplement to this prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus, any prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any supplement to this prospectus, or any related free writing prospectus, or any sale of a security.

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TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including “VAST™”, “QuantrusX™” and associated marks. For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources. While we believe that all such information contained in this prospectus is accurate and complete, nonetheless such data involve uncertainties and risks, including risks from errors, and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A Common Stock. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “RMX Industries,” “RMX,” “the Company,” “our company” and similar references refer to the operations of RMX Industries, Inc., a Nevada corporation, and its consolidated subsidiaries.

Overview

RMX operates a proprietary on-site intelligence platform for customers running physical operations who need to understand what is happening at their location as it happens. Our proprietary platform, QuantrusX™, is designed to ingest video, sensor, and access data generated at the customer’s site and turn it into a continuous, operator-usable picture of that site, delivered as a subscription service supported by Company-owned distributed data center hardware installed at each customer location. Because our platform runs on-site rather than in a remote cloud, we believe it addresses constraints that off-site systems handle poorly: bandwidth limits on transporting video and sensor data at scale, latency requirements for time-sensitive detections, and privacy and continuity expectations for information that customers prefer to keep on their own premises. We refer to the category of intelligence produced by our platform as Real-World Intelligence™, and we believe it addresses a significant and underserved need across sectors that operate physical sites at meaningful scale.

Our foundational technology originated in high-efficiency video compression and transport, developed under the Video Adaptive Systems Technology (VAST™) platform. VAST was originally built to move high-quality video across constrained, low-bandwidth networks—an environment that required extreme efficiency, resilience, and edge-side operation. Through extended field validation across a range of operational environments and network conditions from 2023 through 2025, VAST demonstrated the ability to deliver HD video at bandwidths as low as 200 Kbps, SD video at rates as low as 10 Kbps, direct point-to-point streaming across IP networks, and operation on low size, weight, power, and cost (SWaP-C) hardware. We believe that work established the Company’s technical provenance in edge-oriented data handling and low-latency, resource-constrained operation.

Building on that provenance, we have evolved from a video compression company into a Real-World Intelligence company. In May 2026, we acquired from Apollo Group Enterprises, LLC certain intellectual property assets relating to two software platforms (1) ODIN, AI video intelligence/surveillance system and (2) VSDD/Semaphore-X, AI meeting agent and infrastructure, which accelerated the development of QuantrusX and shifted our business focus from defense environments to enterprise and commercial environments. The demands that exist at the tactical edge—bandwidth scarcity, unreliable connectivity, the need for local decisioning, and the requirement to move only meaningful information back to central systems—we believe are now appearing at scale across enterprise and commercial environments as artificial intelligence (AI), computer vision, and sensor networks proliferate. Our current focus is on translating that capability into a broadly deployable enterprise and commercial platform, delivered through QuantrusX.

QuantrusX is RMX’s Real-World Intelligence platform designed to bring intelligence to the customer’s site—the campuses, facilities, and operational environments where the data is created—and to deliver that intelligence continuously. QuantrusX incorporates VAST as an underlying video and data-transport capability rather than as a separately marketed product line, alongside proprietary internal intelligence assets that support model refinement and low-latency reasoning at the site.

As we scale QuantrusX deployments across our customer base, they are designed to collectively form a Company-operated distributed data center—a network of computing hardware physically located at each customer’s site rather than in a remote cloud facility. We refer to the architectural layer that binds these deployments together as the “Intelligence Fabric”. Each QuantrusX deployment is expected to produce a strand of Real-World Intelligence at the customer’s location; the Intelligence Fabric is meant to weave those strands together at aggregate scale. We believe the Intelligence Fabric is more valuable than the sum of the individual strands, because it is designed to strengthen through use across the entire deployed base.

In June 2026, the Company completed its inaugural QuantrusX deployment at a training and operations facility in Texas, generating the Company’s first commercial platform revenue. We intend to build from that reference deployment into additional enterprise and commercial Real-World Intelligence environments.

In 2024, the Company achieved quotation on the OTCQB® Venture Market of OTC Markets Group, Inc. under the symbol “RMXI,” with trading beginning in January 2025. The Company is preparing for a planned senior exchange uplisting.

JAK Purchase Agreement

On October 15, 2025, the Company entered into the JAK Purchase Agreement, as amended on November 5, 2025, with JAK for the issuance and sale of a series of senior secured convertible notes of the Company bearing a 15% interest rate (the “Offering”), in the aggregate original principal amount of $50,000,000 (the “Notes”), which Notes shall be convertible into shares (the “Conversion Shares”) of Class A Common Stock, having a conversion rate determined by dividing (x) the product of (1) the amount to be converted (the “Conversion Amount”) on any specific date (the “Conversion Date”) and (2) 110%, by (y) the lower of (1) the conversion price initially set to $1.80 (the “Initial Conversion Price”), and (2) 90% of the lowest daily volume weighted average price (“VWAP”) during the ten (10) trading days immediately preceding the Conversion Date (the “Market Price”).

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On November 5, 2025, the initial closing of the Offering occurred (the “Initial Closing”). Pursuant to the JAK Purchase Agreement, at the Initial Closing, the Company issued to JAK a Note in an aggregate original principal amount of $2,020,000 (the “Initial Note”), for gross proceeds of $1,959,400. The Initial Note has an initial conversion price of $5.40 per Conversion Share and matures on March 31, 2026, provided, however, that if the Company lists their Class A Common Stock on an Eligible Market (as defined in the JAK Purchase Agreement), other than the OTCQB prior to March 31, 2026, the maturity date will automatically extend to December 31, 2026. The maturity date has been extended to August 31, 2026.

At the Initial Closing, the Company also issued to JAK 66,667 shares of Class A Common Stock (the “Commitment Shares”) and entered into (i) a registration rights agreement, pursuant to which the Company agreed to provide certain registration rights to the Investor (the “Registration Rights Agreement”), (ii) a security and pledge agreement, pursuant to which the Company granted a perfected security interest in all its assets to secure its obligations under the Transaction Documents (as defined in the Purchase Agreement) (the “Security Agreement”), and (iii) a guaranty, pursuant to which each subsidiary of the Company guaranteed the obligations of the Company under the Notes (the “Guaranty”), among other customary closing documentation. On October 20, 2025, the Company entered into a blocked account control agreement, pursuant to which the net proceeds from each Closing will be held and released subject to the satisfaction of certain conditions (the “Blocked Account Agreement”).

Under the terms of the JAK Notes, JAK may not convert the notes to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of our Class A Common Stock which would exceed 4.99% of the outstanding shares of the Class A Common Stock, which may be increased by JAK to up to 9.99% upon no fewer than 61 days’ prior notice, nor may the Company issue any shares upon conversion, which together with other related transactions, would exceed the aggregate number of shares that the Company may issue in compliance with its obligations under the rules or regulations of its principal market, unless it first obtains stockholder approval.

At the Initial Conversion Price of $5.40, and assuming the Conversion Amount is only the $2,020,000 principal, 110% of the Conversion Amount would result in approximately 411,481 shares ($2,020,000 multiplied by 110% divided by $5.40). If instead the Market Price applies and the VWAP was $1.00 resulting in a $0.90 effective conversion price ($1.00 multiplied by 90%), approximately 2,468,889 shares would be issuable; if the VWAP was $0.50 resulting in a $0.45 effective conversion price ($0.50 multiplied by 90%), approximately 4,937,778 shares would be issuable. Accrued interest at 15% per annum through the applicable Conversion Date would increase the Conversion Amount and, correspondingly, the number of Conversion Shares. Because the conversion price of the Notes is variable based on lower of the Initial Conversion Price and the Market Price, the number of Conversion Shares ultimately issuable upon conversion of the Notes may increase significantly if the trading price of our Class A Common Stock declines. The conversion of the Notes will result in the issuance of additional shares of our Class A Common Stock, which will dilute the ownership interests of our existing stockholders.

The Registration Rights Agreement provides for the registration of the resale of (i) the Conversion Shares, (ii) the Commitment Shares and (iii) any share capital of the Company issued or issuable with respect to the Conversion Shares, the Commitment Shares or the Notes (the “Registrable Shares”). Within 45 days of the Initial Closing, the Company must file a registration statement for the offer and resale of the maximum number of Registrable Shares permitted to be covered under SEC rules (the “First Registration Statement”). The First Registration Statement must be declared effective within 90 days of the Initial Closing, or within two business days after the Company is notified by the SEC that the First Registration Statement will not be reviewed or subject to further review. If any additional registration statements must be filed to cover the resale of Registrable Shares that were not permitted to be included in the First Registration Statement, the Company must file an additional registration statement (an “Additional Registration Statement”) and have it declared effective within 90 days of the date the Company was required to file an Additional Registration Statement, or within two business days after the Company is notified by the SEC that an Additional Registration Statement will not be reviewed or subject to further review. For the First Registration Statement or any Additional Registration Statement (each, a “Registration Statement”), the Company will be required to pay to JAK an amount in cash equal to 2% of JAK’s original principal amount stated in the Initial Note on the Initial Closing on the date of, and until cured on every 30-day anniversary of, (i) a failure to meet the filing deadline, (ii) a failure to meet the effectiveness deadline, (iii) any date sales cannot be made pursuant to such Registration Statement, or (iv) any date on which such Registration Statement is not effective and the Company either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2). The Company will be required to use its best efforts to keep each Registration Statement effective until all Registrable Shares are sold or may be sold without restriction pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Boustead Warrants

On September 15, 2025, the Company entered into the Termination Agreement with Boustead, relating to termination of the Engagement Letter between the Company and Boustead, pursuant to which, among other things, in exchange for Boustead’s agreement to terminate the Engagement Letter, the Company issued Boustead the Boustead Warrants comprised of (i) a warrant to purchase up to a total of 109,737 shares of Class A Common Stock at an exercise price of $5.40 per share issued on September 15, 2025, and (ii) a warrant to purchase up to 74,074 shares of Class A Common Stock at an exercise price of $5.40 per share issued on April 21, 2026. The Boustead Warrants are immediately exercisable upon issuance and expire five years from the date of issuance. The exercise of the Boustead Warrants will result in the issuance of additional shares of our Class A Common Stock, which will dilute the ownership interests of our existing stockholders.

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Additionally, we agreed to register for resale the shares of Class A Common Stock underlying the Boustead Warrants in our next registration statement filed with the SEC after issuance. This registration statement is intended to include the resale of the shares issuable upon exercise of the Boustead Warrants.

Our Historical Performance

The Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. While we had cash of $2,161,653 (including $1,913,320 of restricted cash) and $2,023,072 (including $1,913,320 of restricted cash) as of June 30, 2026, and December 31, 2025, respectively, we had revenue of $1,440 and $311,344, a net loss of $17,078,045 and $24,283,540, and net cash used in operating activities of $1,812,972 and $4,203,780 for the six months ended June 30, 2026, and the year ended December 31, 2025, respectively. We estimate that we will be able to conduct our planned operations using currently available capital resources for the next two months. We will seek to fund our operations through public offerings, accessing the Credit Facility, private equity offerings, debt financings, and government or other third-party funding. However, the Company may not be able to raise adequate funds for capital expenditures, working capital and other cash requirements from capital markets on acceptable terms, or at all. Advances from an officer or stockholder may likewise be unavailable. The Company’s failure to raise capital as and when needed and generate significantly higher revenues than operating expenses to achieve profitability would impact its going concern status and would have a negative impact on its financial condition and its ability to pursue its business strategy and continue as a going concern. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Going Concern”.

Industry Overview

According to the International Data Corporation, global spending on edge computing solutions is projected to grow from approximately $261 billion in 2025 to $380 billion in 2028, representing a compound annual growth rate of 13.8% (Worldwide Edge Computing Spending Guide, March 2025). This guide quantifies the edge computing market by forecasting enterprise and service provider spending across 22 technology markets, 7 technology domains, 27 enterprise industries, 9 geographic regions, and 24 countries.

Within this environment, we believe RMX is well positioned. Our technology heritage—building efficient video and data pipelines that operate reliably at the edge, on constrained hardware, and across imperfect networks—was developed in conditions that we believe most commercial infrastructure has not encountered. That heritage is the basis for the QuantrusX platform, and the Intelligence Fabric that grows from its deployment, which we are now bringing to enterprise and commercial customers.

Our Products and Services

Our current commercial offering is QuantrusX, an integrated Real-World Intelligence platform designed to be installed at customer sites—such as campuses, facilities, and operational environments—to deliver locally-run intelligence workflows on video, sensor, and structured operational data.

QuantrusX is deployed on Company-owned hardware installed at customer locations, with customers providing site access, power, and integration support; customers receive locally-resident intelligence via a subscription model while the Company retains ownership and the ability to operate, maintain, and continuously improve the platform. As deployments scale, they are designed to collectively form a Company-operated distributed data center—a network of computing hardware physically located at each customer’s site rather than in a remote cloud facilities—connected through the “Intelligence Fabric,” an architectural layer that binds deployments together and is designed to strengthen through use across the deployed base.

The platform incorporates our proprietary video and data-transport technology (developed under the VAST platform), which is intended to provide high-efficiency video handling and operation across low-bandwidth and heterogeneous networks. QuantrusX is supported by deployment, integration, and operator-facing services, including site assessment, configuration, and ongoing platform support, with a design principle that the platform enhances the effectiveness of trained on-site personnel rather than functioning as an autonomous decision-making system.

Our Market Strategy

Our go-to-market focus is enterprise and commercial Real-World Intelligence—physical environments where operations, safety, or continuity depend on the ability to process data and make decisions at the site itself. We are focusing on multi-site enterprise operators, institutional campuses, critical-infrastructure and industrial sites, and other operations-intensive commercial environments. We believe these customers share a common profile: identifiable on-site decision-makers, existing operational budget lines for security, safety, or infrastructure technology, and a growing recognition that centralized cloud-only approaches do not meet their on-site latency, resilience, and privacy requirements. We expect to serve customers through a combination of direct enterprise engagement and strategic technology partnerships. QuantrusX is offered under a platform and services model that includes deployment, integration, and ongoing platform support and provides for fixed-fee, prepaid multi-year subscription arrangements, under which contract consideration is collected at or near contract inception and recognized as revenue ratably over the subscription term.

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Our Competition

The edge computing market we operate in is emerging, and is currently served by a fragmented set of participants, none of which we believe compete with us across our business in its entirety. Nonetheless, RMX competes for enterprise and commercial customer budget with providers whose products may be considered by prospective customers alongside QuantrusX for services such as enterprise physical security and video-management, edge AI and vision-analytics, and managed monitoring and operations services. We believe our top competitors for these services include Verkada, Inc., Ambient.ai, Inc., and Motorola Solutions, Inc. The Company does not compete with general-purpose cloud computing providers or with foundation-model providers; the Company’s focus is delivering Real-World Intelligence at the physical edge, not compute capacity or general-purpose artificial intelligence.

Our Competitive Strengths

We believe that we have competitive strengths, some of which are discussed below, that position us favorably in each aspect of our industry. We believe our key competitive strengths include the following:

●	Built from the Edge Inward. Our platform was developed from the constraints of the physical edge—bandwidth-limited networks, resource-constrained hardware, and the requirement to make information useful on-site—which we believe produces meaningfully different architectural choices than platforms built cloud-first and adapted downward.

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Integrated Video and Data Efficiency. QuantrusX incorporates our proprietary video and data-transport technology as a native capability, which we believe meaningfully affects the total cost, footprint, and reliability of a physical-edge deployment relative to platforms that treat video as an external stream.

●	Field-Validated Technology Heritage. Our underlying technology was subjected to extended field validation across a range of operational environments and network conditions from 2023 through 2025, which established the reliability of the underlying compression and transport technology under demanding conditions and informed the platform architecture we offer commercially today.

●	Deployable at the Site, Owned by the Company. QuantrusX is designed to install and operate at the customer’s site on Company-owned platform hardware, integrating with existing camera, sensor, and IT infrastructure, which we believe provides the latency, resilience, and data-handling characteristics that operational environments require.

●	A Distributed Data Center That Strengthens Through Use. As QuantrusX is deployed across additional customer sites, the aggregate of those deployments is designed to form a Company-operated distributed data center, which we expect will contribute over time to the quality of the intelligence the platform delivers at each site.

●	Human-Operator Alignment. Our design principle is that QuantrusX supports the effectiveness of trained on-site personnel, which we believe is important both to the commercial acceptance of the platform and to the responsible deployment of AI-supported systems in operational environments.

Our Growth Strategies

The key elements of our strategy to expand our business include the following:

●	Expand QuantrusX Deployments Across Enterprise and Commercial Environments. Building on the June 2026 reference deployment, we intend to expand QuantrusX into additional multi-site enterprise, institutional campus, and operations-critical commercial environments, prioritizing customers whose operational characteristics support repeatable deployment.

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●	Deepen the Platform’s Intelligence Capabilities. We intend to continue investing in the platform’s core Real-World Intelligence capabilities, including on-site model refinement, low-latency reasoning within QuantrusX environments, and integration with an expanding range of camera, sensor, and operational data sources.

●	Extend Across Adjacent Physical-Edge Domains. We believe the architectural approach underlying QuantrusX is applicable across a range of physical-edge environments, including industrial operations, critical infrastructure, healthcare facilities, and other operations-intensive commercial contexts, which we intend to expand into over time.

●	Build Strategic Technology Partnerships. We intend to broaden the platform’s deployment footprint through partnerships with hardware, infrastructure, and channel partners.

●	Pursue International Opportunities Pragmatically. While our near-term commercial focus is the United States, Real-World Intelligence is not a geographically bounded category, and we believe the operational conditions that make QuantrusX useful are present in enterprise and commercial environments internationally; therefore, we intend to take a pragmatic approach to international expansion, evaluating and pursuing international business opportunities as they present themselves. The Company has not, as of the date of this prospectus, committed to specific international market entries or specific international revenue targets.

Reverse Stock Split

On July 22, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change, pursuant to Nevada Revised Statutes 78.209, to effect a one-for-three (1-for-3) reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Class A Common Stock and Class B Common Stock. The Reverse Split was effective as of 5:00 p.m. Eastern Time on July 24, 2026.

As a result of the Reverse Split, each three (3) pre-split shares of Class A Common Stock or Class B Common Stock outstanding automatically combined into one (1) new share of Class A Common Stock or Class B Common Stock without any action on the part of the holders, and the number of authorized shares was reduced to 66,666,666 shares of common stock, consisting of 65,466,666 shares of Class A Common Stock and 1,200,000 shares of Class B Common Stock. The number of shares of preferred stock that the Company is authorized to issue was not impacted. As a result of the Reverse Split, the number of outstanding shares of Class A Common Stock was reduced from 30,045,216 to approximately 10,015,196 and the number of outstanding shares of Class B Common Stock was reduced from 1,000,000 to approximately 333,334.

The Reverse Split was effected in order to increase the price per share of the Class A Common Stock to improve the marketability and liquidity. Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the Reverse Split.

Recent Developments

On July 22, 2026, we conducted a closing of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into a subscription agreement with an accredited investor as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreement, we sold 1 unit at a price of $25,000 per unit for gross proceeds of $25,000 and issued 16,667 warrants with an exercise price of $1.50 per share.

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On July 24, 2026, we executed the one-for-three (1-for-3) reverse stock split as described above.

On August 14, 2026, and August 18, 2026, we conducted closings of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we sold 14.55 units at a price of $25,000 per unit for gross proceeds of $363,750 and issued 242,500 warrants with an exercise price of $1.50 per share.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Multi-Class Structure

Under our articles of incorporation, we are authorized to issue two classes of common stock, Class A Common Stock and Class B Common Stock, and any number of classes of preferred stock, from which we have designated Series X Preferred Stock, a high vote series of preferred stock. Class A Common Stock is entitled to one vote per share on proposals requiring or requesting stockholder approval, Class B Common Stock is entitled to one hundred votes on any such matter, and Series X Preferred Stock is entitled to fifteen thousand votes on any such matter. A share of Class B Common Stock or Series X Preferred Stock may be voluntarily converted into a share of Class A Common Stock. A transfer of a share of Class B Common Stock will result in its automatic conversion into a share of Class A Common Stock upon such transfer, subject to certain exceptions, including that the transfer of a share of Class B Common Stock to another holder of Class B Common Stock will not result in such automatic conversion. Class A Common Stock is not convertible. Other than as to voting and conversion rights, the Company’s Class A Common Stock and Class B Common Stock have the same rights and preferences and rank equally, share ratably and are identical in all respects as to all matters. The Series X Preferred Stock is not entitled to preferences upon liquidation, dividends, participation or redemption rights and cannot be transferred by the original holder.

The selling stockholders named in this prospectus are offering shares of Class A Common Stock. Makena Investment Advisors, LLC, which is beneficially owned by Michael Chermak, our Executive Chairman, Secretary, Treasurer, and director, owns 333,334 shares of our outstanding Class B Common Stock, which amounts to 33,333,400 votes. Karl Kit, our Chief Executive Officer, President, and director, owns 6,000 shares of our outstanding Series X Convertible Stock, which amounts to 90,000,000 votes. As of the date of this prospectus, there are 10,015,196 shares of Class A Common Stock outstanding representing voting power of 10,015,196 votes, 333,334 shares of Class B Common Stock outstanding representing voting power of 33,333,400 votes, and 6,000 shares of Series X Preferred Stock outstanding representing voting power of 90,000,000 votes. As a result, out of a total of 10,348,530 shares of outstanding common stock and 6,000 shares of outstanding Series X Preferred Stock representing total voting power of 133,348,596 votes, the holders of our Class B Common Stock and Series X Preferred Stock control approximately 94.5% of the voting power as of the date of this prospectus. This concentrated control may limit or preclude the ability of others to influence corporate matters including significant business decisions for the foreseeable future.

Corporate History and Structure

RMX Industries, Inc. (formerly Reticulate Micro, Inc.) was incorporated on June 23, 2022, under the laws of the State of Nevada. EdWare LLC, a Delaware limited liability company, was formed on June 15, 2020. On December 30, 2022, EdWare was acquired by us from its sole member and became our wholly-owned subsidiary. On February 21, 2025, we established RMX Industries Inc., a Texas corporation, a 50/50 joint venture company with K2 Endeavor DMCC, which we fully acquired through a share exchange on April 15, 2025, making it our wholly-owned subsidiary. On August 1, 2025, we changed our corporate name to RMX Industries, Inc. Our principal executive offices are located at 4514 Cole Ave, Ste. 600, Dallas, TX 75205, and our telephone number is (866) 706-4276. We maintain a website at https://rmx.io/. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

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The Offering

Class A Common Stock offered by the selling stockholders:	This prospectus relates to 3,954,182 shares of Class A Common Stock that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

● 66,667 shares of Class A Common Stock held by JAK;

● up to 3,703,704 of the shares of Class A Common Stock by JAK issuable upon the conversion of JAK Notes issued to JAK pursuant to the JAK Purchase Agreement, subject to applicable limitations or restrictions; and

● up to 183,811 shares of Class A Common Stock by Boustead issuable upon exercise of the Boustead Warrants.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding Class A Common Stock by the selling stockholders. Assuming the full exercise of the Boustead Warrants for cash, we will receive gross proceeds of $992,579.40.

Risk factors:	Investing in our Class A Common Stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 before deciding to invest in our Class A Common Stock.

Trading market and symbol:	Our Class A Common Stock is quoted on OTCQB under the symbol “RMXI”. We have applied to uplist our Class A Common Stock on NYSE American; however, the approval of any such uplisting is not a condition to this offering, and this offering will proceed regardless of whether NYSE American approves our application.

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Summary Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary financial data as of and for the six months ended June 30, 2026 and 2025 are derived from our reviewed financial statements included elsewhere in this prospectus. Our summary financial data as of and for the years ended December 31, 2025 and 2024 are derived from our audited financial statements included elsewhere in this prospectus. All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Six Months Ended June 30,		Years Ended December 31,
Statements of Operations Data	2026	2025	2025	2024
Revenue	$1,440	$38,792	$311,344	$137,646
Cost of sales	-	15,371	30,324	36,786
General and administrative	3,520,093	5,762,172	444,049	531,091
Payroll, compensation and benefits	1,262,109	1,983,251	5,847,145	4,213,978
Professional services	1,918,842	3,234,499	5,793,766	3,815,955
Marketing and advertising	93,467	337,794	454,291	631,479
Research and development	174,127	158,319	245,579	849,542
Total operating expenses	3,694,220	5,921,491	12,784,830	10,042,045
Loss from operations	(3,694,220)	(5,921,491)	(12,503,810)	(9,941,185)
Other income (expense)	(13,385,265)	(1,766,167)	(11,779,730)	(354,661)
Net loss	$(17,078,045)	$(7,664,237)	$(24,283,540)	$(10,295,846)

	As of June 30,	As of December 31,
Balance Sheet Data	2026	2025	2024
Cash, cash equivalents and restricted cash	$2,161,653	$2,023,072	$396,870
Total current assets	2,191,667	2,024,173	413,181
Total assets	35,874,283	32,192,849	605,785
Total current liabilities	5,147,686	5,789,451	881,337
Total liabilities	5,205,761	5,845,306	914,388
Total stockholder’s equity (deficit)	30,668,522	26,347,543	(308,603)
Total liabilities and stockholder’s equity	$35,874,283	$32,192,849	$605,785

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Summary of Risk Factors

An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	We have a limited operating history, which may make it difficult to evaluate our business and prospects.

●	Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern in its report.

●	If we fail to properly manage our anticipated growth, our business could suffer.

●	Our success depends in large part on the continuing efforts of a few individuals and our ability to attract, retain and motivate new personnel to expand our operations.

●	If we are unable to maintain, train and build an effective sales and marketing infrastructure, we will not be able to commercialize and grow our brand successfully.

●	We will require additional financing to accomplish our business strategy.

●	Our success depends on the reception by market for our technology products.

●	We face significant competition.

●	If we do not build brand awareness and brand loyalty, our business may suffer.

●	Supply limitations may adversely affect our operations.

●	If we fail to develop or protect our intellectual property adequately, our business could suffer.

●	Our products could become obsolete.

●	Our initial product introductions could result in increased costs in the future.

●	We may face risks associated with our use of certain artificial intelligence and machine learning models.

●	Our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems.

●	Current and future legal action would cause our costs to increase.

●	COVID-19 or another pandemic, epidemic, or outbreak of an infectious disease may cause a material adverse effect on our business.

Risks Related to Government Regulation and Being a Public Company

●	We are subject to governmental regulations, which can change, and any failure to comply with these regulations may have a material negative effect on our business and results of operations.

●	We are subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution and sale of our products, in addition to laws and governmental regulations that may be adopted in the future.

●	Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

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●	The requirements of being a public company may strain our resources.

●	We have incurred and expect to continue to incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives and corporate governance practices.

●	If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

●	Our management team has limited experience managing a public company.

●	Industry and other market data used in this prospectus or in periodic reports that we may in the future file with the SEC, including those undertaken by us or our engaged consultants, may not prove to be representative of current and future market conditions or future results.

Risks Related to This Offering and Ownership of Our Class A Common Stock

●	Our multi-class voting structure has the effect of concentrating the voting control to holders of our Class B Common Stock and Series X Preferred Stock, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these stockholders. It may also adversely affect the trading market for our Class A Common Stock due to exclusion from certain stock market indices.

●	Investors who buy shares at different times will likely pay different prices.

●	Our Class A Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

●	Our Class A Common Stock is quoted on OTCQB, which may limit the liquidity and price of our securities and make it more difficult for investors to sell their shares.

●	We may not be able to uplist to NYSE American nor maintain a listing of our Class A Common Stock on NYSE American.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

●	We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

●	We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

●	We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

●	We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

●	Nevada law and our charter documents provide our directors and officers with broad protection from liability, which could reduce stockholder rights.

●	Substantial future sales or issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the perception in the public markets that these sales or issuances may occur, may depress our stock price. Also, future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

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RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in the subscription package, before purchasing our Class A Common Stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a limited operating history, which may make it difficult to evaluate our business and prospects.

The Company is an early, startup stage entity with limited operating history. The Company only has nominal cash as of the date of commencement of this offering. The revenue and income potential of the Company’s business and market are unproven. This makes an evaluation of the Company and its prospects difficult and highly speculative. There can be no assurances that: (a) the Company will be able to develop products or services on a timely and cost effective basis; (b) the Company will be able to generate any increase in revenues; (c) the Company will have adequate financing or resources to continue operating its business and to provide services to customers; (d) the Company will earn a profit; (e) the Company can raise sufficient capital to support operations by attaining profitability; or (f) the Company can satisfy future liabilities.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern in its report.

We had minimal cash as of June 30, 2026 and December 31, 2025, and had net losses for the six months ended June 30, 2026 and the year ended December 31, 2025. While we had cash of $2,161,653 (including $1,913,320 of restricted cash) and $2,023,072 (including $1,913,320 of restricted cash) as of June 30, 2026, and December 31, 2025, respectively, we had revenue of $1,440 and $311,344, a net loss of $17,078,045 and $24,283,540, and net cash used in operating activities of $1,812,972 and $4,203,780 for the six months ended June 30, 2026, and the year ended December 31, 2025, respectively. We will seek to fund our operations through public offerings, private equity offerings, debt financings, and government or other third-party funding. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would impact our going concern status and would have a negative impact on our financial condition and our ability to pursue our business strategy and continue as a going concern. Management’s plans to address this need for capital through public offerings and private placement offerings are discussed elsewhere in this prospectus. We cannot assure you that our plans to raise sufficient capital will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we fail to properly manage our anticipated growth, our business could suffer.

The planned growth of our commercial operations may place a significant strain on our management and on our operational and financial resources and systems. To manage growth effectively, we will need to maintain a system of management controls, and attract and retain qualified personnel, as well as develop, train and manage management-level and other employees. Failure to manage our growth effectively could cause us to over-invest or under-invest in infrastructure, and result in losses or weaknesses in our infrastructure, which could have a material adverse effect on our business, results of operations, financial condition and cash flow. Any failure by us to manage our growth effectively could have a negative effect on our ability to achieve our development and commercialization goals and strategies.

Our success depends in large part on the continuing efforts of a few individuals and our ability to attract, retain and motivate new personnel to expand our operations.

We depend substantially on the continued services and performance of our existing management team and there is no guarantee that they will continue to be employed by us in the future. The loss of services of any of our non-long term current management team could hurt our business and our financial condition, and results of operations could suffer. Our success also will depend on our ability to attract, hire, train, retain and motivate other skilled technical, managerial, sales and marketing, and business development personnel. Competition for such personnel is intense. If we fail to successfully attract, assimilate and retain a sufficient number of qualified technical, managerial, sales and marketing, business development and administrative personnel, our ability to manage, maintain and expand our business could suffer.

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If we are unable to maintain, train and build an effective sales and marketing infrastructure, we will not be able to commercialize and grow our brand successfully.

As we grow, we may not be able to secure sales personnel or organizations that are adequate in number or expertise to successfully market and sell our brand and products on a global scale. If we are unable to expand our sales and marketing capability, train our sales force effectively or provide any other capabilities necessary to commercialize our brand, we will need to contract with third parties to market and sell our brand. If we are unable to establish and maintain compliant and adequate sales and marketing capabilities, we may not be able to increase our revenue, may generate increased expenses, and may not continue to be profitable.

We will require additional financing to accomplish our business strategy.

We require substantial working capital to fund our business development plans, and we expect to experience significant negative cash flow from operations for at least the next six (6) to eighteen (18) months. Depending upon sales volume generated by our business during that time, we also anticipate the possibility of having to raise additional funds in order to achieve our plans and accomplish our immediate and longer-term business strategy. These additional funds likely will be raised through the issuance of Company’s securities in debt and/or equity financings. If we are unable to raise these additional funds on terms acceptable to us, we will be required to limit our expenditures for continuing our product development activities and expanding our sales and marketing operations, reduce our work force, or find alternatives to fund our business on terms that are not as favorable to the Company. Any such actions would impair our product development and expansion plans, reduce potential revenues, increase operating losses, and adversely affect the value of the Company.

Our success depends on the reception by market for our technology products.

Our ability to generate revenues will depend significantly on our ability to attract a sufficient number of users of the Company’s QuantrusX products. If we are unable to successfully market our products to our target markets and gain a sufficient number of users, any future revenues will be significantly impacted. In addition, any factors adversely affecting the demand for, or market acceptance of, our products could materially reduce our revenues and result in adverse market perceptions of our Company and its products.

We face significant competition.

We believe that our success will depend heavily upon achieving market acceptance of our products before our competitors introduce more advanced competing products. Current and new competitors, however, may be able to develop and introduce better or more desirable products in advance of us or at a lower cost. In addition, some of our current and potential competitors have longer and/or more established operating histories, greater industry experience, greater name recognition, established customer bases, and significantly greater financial, technical, marketing and other resources than we do. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and regulations, and our competitors’ innovations by continually working to improve the design of our products, enhancing our products, as well as improving and increasing our marketing and distribution channels. Increased competition could result in a decrease in the desirability of our products, a decrease in the use of our products by customers, loss of market share and brand recognition, and a reduction in the projected revenues from our products. We cannot assure you that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, operating results and financial condition.

If we do not build brand awareness and brand loyalty, our business may suffer.

Due in part to the substantial resources available to many of our competitors, our opportunity to achieve and maintain a significant market share may be limited. The importance of brand recognition will increase as competition in our market increases. Successfully promoting and positioning of our brand will depend largely on the effectiveness of our marketing efforts, our ability to offer reliable and desirable products at competitive rates, and customer perceptions of the value of our products. If our planned marketing efforts are ineffective or if customer perceptions change, we may need to increase our financial commitment to creating and maintaining brand awareness and loyalty among customers, which could divert financial and management resources from other aspects of our business or cause our operating expenses to increase disproportionately to our revenues. This would cause our business and operating results to suffer.

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Supply limitations may adversely affect our operations.

Our business strategy depends, to a significant extent, on the availability of relatively stable prices for costs of creative and technical contract workers used in the design, update and creation of our products. As a small company, we may not have much leverage in dealing with these third parties with respect to timeliness of delivery, costs, or quality or quantity of supplies or services. Our inability to acquire quality supplies or services in sufficient quantity and/or on a timely and/or cost-effective basis could materially adversely affect our financial performance.

If we fail to develop or protect our intellectual property adequately, our business could suffer.

We have developed, and may attempt to develop, certain intellectual property of our own, but cannot assure that we will be able to obtain exclusive rights in trade secrets, patents, trademark registrations and copyright registrations. At this time, we are unsure of what types of future intellectual property might be developed. The cost of developing, applying for and obtaining such enforceable rights is expensive. Even after such enforceable rights are obtained, there are significant costs for maintaining and enforcing them. We may lack the resources to put in place exclusive protection and enforcement efforts. Our failure to obtain or maintain adequate protection of its intellectual property rights for any reason could have a material adverse effect on its business, financial condition and results of operations.

We may seek to enforce our intellectual property rights on others through litigation. Our claims, even if meritorious, may be found invalid or inapplicable to a party we believe infringes or has misappropriated its intellectual property rights. In addition, litigation can:

●	be expensive and time consuming to prosecute or defend;

●	result in a finding that we do not have certain intellectual property rights or that such rights lack sufficient scope or strength;

●	divert management’s attention and resources; or

●	require us to license its intellectual property.

The Company cannot be certain of the outcome of any litigation. Any royalty or licensing agreement, if required, may not be available to the Company on acceptable terms or at all. The Company’s failure to obtain the necessary licenses or other rights could prevent the development or distribution of the Company’s products and services and, therefore, could have a material adverse effect on the Company’s business.

We may rely on trademarks or service marks to establish a market identity for its products or services. To maintain the value of our trademarks or service marks, we might have to file lawsuits against third parties to prevent them from using marks confusingly similar to or dilutive of our registered or unregistered trademarks or service marks. We also might not obtain registrations for its pending or future trademark or service marks applications, and might have to defend its registered trademark or service marks and pending applications from challenge by third parties. Enforcing or defending our registered and unregistered trademarks or service marks might result in significant litigation costs and damages, including the inability to continue using certain marks.

The laws of foreign countries in which we may contemplate doing business in the future may not recognize intellectual property rights or protect them to the same extent as do the laws of the United States. Adverse determinations in a judicial or administrative proceeding could prevent us from offering or providing our products or services or prevent us from stopping others from offering or providing competing services, and thereby have a material adverse effect on our business, financial condition, and results of operations.

Our products could become obsolete.

Technological obsolescence of our technologies and products is always a possibility. There is no assurance that our competitors will not succeed in developing related products using similar processes and marketing strategies, or that they will not develop technologies and products that are more effective than any which we are developing or will develop. Our ability to compete will depend on the continued timely enhancement and development of technologies and products. There is no assurance that we will be able to keep pace with technological developments or that our products will not become obsolete.

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Our initial product introductions could result in increased costs in the future.

Because we are still in the initial phase of introducing our QuantrusX products to the market, we do not know whether there will be design defects or problems with programming, which we are not currently aware of but which could be identified by our customers, which problems could delay future sales, or result in product redesign, recall or repair, and, ultimately, loss of market share, and any of which could have a material adverse effect on our financial performance.

We may face risks associated with our use of certain artificial intelligence and machine learning models.

Our business utilizes artificial intelligence and machine learning technologies to add AI-based applications to our products and to drive efficiencies in our business. As with many technological innovations, artificial intelligence presents risks and challenges that could affect its adoption, and therefore our business. Our products and services utilize machine learning algorithms, predictive analytics, and other artificial intelligence technologies. If these artificial intelligence or machine learning models are incorrectly designed, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws or contracts to which we are a party.

Additionally, we are making, and plan to make in the future, investments in adopting artificial intelligence and machine learning technologies across our business. Artificial intelligence and machine learning technologies are complex and rapidly evolving, and we face significant competition from other companies in our industry as well as an evolving regulatory landscape. These efforts, including the introduction of new products or changes to existing products, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. Changes to existing regulations, their interpretation or implementation or new regulations could impede our use of artificial intelligence and machine learning technology, and also may increase our estimated costs in this area. In addition, market acceptance of artificial intelligence and machine learning technologies is uncertain, and we may be unsuccessful in our product development efforts. Any of these factors could adversely affect our business, financial condition, and results of operations.

Our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our customers, support them and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware or software failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain significant inaccuracies. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact our participants and providers and hinder our ability to provide services, retain and attract participants, manage our participant risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Current and future legal action would cause our costs to increase.

There are presently no legal actions pending against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated. However, any legal action in the future will result costs of defense that would be variable and would be expected to increase as compared to historic legal expenses incurred by the Company. Additionally, the Company anticipates a general increase in legal counsel cost going forward due to the increased compliance costs of the legal work that may be necessary for implementing the Company’s business plan of expansion.

COVID-19 or another pandemic, epidemic, or outbreak of an infectious disease may cause a material adverse effect on our business.

On March 11, 2020, the World Health Organization declared the novel coronavirus COVID-19 a global pandemic and recommended containment and mitigation measures worldwide.

The spread of COVID-19 adversely impacted global economic activity and contributed to significant volatility and negative pressure in financial markets. The pandemic has resulted, and any future resurgence or another pandemic may continue to result, in a significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity. Any global deterioration in economic conditions, which may have an adverse impact on discretionary consumer spending or investing, could also impact our business and demand for our services. For instance, consumer spending and investing may be negatively impacted by general macroeconomic conditions, including a rise in unemployment, and decreased consumer confidence resulting from a resurgence or another pandemic. Changing consumer and investor behaviors as a result of any pandemic may also have a material impact on our revenue.

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As a result of a resurgence in COVID-19, or another pandemic, epidemic, or outbreak of an infectious disease, our business could be subject to additional governmental regulations, including updated COVID-19 protocols, which could have a material impact on our business. We expect that government and health authorities may announce new or extend existing restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees were suspected of having COVID-19 or another infectious disease, which could require quarantine of some or all such employees or closure of our facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 or another pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows. To the extent COVID-19 or another pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Risks Related to Government Regulation and Being a Public Company

We are subject to governmental regulations, which can change, and any failure to comply with these regulations may have a material negative effect on our business and results of operations.

We are subject to substantial governmental regulations affecting our business. These include, but are not limited to, data privacy and protection laws, regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy and security of personal information. The variety of laws and regulations governing data privacy and protection, and the use of the internet as a commercial medium are rapidly evolving, extensive, and complex, and may include provisions and obligations that are inconsistent with one another or uncertain in their scope or application.

In the ordinary course of our business, we might collect and store in our internal and external data centers, cloud services and networks sensitive data, including our proprietary business information and that of our customers, suppliers and business collaborators, as well as personal information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. The number and sophistication of attempted attacks and intrusions that companies have experienced from third parties has increased over the past few years. Despite our security measures, it is impossible for us to eliminate this risk.

A number of U.S. states have enacted data privacy and security laws and regulations that govern the collection, use, disclosure, transfer, storage, disposal, and protection of personal information, such as social security numbers, financial information and other sensitive personal information. For example, all 50 states and several U.S. territories now have data breach laws that require timely notification to affected individuals, and at times regulators, credit reporting agencies and other bodies, if a company has experienced the unauthorized access or acquisition of certain personal information. Other state laws, such as the California Consumer Privacy Act, as amended, or the CCPA, among other things, contain disclosure obligations for businesses that collect personal information about residents in their state and affords those individuals new rights relating to their personal information that may affect our ability to collect and/or use personal information. Effective January 1, 2023, we will also become subject to the California Privacy Rights Act, which expands upon the consumer data use restrictions, penalties and enforcement provisions under the CCPA, and Virginia’s Consumer Data Protection Act, another comprehensive data privacy law. Effective July 1, 2023, we became subject to the Colorado Privacy Act and Connecticut’s An Act Concerning Personal Data Privacy and Online Monitoring, which are also comprehensive consumer privacy laws. Effective December 31, 2023, we became subject to the Utah Consumer Privacy Act, regarding business handling of consumers’ personal data. Additionally, comprehensive privacy laws in Delaware, Florida, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee and Texas took effect in 2024, 2025 and 2026, expanding consumer data protection requirements. Further, there are several legislative proposals in the United States, at both the federal and state level, that could impose new privacy and security obligations. We cannot yet determine the impact that these future laws and regulations may have on our business.

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New and evolving regulations and compliance standards for cybersecurity, data protection, privacy, and internal IT controls are often created in response to a major cyberattack and will increasingly impact organizations like our company. The fear of non-compliance, failed audits, and material findings may compel us to spend more to ensure we are in compliance, which may result in costly, one-off implementations to mitigate potential fines or reputational damage. The high costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, has elevated this topic from the IT organization to the executive and board level. We may therefore spend additional time and money ensuring we will meet possible or unforeseeable future data protection regulations.

Our business is, and may in the future be, subject to a variety of laws and regulations, including working conditions, labor, immigration and employment laws, and health, safety and sanitation requirements. We are unable to predict the outcome or effects of any potential legislative or regulatory proposals on our business. Any changes to the legal and regulatory framework applicable to our business could have an adverse impact on our business and results of operations.

Our failure to comply with applicable governmental laws and regulations, or to maintain necessary permits or licenses, could result in liability that could have a material negative effect on our business and results of operations.

Our business may be materially impacted by government actions taken in response to another pandemic. See “Risks Related to Our Business and Industry—COVID-19 or another pandemic, epidemic, or outbreak of an infectious disease may cause a material adverse effect on our business.”

We are subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution and sale of our products, in addition to laws and governmental regulations that may be adopted in the future.

We manufacture and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where we develop, manufacture and assemble our products, as well as the locations where we sell our products. In addition, chipset solution technology is subject to considerable regulatory uncertainty as the law evolves to catch up with the rapidly evolving nature of the technology itself, all of which are beyond our control.

The industry may become subject to increased legislation and regulation. Further, the legislation or regulations in different countries may impose different standards, which may be conflicting. Any legislation or regulations which impose standards, or which impose liability is likely to increase our manufacturing cost as well as the cost of compliance. Among other things, certain applicable laws and regulations require or may in the future require the submission of annual reports to the certain governmental agencies certifying that such products comply with applicable performance standards, the maintenance of manufacturing, testing, and distribution records, and the reporting of certain product defects to such regulatory agency or consumers. If our products fail to comply with applicable regulations, we and/or our products could be subjected to a variety of enforcement actions or sanctions, such as product recalls, repairs or replacements, warning letters, untitled letters, safety alerts, injunctions, import alerts, administrative product detentions or seizures, or civil penalties. The occurrence of any of the foregoing could harm our business, results of operations, and financial condition.

Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

Our current and potential future operations and sales subject us to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission has adopted the General Data Protection Regulation and California recently enacted the CCPA, both of which provide for potentially material penalties for non- compliance. These regulations may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. While, generally, we do not have access to, collect, store, process, or share information collected by its solutions unless its customers choose to proactively provide such information to it, our products may evolve both to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time.

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We may also be affected by cyberattacks and other means of gaining unauthorized access to its products, systems, and data. For instance, cyber criminals or insiders may target us or third parties with which it has business relationships in an effort to harm them or their proper use, or the data stored in them, resulting in direct and indirect damages, including disruption, interruption or severance of operations, ransomware, leaks and data loss, theft of property, espionage, harm to reputation, harm to public trust and rehabilitation expenses. We work to prevent and reduce exposure to the risk of cyberattacks, with strategies including use of information security systems, assimilation of a culture of data security (including training for managers and employees), refinement and adjustment of procedures, internal control programs, and auditing and support with the assistance of experts in the field.

Our operations are rich in technology and computing and may be exposed to risks related to the stability of the information systems, their compatibility with the scope of its operations, information security, technical failures, overload of system servers and the like. Impairment of the stability of computer systems and inability on our part to return our systems to normal operation within a reasonable timeframe, or the lack of technological ability to meet commitments or the expectations of potential customers and strategic partners, may damage our reputation and harm our business outcomes.

We are assessing the continually evolving privacy and data security regimes and measures it believes are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like ours, it may need to update or enhance its compliance measures as its products, markets and customer demands further develop and these updates or enhancements may require implementation costs. The compliance measures we adopt may prove ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyberattacks, or improper access to, use of, or disclosure of data, or any security issues or cyberattacks affecting us, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on its reputation and brand, loss of proprietary information and data, disruption to its business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.

The requirements of being a public company may strain our resources.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and, if we are successful in uplisting, the listing standards of NYSE American. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. Management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results.

The Exchange Act requires that our company file annual, quarterly, and current reports with respect to our businesses, financial condition, and results of operations. In addition, we must establish the corporate infrastructure necessary for operating a public company, which may divert our management’s attention from implementing our growth strategy, which could delay or slow the implementation of our business strategies, and in turn negatively impact our company’s financial condition and results of operations.

We have incurred and expect to continue to incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives and corporate governance practices.

As a public company, we have incurred and expect to continue to incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of NYSE American if we are successful in uplisting, and other applicable securities rules and regulations impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel are required to, and have, devoted a substantial amount of time towards maintaining compliance with these requirements. These requirements have increased our legal and financial compliance costs and have made some activities more time-consuming and costly, such as obtaining director and officer liability insurance. We expect that we may need to hire additional accounting, finance and other personnel in connection with our continued efforts to comply with these requirements. Additionally, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

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If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

Our current internal controls and any new controls that we develop may be inadequate or become inadequate because of changes in conditions in our business or changes in the applicable laws, regulations and standards. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results, cause us to fail to meet our reporting obligations, result in a restatement of our financial statements for prior periods or adversely affect the results of management evaluations and independent registered public accounting firm audits of our internal control over financial reporting that we will or may eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to uplist to, or remain listed on, NYSE American.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition and results of operations.

Industry and other market data used in this prospectus or in periodic reports that we may in the future file with the SEC, including those undertaken by us or our engaged consultants, may not prove to be representative of current and future market conditions or future results.

This prospectus includes or refers to, and periodic reports that we may in the future file with the SEC may include or refer to, statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties and surveys and studies that we undertook ourselves regarding the market potential for our current services. Although we believe that such information has been obtained from reliable sources, the sources of such data have not guaranteed the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. The results of this data represent various methodologies, assumptions, research, analysis, projections, estimates, composition of respondent pool, presentation of data and adjustments, each of which may ultimately prove to be incorrect, and cause actual results and market viability to differ materially from those presented in any such report or other materials.

Risks Related to This Offering and Ownership of Our Class A Common Stock

Our multi-class voting structure has the effect of concentrating the voting control to holders of our Class B Common Stock and our Series X Preferred Stock, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these stockholders. It may also adversely affect the trading market for our Class A Common Stock due to exclusion from certain stock market indices.

We adopted a multi-class voting structure such that our common stock consists of Class A Common Stock and Class B Common Stock, and we are authorized to issue any number of classes of preferred stock, from which we have designated Series X Preferred Stock, a high vote series of preferred stock. Class A Common Stock is entitled to one vote per share on proposals requiring or requesting stockholder approval, Class B Common Stock is entitled to one hundred votes on any such matter, and Series X Preferred Stock is entitled to fifteen thousand votes on any such matter.

The selling stockholders named in this prospectus are offering shares of Class A Common Stock. Makena Investment Advisors, LLC, which is beneficially owned by Michael Chermak, our Executive Chairman, Secretary, Treasurer, and director, owns 333,334 shares of our outstanding Class B Common Stock, which amounts to 33,333,400 votes. Karl Kit, our Chief Executive Officer, President, and director, owns 6,000 shares of our outstanding Series X Convertible Stock, which amounts to 90,000,000 votes. As of the date of this prospectus, there are 10,015,196 shares of Class A Common Stock outstanding representing voting power of 10,015,196 votes, 333,334 shares of Class B Common Stock outstanding representing voting power of 33,333,400 votes, and 6,000 shares of Series X Preferred Stock outstanding representing voting power of 90,000,000 votes. As a result, out of a total of 10,348,530 shares of outstanding common stock and 6,000 shares of outstanding Series X Preferred Stock representing total voting power of 133,348,596 votes, the holders of our Class B Common Stock and Series X Preferred Stock control approximately 94.5% of the voting power as of the date of this prospectus.

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Therefore, Michael Chermak and Karl Kit have the ability to control the outcome of most matters requiring stockholder approval, including:

●	the election of our board of directors and, through our board, decision making with respect to our business direction and policies, including the appointment and removal of our officers;

●	mergers, de-mergers and other significant corporate transactions;

●	changes to our articles of incorporation; and

●	our capital structure.

This voting control and influence may discourage transactions involving a change of control of the Company, including transactions in which you, as a holder of our Class A Common Stock, might otherwise receive a premium for your shares.

FTSE Russell has implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices to exclude companies with multiple classes of shares of stock from being added to such indices. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, our multi-class structure with our dual class common stock and our high vote Series X Preferred Stock may prevent the inclusion of the Class A Common Stock in such indices and may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Common Stock. Any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Common Stock.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The selling stockholders may sell the shares being offered by means of this prospectus at different times and at different prices.

Our Class A Common Stock is quoted on OTCQB, which may limit the liquidity and price of our securities and make it more difficult for investors to sell their shares.

Our Class A Common Stock is currently quoted on OTCQB under the symbol “RMXI”, which is a significantly less liquid and more volatile market than a national securities exchange, such as the NYSE American or Nasdaq. Quotation on OTCQB does not impose the same quantitative or corporate governance standards required for listing on a national exchange. As a result, investors may find it more difficult to obtain accurate quotations and pricing for our Class A Common Stock, and trading volume may be limited. This reduced liquidity may also make it more difficult for investors to sell their shares at desired prices or within the timeframe they prefer. Furthermore, because our shares are traded on an over-the-counter market, broker-dealers may be less willing to make a market in our shares, which may also negatively impact the market price and liquidity of our Class A Common Stock. We have applied to uplist our Class A Common Stock on NYSE American; however, there are no guarantees that we will be successful. The approval of any such uplisting is not a condition to this offering, and this offering will proceed regardless of whether NYSE American approves our application. Any uplisting is likewise not conditioned on the effectiveness of this registration statement and may occur before or after such effectiveness. Even if our Class A Common Stock is approved for uplisting on NYSE American, a liquid public market for our Class A Common Stock may not develop.

We may not be able to uplist to NYSE American nor maintain a listing of our Class A Common Stock on NYSE American.

We have applied to uplist our Class A Common Stock on NYSE American; however, there are no guarantees that we will be successful. The approval of any such uplisting is not a condition to this offering, and this offering will proceed regardless of whether NYSE American approves our application. Any uplisting is likewise not conditioned on the effectiveness of this registration statement and may occur before or after such effectiveness. Assuming that our Class A Common Stock are uplisted on NYSE American, we must meet certain financial and liquidity criteria to maintain such listing. If we violate NYSE American’s listing requirements, or if we fail to meet any of NYSE American’s listing standards, our Class A Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A Common Stock from NYSE American may materially impair our stockholders’ ability to buy and sell our Class A Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A Common Stock. The delisting of our Class A Common Stock could significantly impair our ability to raise capital and the value of your investment.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our Class A Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Common Stock or publishes inaccurate or unfavorable research about our business, the market price for our Class A Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Common Stock to decline.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Class A Common Stock. Accordingly, investors must be prepared to rely on sales of their Class A Common Stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Class A Common Stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our stockholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our ordinary shares less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our ordinary shares.

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We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Class A Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under NYSE American rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on NYSE American. For example, a smaller reporting company is only required to maintain an audit committee of at least two independent directors. If we are successful in uplisting, we have not yet determined to avail ourselves of any exemptions from NYSE American requirements that are or may be afforded to smaller reporting companies, and while we will seek to maintain our shares on NYSE American if we are successful in uplisting, we may elect to rely on any or all of them. By electing to utilize any such exemptions, our company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, our stock price may suffer, and there is no assurance that we will be able to continue to meet all continuing listing requirements of NYSE American from which we will not be exempt, including minimum stock price requirements.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our articles of incorporation and bylaws require us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. We are also required to advance the costs of certain legal defenses upon the indemnitee undertaking to repay such expenses to the extent it is determined that such person was not entitled to indemnification of such expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors, or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

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Nevada law and our charter documents provide our directors and officers with broad protection from liability, which could reduce stockholder rights.

We are incorporated under the laws of the State of Nevada. Nevada law provides directors and officers with broader discretion in the discharge of their duties, and greater protection from liability, than directors and officers of corporations incorporated in many other states. Except in cases of intentional misconduct, fraud, or a knowing violation of law, Nevada law generally provides that directors and officers are not personally liable to the corporation or its stockholders. As a result, stockholders may have more limited rights to challenge actions of our directors and officers, even when they believe those actions are not in their best interests. This limitation on liability could reduce the likelihood of derivative litigation against our directors and officers and may discourage or prevent stockholders from bringing a lawsuit, even in instances where they believe that directors or officers have acted improperly.

Substantial future sales or issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the perception in the public markets that these sales or issuances may occur, may depress our stock price. Also, future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

The conversion or exercise of our outstanding convertible or exercisable securities and resale of the underlying common stock, and any other future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, would result in a decrease in the ownership percentage of existing stockholders, i.e., dilution, which may cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances, conversions, or exercises of our securities, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities are likely to occur, or the perception that holders of securities convertible or exercisable for common stock are likely to sell their securities, could adversely affect the market price of our common stock. The effect of such dilution may be magnified as to all shares that are not or may eventually not be subject to restrictions on resale as enumerated below.

We also expect that significant additional capital may be needed in the future beyond that raised in this offering to continue our planned operations, including expanding research and development, hiring new personnel, marketing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders. In addition, any additional preferred stock, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

In the event that the market price of shares of our Class A Common Stock drops significantly when the restrictions on resale by our existing stockholders lapse, existing stockholders’ dilution might be reduced to the extent that the decline in the price of shares of our Class A Common Stock impedes our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. However, in the event that our capital-raising ability is weakened as a result of a lower stock price, we may be unable to continue to fund our operations, which may further harm the value of our stock price.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to introduce new products and services;

●	our ability to obtain additional funding to develop additional products and services;

●	compliance with obligations under intellectual property licenses with third parties;

●	our ability to establish or maintain collaborations, licensing or other arrangements;

●	our ability and third parties’ abilities to protect intellectual property rights;

●	our ability to adequately support future growth;

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	the accuracy and completeness of the data underlying our or third-party sources’ industry and market analyses and projections;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. We may receive gross proceeds of up to $992,579.40 from cash exercise of the Boustead Warrants, but not from the sale of the underlying Class A Common Stock.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also “Risk Factors — Risks Related to This Offering and Ownership of Our Class A Common Stock — We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Overview

RMX operates a proprietary on-site intelligence platform for customers running physical operations who need to understand what is happening at their location as it happens. Our proprietary platform, QuantrusX™, is designed to ingest video, sensor, and access data generated at the customer’s site and turn it into a continuous, operator-usable picture of that site, delivered as a subscription service supported by Company-owned distributed data center hardware installed at each customer location. Because our platform runs on-site rather than in a remote cloud, we believe it addresses constraints that off-site systems handle poorly: bandwidth limits on transporting video and sensor data at scale, latency requirements for time-sensitive detections, and privacy and continuity expectations for information that customers prefer to keep on their own premises. We refer to the category of intelligence produced by our platform as Real-World Intelligence™, and we believe it addresses a significant and underserved need across sectors that operate physical sites at meaningful scale.

For the six months ended June 30, 2026 and 2025, and the fiscal years ended December 31, 2025 and 2024, our operations experienced changes in revenue, expenses, and net loss. This section discusses our financial condition and results of operations, focusing on key drivers of performance and areas requiring further explanation.

Our Historical Performance

The Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. While we had cash of $2,161,653 (including $1,913,320 of restricted cash) and $2,023,072 (including $1,913,320 of restricted cash) as of June 30, 2026, and December 31, 2025, respectively, we had revenue of $1,440 and $311,344, a net loss of $17,078,045 and $24,283,540, and net cash used in operating activities of $1,812,972 and $4,203,780 for the six months ended June 30, 2026, and the year ended December 31, 2025, respectively. We estimate that we will be able to conduct our planned operations using currently available capital resources for the next two months. We will seek to fund our operations through public offerings, accessing the Credit Facility, private equity offerings, debt financings, and government or other third-party funding. However, the Company may not be able to raise adequate funds for capital expenditures, working capital and other cash requirements from capital markets on acceptable terms, or at all. Advances from an officer or stockholder may likewise be unavailable. The Company’s failure to raise capital as and when needed and generate significantly higher revenues than operating expenses to achieve profitability would impact its going concern status and would have a negative impact on its financial condition and its ability to pursue its business strategy and continue as a going concern. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Going Concern”.

Reverse Stock Split

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the one-for-three (1-for-3) reverse stock split of each of the Company’s authorized and issued and outstanding Class A Common Stock and the Company’s authorized and issued and outstanding Class B Common Stock, which became effective as of 5:00 p.m. Eastern Time on July 24, 2026.

Recent Developments

On July 22, 2026, we conducted a closing of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into a subscription agreement with an accredited investor as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreement, we sold 1 unit at a price of $25,000 per unit for gross proceeds of $25,000 and issued 16,667 warrants with an exercise price of $1.50 per share.

On July 24, 2026, we executed the one-for-three (1-for-3) reverse stock split as described above.

On August 14, 2026, and August 18, 2026, we conducted closings of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we sold 14.55 units at a price of $25,000 per unit for gross proceeds of $363,750 and issued 242,500 warrants with an exercise price of $1.50 per share.

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Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●	our ability to acquire new customers and users or retain existing customers and users;

●	our ability to offer competitive pricing;

●	our ability to broaden product or service offerings;

●	industry demand and competition;

●	our ability to leverage technology and use and develop efficient processes;

●	our ability to attract and retain talented employees and contractors; and

●	market conditions and our market position.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

Comparison of the Six Months Ended June 30, 2026 and 2025

The following table sets forth key components of our results of operations during the six months ended June 30, 2026 and 2025:

	Six Months Ended
	June 30,
	2026	2025
Revenue	$1,440	$38,792
Cost of sales	-	15,371
Gross profit	1,440	23,421
Operating expenses:
General and administrative	3,520,093	5,763,172
Research and development	174,127	158,319
Total operating expenses	3,694,220	5,921,491
Loss from operations	(3,692,780)	(5,898,070)
Other income (expense)	(13,385,265)	(1,766,167)
Net loss	$(17,078,045)	$(7,664,237)

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Revenue

Our revenue was $1,440 and $38,792 for the six months ended June 30, 2026 and 2025, respectively, representing a decrease of 96%. For the six months ended June 30, 2026, revenue activity reflected the early commercialization of QuantrusX: the Company invoiced $28,064 to customers, recognized $1,440 as revenue during the period, and deferred the remaining $26,624 for future recognition ($9,128 current, $17,496 long-term) as the related performance obligations under the deployment are satisfied. For the six months ended June 30, 2025, revenue was derived from limited historical software and service activity under the Company’s prior positioning.

Operating Expenses

Our operating expenses were $3,694,220 and $5,921,491 for the six months ended June 30, 2026 and 2025, respectively, representing a decrease of 38%. The decrease was due to employee compensation including options, research and development expenses, marketing expenses and professional services provided to the Company.

Net Loss

Our net loss was $17,078,045 and $7,664,237 for the six months ended June 30, 2026 and 2025, respectively, representing an increase of 123%. The increase was mainly due to conversion of warrants, debt discount amortization, derivative expenses and loss from operations.

Comparison of Years Ended December 31, 2025 and 2024

The following table sets forth key components of our results of operations during the years ended December 31, 2025 and 2024:

	Years Ended
	December 31,
	2025	2024
Revenue	$311,344	$137,646
Cost of sales	30,324	36,786
Gross profit	281,020	100,860
Operating expenses:
General and administrative	444,049	531,091
Payroll, compensation and benefits	5,847,145	4,213,978
Professional services	5,793,766	3,815,955
Marketing and advertising	454,291	631,479
Research and development	245,579	849,542
Total operating expenses	12,784,830	10,042,045
Loss from operations	(12,503,810)	(9,941,185)
Other income (expense):
Interest income	3,392	12,393
Interest expense	(1,095,823)	(37,765)
Debt discount amortization and derivative loss	(4,438,284)	(284,117)
Loss on receivable	-	(45,172)
Loss on warrant conversion	(6,249,015)	-
Total other income (expense)	(11,779,730)	(354,661)
Net loss	$(24,283,540)	$(10,295,846)

Revenue

Revenue for the years ended December 31, 2025 and 2024 was $311,344 and $137,646, respectively, representing an increase of 126%. The increase was due to the sales of services and software related to video compression technology.

Operating Expenses

Our total operating expenses for the years ended December 31, 2025 and 2024 were $12,784,830 and $10,042,045, respectively, representing an increase of 27%. The increase was mainly due to employee compensation including options, research and development expenses, marketing expenses and professional services provided to the Company.

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Loss From Operations

Our loss from operations for the years ended December 31, 2025 and 2024 was $12,503,810 and $9,941,185, respectively, representing an increase of 26%. The increase was mainly due to employee compensation including options, research and development expenses, marketing expenses and professional services provided to the Company.

Net Loss

Our net loss for the years ended December 31, 2025 and 2024 was $24,283,540 and $10,295,846, respectively, representing an increase of 136%. The increase was mainly due to conversion of warrants, debt discount amortization, derivative expenses and loss from operations.

Liquidity and Capital Resources

As of June 30, 2026, we had a consolidated cash balance of $2,161,653, including restricted cash of $1,913,320. As of December 31, 2025, we had a consolidated cash balance of $2,023,072, including restricted cash of $1,913,320. To date, we have financed our operations primarily through revenue generated from sales of our securities.

Management has prepared estimates of operations and believes that sufficient funds will be generated from operations and equity financings to fund our operations and to service our debt obligations for at least the next twelve months. We have applied for an uplisting of our Class A Common Stock on NYSE American, upon approval of which certain restricted cash and additional committed capital would become available to fund operations. In addition, we maintain a Credit Facility providing up to $45.0 million of additional financing, subject to the terms and conditions thereof. Management believes that these sources, together with expected cash proceeds from executed and prospective QuantrusX subscription agreements, will be sufficient to fund planned operations for at least the next twelve months. However, availability of the listing-related amounts and the Credit Facility is subject to conditions not entirely within our control, and substantial doubt about our ability to continue as a going concern has not been alleviated. In the future, we may require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

The accompanying consolidated financial statements have been prepared on a going concern basis under which we are expected to be able to realize our assets and satisfy our liabilities in the normal course of business.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. However, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. While we had cash of $2,161,653 (including $1,913,320 of restricted cash) and $2,023,072 (including $1,913,320 of restricted cash) as of June 30, 2026, and December 31, 2025, respectively, we had revenue of $1,440 and $311,344, a net loss of $17,078,045 and $24,283,540, and net cash used in operating activities of $1,812,972 and $4,203,780 for the six months ended June 30, 2026, and the year ended December 31, 2025, respectively. We have incurred losses since our inception, resulting in an accumulated deficit of $57,916,272 and $40,838,227 as of June 30, 2026, and December 31, 2025, respectively, and further losses are anticipated in the development of our business.

The Company estimates that it will require approximately $4.0 million to fund operations for the twelve months following the issuance of the financial statements contained herein. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. Management has evaluated whether these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements contained herein are issued, as discussed below.

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Management’s Plans

The Company has applied for an uplisting of its Class A Common Stock on NYSE American. Upon approval of such uplisting, a total of approximately $5.0 million will become available to the Company, consisting of (i) the release of the $1.9 million of restricted cash currently reflected on the Company’s balance sheet, and (ii) an approximate $3.0 million deposit to be made by an institutional investor (the “Investor”) pursuant to the executed securities purchase agreement between the Company and the Investor. Of the approximately $5.0 million, approximately $3.0 million will be immediately unrestricted and available for general corporate purposes, with the remainder becoming available upon satisfaction of the conditions set forth in the Investor agreements. In addition, the Company maintains a contingent financing facility with the Investor providing for up to $45.0 million of additional financing (the “Credit Facility”), pursuant to the securities purchase agreement and subject to the terms and conditions thereof, which management believes would be available to fund any shortfall in the Company’s working capital requirements.

In June 2026, the Company commenced commercial deployment of its QuantrusX edge intelligence platform. The Company’s commercial model provides for fixed-fee, prepaid multi-year subscription arrangements, under which contract consideration is collected at or near contract inception and recognized as revenue ratably over the subscription term. Accordingly, executed customer agreements generate cash proceeds in advance of revenue recognition. The Company executed its initial multi-year prepaid QuantrusX subscription agreement in June 2026 and maintains an active pipeline of prospective customers, which management expects to contribute to liquidity over the next twelve months.

The amounts becoming available upon uplisting are conditioned upon approval of the Company’s NYSE American listing application, which is not within the Company’s control, and availability under the Credit Facility is subject to conditions that may not be satisfied. There can be no assurance that the Company’s listing application will be approved, that amounts under the Credit Facility will be available when needed or on acceptable terms, or as to the timing or volume of future customer agreements. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to execute our business plan and achieve profitability is dependent upon our success in: (i) accessing the Credit Facility as planned, (ii) continuing to scale revenue growth, (iii) achieving operational efficiencies, and (iv) accessing additional capital as needed through securities offerings, private equity offerings, debt financings, strategic partnerships, and government or other third-party funding. These plans, if successful, will mitigate the factors which raise substantial doubt about our ability to continue as a going concern.

While we anticipate potential dilution from equity financings, management is committed to balancing growth capital needs with stockholder value creation. The Company maintains flexibility to optimize its capital structure through various financing alternatives based on market conditions and strategic priorities. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

There are uncertainties surrounding these issues, and the unaudited condensed consolidated financial statements do not reflect any changes regarding the recoverability or classification of asset values, nor do they address potential adjustments to the amounts or classification of liabilities that could arise if the Company cannot continue operating as a going concern.

Summary of Cash Flow

Six Months Ended June 30, 2026 and 2025

The following table sets forth key components of the Company’s cash flow during the six months ended June 30, 2026 and 2025:

	Six Months Ended
	June 30,
	2026	2025
Net cash used in operating activities	$(1,812,972)	$(2,278,896)
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	1,951,553	2,027,932
Net change in cash and cash equivalents	138,581	(250,964)
Cash, cash equivalents and restricted cash at beginning of period	2,023,072	396,870
Cash, cash equivalents and restricted cash at end of period	$2,161,653	$145,906

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Net cash used in operating activities was $1,812,972 and $2,278,896 for the six months ended June 30, 2026 and 2025, respectively. For the six months ended June 30, 2026, net cash used in operating activities resulted from a net loss of $17,078,045, stocks, options and warrants issued for various services of $1,917,290, notes payable discount amortization and loss on conversion of notes payable of $13,468,479, depreciation and amortization of $122,945, an increase in accounts receivable of $28,064, an increase in deferred revenue of $26,624, an increase in prepaid expenses of $849, an increase in ROU asset, net of $66,694, an increase in accounts payable and accrued expenses of $21,180, an increase in ROU liabilities of $67,870, and an increase in interest payable of $339,394. For the six months ended June 30, 2025, net cash used in operating activities resulted from a net loss of $7,664,236, stocks, options and warrants issued for various services of $3,667,533, notes payable discount amortization of $1,615,738, depreciation and amortization of $30,725, a decrease in prepaid expenses of $15,210, a decrease in accounts payable and accrued expenses of $95,595, and an increase in interest payable of $151,729.

Net cash provided by (used in) investing activities was $0 and $0 for the six months ended June 30, 2026 and 2025, respectively.

Net cash provided by financing activities was $1,951,553 and $2,027,932 for the six months ended June 30, 2026 and 2025, respectively. For the six months ended June 30, 2026, financing activities consisted of $1,980,000 in proceeds from notes payable, partially offset by $28,447 of principal and interest repayments on notes payable. For the six months ended June 30, 2025, financing activities consisted of $1,900,000 in proceeds from notes payable and $127,932 in proceeds from the Company’s Regulation A offering.

Years Ended December 31, 2025 and 2024

The following table sets forth key components of the Company’s cash flow during the years ended December 31, 2025 and 2024:

	Years Ended
	December 31,
	2025	2024
Net cash used in operating activities	$(4,203,780)	$(4,987,087)
Net cash used in investing activities	-	(65,467)
Net cash provided by financing activities	5,829,982	3,183,573
Non-cash investing and financing activities	-	(2,105)
Net change in cash and cash equivalents	1,626,202	(1,871,086)
Cash, cash equivalents and restricted cash at beginning of period	396,870	2,267,956
Cash, cash equivalents and restricted cash at end of period	$2,023,072	$396,870

To date, the Company has financed its operations primarily through the sale of its Class A Common Stock and the sale of units, consisting of unsecured promissory notes and five-year warrants.

Net cash used in operating activities was $4,203,780 and $4,989,087 for the years ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, net cash used in operating activities resulted from net loss of $24,283,540, derivative loss on debt issuance of $59,646, stock issued for services and interest of $1,228,849, options and warrants issued for various services of $7,102,762, notes payable amortization and conversion of $10,627,653, depreciation and amortization of $61,780, accounts payable of $597,413, interest payable of $395,823 and others of $5,835. For the year ended December 31, 2024, net cash used in operating activities resulted from net loss of $10,295,846, stock issued for services of $125,000, options issued for services of $1,921,721, warrants issued for private placements and advisors of $2,533,521, depreciation and amortization of $67,022, loss on receivable of $45,172, deposits of $7,270, accounts receivable and accrued expense of $222,515, accounts payable, related party of $77,092, notes interest and discount amortization of $320,747, offset by net ROU decrease of $3,324, and prepaid expense of $7,977.

Net cash used in investing activities was $0 and $65,467 for the years ended December 31, 2025 and 2024, respectively. For the year ended December 31, 2025, there was no net cash used in investing activities. For the year ended December 31, 2024, net cash used in investing activities resulted from the purchase of capital equipment.

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Net cash provided by financing activities was $5,829,982 and $3,183,573 for the years ended December 31, 2025 and 2024, respectively, and resulted from the sale of Class A Common Stock, the Regulation A offering, the sale of convertible notes, and the sale of units, consisting of unsecured promissory notes and five-year warrants.

Non-cash investing and financing activities from interest receivable was $0 and $2,105 for the years ended December 31, 2025 and 2024, respectively.

Contractual Obligations

During the six months ended June 30, 2026 and 2025, we had contractual obligations associated with management consultants in which we paid out $625,000 and $580,000, respectively. During the fiscal years ended December 31, 2025 and 2024, we had contractual obligations associated with management consultants in which we paid out $2,404,918 and $1,282,434, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates. We believe our most critical accounting policies and estimates relate to the following:

Principles of Consolidation

The Company’s consolidated financial statements and related notes include all the accounts of the Company and its wholly owned subsidiaries. They have been prepared in accordance with U.S. GAAP. All intercompany transactions have been eliminated in consolidation.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their grant date fair values. That expense is recognized over the period when an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or the straight-line attribution method. Under 718-10-30-20D the determination of whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, shall be made based on the facts and circumstances as of the measurement date.

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Goodwill

We allocate goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis and, if necessary, reassign goodwill using a relative fair value allocation approach. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated primarily through the use of a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Revenue Recognition

The Company had revenue of $1,440 and $38,792 for the six months ended June 30, 2026 and 2025, respectively. The Company had revenue of $311,344 and $137,646 for the years ended December 31, 2025 and 2024, respectively.

Income Taxes

No federal income taxes were owed for the years ended December 31, 2025 and 2024.

Recently Issued Accounting Pronouncements

Management does not believe any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

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CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Our company was incorporated on June 23, 2022, under the laws of the State of Nevada.

On August 5, 2022, in accordance with our amendment of the articles of incorporation, our authorized capital stock changed from 110,000,000 shares, consisting of (i) 100,000,000 shares of common stock, $0.001 par value and (ii) 10,000,000 shares of preferred stock, $0.001 par value to 210,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $ 0.001 par value per share, of which 196,400,000 shares are designated as “Class A Common Stock”, $0.001 par value per share, and 3,600,000 shares are designated as “Class B Common Stock”, $0.001 par value per share; and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share. On July 24, 2026, we executed a one-for-three (1-for-3) reverse stock split of each of our authorized and issued and outstanding Class A Common Stock and our authorized and issued and outstanding Class B Common Stock, which became effective as of 5:00 p.m. Eastern Time on July 24, 2026. As a result of the reverse stock split, our authorized capital stock currently consists of 76,666,666 shares, consisting of (i) 66,666,666 shares of common stock, $0.001 par value per share, of which 65,466,666 shares are designated Class A Common Stock, $0.001 par value per share, and 1,200,000 shares are designated Class B Common Stock, $0.001 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share, of which 6,000 are designated “Series X Convertible Preferred Stock”.

On December 30, 2022, our company entered into an agreement with EdWare LLC and Mazhar Hussain to purchase 100% of the membership interests of EdWare LLC. As a result, EdWare LLC became our wholly owned subsidiary.

On February 21, 2025, we established RMX Industries Inc., a Texas corporation, a 50/50 joint venture company with K2 Endeavor, which is beneficially owned by Karl Kit, our Chief Executive Officer, President and director and Maxwell Kit, our Chief Marketing Officer.

On April 15, 2025, we entered into a share exchange agreement with RMX Industries Inc., a Texas corporation, and its shareholders, pursuant to which we issued 2,851,798 shares of Class A Common Stock in exchange for the shareholders’ shares resulting in RMX Industries Inc. becoming our wholly-owned subsidiary. As shareholders of RMX Industries Inc., Michael Chermak, our Executive Chairman, Secretary, Treasurer and director, received 166,667 shares, Amit Shrestha, our Chief Financial Officer, received 83,334 shares, John Dames, our former Chief Technology Officer, received 83,334 shares, Richard Propper, our director, received 116,667 shares, and K2 Endeavor, which is beneficially owned by Karl Kit, our Chief Executive Officer, President and director, and Maxwell Kit, our Chief Marketing Officer, received 2,401,798 shares.

On August 1, 2025, we changed our name to RMX Industries, Inc., pursuant to a Certificate of Amendment to our Articles of Incorporation that was filed with the Secretary of State of the State of Nevada.

On October 13, 2025, we designated 1,000 shares of preferred stock as “Series X Convertible Preferred Stock” pursuant to a Certificate of Designation that was filed with the Secretary of State of the State of Nevada.

On March 31, 2026, we filed a Certificate of Amendment to Designation with the Secretary of State of the State of Nevada in order to increase the designated shares of “Series X Convertible Preferred Stock” from 1,000 shares to 6,000 shares.

Our Class A Common Stock is quoted on OTCQB under the symbol “RMXI.”

Organizational Structure

The following diagram depicts our organizational structure. This diagram includes our current stockholders of Class A Common Stock, as a group, our controlling stockholders of Class B Common Stock and Series X Preferred Stock, and the shares registered in this registration statement which are issuable upon conversion of the JAK Notes or exercise of the Boustead Warrants, as a group. The Company’s subsidiaries are also depicted.

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BUSINESS

Overview

RMX operates a proprietary on-site intelligence platform for customers running physical operations who need to understand what is happening at their location as it happens. Our proprietary platform, QuantrusX™, is designed to ingest video, sensor, and access data generated at the customer’s site and turn it into a continuous, operator-usable picture of that site, delivered as a subscription service supported by Company-owned distributed data center hardware installed at each customer location. Because our platform runs on-site rather than in a remote cloud, we believe it addresses constraints that off-site systems handle poorly: bandwidth limits on transporting video and sensor data at scale, latency requirements for time-sensitive detections, and privacy and continuity expectations for information that customers prefer to keep on their own premises. We refer to the category of intelligence produced by our platform as Real-World Intelligence™, and we believe it addresses a significant and underserved need across sectors that operate physical sites at meaningful scale.

Our foundational technology originated in high-efficiency video compression and transport, developed under the Video Adaptive Systems Technology (VAST™) platform. VAST was originally built to move high-quality video across constrained, low-bandwidth networks—an environment that required extreme efficiency, resilience, and edge-side operation. Through extended field validation across a range of operational environments and network conditions from 2023 through 2025, VAST demonstrated the ability to deliver HD video at bandwidths as low as 200 Kbps, SD video at rates as low as 10 Kbps, direct point-to-point streaming across IP networks, and operation on low size, weight, power, and cost (SWaP-C) hardware. We believe that work established the Company’s technical provenance in edge-oriented data handling and low-latency, resource-constrained operation.

Building on that provenance, we have evolved from a video compression company into a Real-World Intelligence company. In May 2026, we acquired from Apollo Group Enterprises, LLC certain intellectual property assets relating to two software platforms (1) ODIN, AI video intelligence/surveillance system and (2) VSDD/Semaphore-X, AI meeting agent and infrastructure, which accelerated the development of QuantrusX and shifted our business focus from defense environments to enterprise and commercial environments. The demands that exist at the tactical edge—bandwidth scarcity, unreliable connectivity, the need for local decisioning, and the requirement to move only meaningful information back to central systems—we believe are now appearing at scale across enterprise and commercial environments as artificial intelligence (AI), computer vision, and sensor networks proliferate. Our current focus is on translating that capability into a broadly deployable enterprise and commercial platform, delivered through QuantrusX.

QuantrusX is RMX’s Real-World Intelligence platform designed to bring intelligence to the customer’s site—the campuses, facilities, and operational environments where the data is created—and to deliver that intelligence continuously. QuantrusX incorporates VAST as an underlying video and data-transport capability rather than as a separately marketed product line, alongside proprietary internal intelligence assets that support model refinement and low-latency reasoning at the site.

As we scale QuantrusX deployments across our customer base, they are designed to collectively form a Company-operated distributed data center—a network of computing hardware physically located at each customer’s site rather than in a remote cloud facility. We refer to the architectural layer that binds these deployments together as the “Intelligence Fabric”. Each QuantrusX deployment is expected to produce a strand of Real-World Intelligence at the customer’s location; the Intelligence Fabric is meant to weave those strands together at aggregate scale. We believe the Intelligence Fabric is more valuable than the sum of the individual strands, because it is designed to strengthen through use across the entire deployed base.

In June 2026, the Company completed its inaugural QuantrusX deployment at a training and operations facility in Texas, generating the Company’s first commercial platform revenue. We intend to build from that reference deployment into additional enterprise and commercial Real-World Intelligence environments.

In 2024, the Company achieved quotation on the OTCQB® Venture Market of OTC Markets Group, Inc. under the symbol “RMXI,” with trading beginning in January 2025. The Company is preparing for a planned senior exchange uplisting.

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Our Historical Performance

The Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. While we had cash of $2,161,653 (including $1,913,320 of restricted cash) and $2,023,072 (including $1,913,320 of restricted cash) as of June 30, 2026, and December 31, 2025, respectively, we had revenue of $1,440 and $311,344, a net loss of $17,078,045 and $24,283,540, and net cash used in operating activities of $1,812,972 and $4,203,780 for the six months ended June 30, 2026, and the year ended December 31, 2025, respectively. We estimate that we will be able to conduct our planned operations using currently available capital resources for the next two months. We will seek to fund our operations through public offerings, accessing the Credit Facility, private equity offerings, debt financings, and government or other third-party funding. However, the Company may not be able to raise adequate funds for capital expenditures, working capital and other cash requirements from capital markets on acceptable terms, or at all. Advances from an officer or stockholder may likewise be unavailable. The Company’s failure to raise capital as and when needed and generate significantly higher revenues than operating expenses to achieve profitability would impact its going concern status and would have a negative impact on its financial condition and its ability to pursue its business strategy and continue as a going concern. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Going Concern”.

Industry Overview

We believe the edge computing market environment we operate in is being reshaped by three converging shifts.

First, data is being generated where it is used. Enterprise campuses, industrial facilities, retail networks, healthcare systems, education campuses, and critical-infrastructure environments now generate substantial volumes of video, sensor, and telemetry data at the physical edge. In our experience, legacy architectures designed to move raw data to centralized data centers for processing are increasingly ill-suited to the latency, bandwidth, cost, and privacy realities of these environments.

Second, AI and computer vision workloads are moving toward the edge. As models improve, more inference is being pushed toward the site where data originates. We expect this will create demand for platforms that can operate reliably on constrained hardware, on intermittent or heterogeneous networks, and within the physical, operational, and privacy constraints of the sites they serve.

Third, security-critical and operations-critical environments will require local decisioning. Whether the context is campus safety, industrial operations, healthcare facility management, or critical-infrastructure monitoring, we predict organizations will be increasingly unwilling to accept the latency and dependency of routing every decision through a distant cloud. We anticipate they will require intelligence that operates on-site, integrates with existing infrastructure, and supports, rather than replaces, trained human operators.

According to the International Data Corporation, global spending on edge computing solutions is projected to grow from approximately $261 billion in 2025 to $380 billion in 2028, representing a compound annual growth rate of 13.8% (Worldwide Edge Computing Spending Guide, March 2025). This guide quantifies the edge computing market by forecasting enterprise and service provider spending across 22 technology markets, 7 technology domains, 27 enterprise industries, 9 geographic regions, and 24 countries.

Within this environment, we believe RMX is well positioned. Our technology heritage—building efficient video and data pipelines that operate reliably at the edge, on constrained hardware, and across imperfect networks—was developed in conditions that we believe most commercial infrastructure has not encountered. That heritage is the basis for the QuantrusX platform, and the Intelligence Fabric that grows from its deployment, which we are now bringing to enterprise and commercial customers.

Our Products and Services

Our current commercial offering is QuantrusX, an integrated Real-World Intelligence platform combining software, deployable edge compute, and situational awareness notifications.

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QuantrusX Platform. QuantrusX is designed to be installed at customer sites, such as campuses, facilities, and operational environments, and to deliver locally-run intelligence workflows on data generated at that site. QuantrusX supports video, sensor, and structured operational data, and is designed to interoperate with a customer’s existing camera, sensor, and IT infrastructure rather than to replace it.

Deployment Model. QuantrusX is deployed on Company-owned platform hardware installed at the customer’s site. The customer provides the site, power, and integration with adjacent operational systems. The Company retains ownership of the deployed platform hardware and delivers Real-World Intelligence to the customer on a subscription basis. We believe this deployment model is a distinguishing feature of our platform: the customer receives locally-resident intelligence with the latency, privacy, and resilience characteristics of an on-site system, while the Company retains the ability to operate, maintain, and continuously improve the platform across its deployed base.

Intelligence Fabric. As we scale QuantrusX deployments across our customer base, they are designed to collectively form a Company-operated distributed data center—a network of computing hardware physically located at each customer’s site rather than in a remote cloud facility. The architectural layer, which we refer to as the “Intelligence Fabric”, is meant to weave individual site-level Real-World Intelligence deployments into a coherent whole, and through which deployment-derived learning across the base is expected to contribute to the quality of intelligence delivered at each site over time. We believe the Intelligence Fabric is more valuable than the sum of the individual strands, because it is designed to strengthen through use across the entire deployed base. We describe this compounding-value mechanism further under “Our Competitive Strengths” below.

Edge Video and Data Transport. QuantrusX incorporates the Company’s proprietary video and data-transport technology (developed under the VAST platform) as an integrated capability. This is intended to provide the platform with high-efficiency video handling, operation across low-bandwidth and heterogeneous networks, and support for a range of hardware footprints. The proprietary video and data-transport technology is retained as legacy intellectual property and technology within the QuantrusX platform; it is not marketed as a separate forward-looking product line.

Deployment and Operator Services. RMX supports QuantrusX with deployment, integration, and operator-facing services. This includes site assessment, configuration to the customer’s specific operational context, integration with adjacent systems, and ongoing platform support. Our design principle is that QuantrusX enhances the effectiveness of trained on-site personnel; it is not marketed as, and is not designed to be, an autonomous decision-making system.

Proprietary Internal Intelligence Architecture. The Company’s proprietary internal intelligence architecture, including EDNA and MILDRED, support model refinement, governed learning from field inputs, and lower-latency reasoning within QuantrusX environments. EDNA, a self-improving intelligence layer, is designed to learn from field inputs and refine intelligence delivered back to the edge. MILDRED, an edge reasoning layer, is designed to operate within QuantrusX environments by applying intelligence refined through EDNA to support faster, lower-latency decision-making at the physical edge. These assets are internal to the platform and are not sold as standalone customer products.

Our Market Strategy

Our go-to-market focus is enterprise and commercial Real-World Intelligence—physical environments where operations, safety, or continuity depend on the ability to process data and make decisions at the site itself.

Target Environments. We are focusing on multi-site enterprise operators, institutional campuses, critical-infrastructure and industrial sites, and other operations-intensive commercial environments. We believe these customers share a common profile: identifiable on-site decision-makers, existing operational budget lines for security, safety, or infrastructure technology, and a growing recognition that centralized cloud-only approaches do not meet their on-site latency, resilience, and privacy requirements.

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Reference Deployment. In June 2026, QuantrusX was deployed at a training and operations facility in Texas, generating the Company’s first commercial platform revenue and establishing a reference environment for future customers.

First Commercial Focus. Our initial commercial focus will be campus and physical security intelligence, where we believe the operational case for on-site intelligence is clearest and the customer profile is most developed. We view campus and physical security as a first foray into the broader Real-World Intelligence category, not as the boundary of the Company’s addressable market.

Channels and Partnerships. We expect to serve customers through a combination of direct enterprise engagement and strategic technology partnerships. We are in active discussions with hardware and infrastructure partners to broaden the deployment footprint of QuantrusX through their legacy enterprise client base.

Pricing and Commercial Model. QuantrusX is offered under a platform and services model that includes deployment, integration, and ongoing platform support and provides for fixed-fee, prepaid multi-year subscription arrangements, under which contract consideration is collected at or near contract inception and recognized as revenue ratably over the subscription term.

Our Competition

The edge computing market we operate in is emerging, and is currently served by a fragmented set of participants, none of which we believe compete with us across our business in its entirety by combining the elements of our approach: an edge-native platform, deployed on company-owned hardware at the customer’s site, delivered as a subscription service, with a company-operated distributed data center whose architectural layer is designed to strengthen through use across the deployed base. Nonetheless, RMX competes for enterprise and commercial customer budget with providers whose products may be considered by prospective customers alongside QuantrusX for services such as enterprise physical security and video-management, edge AI and vision-analytics, and managed monitoring and operations services. We believe our top competitors for these services include:

•	Verkada, Inc. Verkada offers a cloud-based AI-powered physical security platform combining video security, access control, alarms, intercoms, air quality sensors, and visitor management. Verkada’s architecture is cloud-based: on-site cameras and sensors capture data that is streamed to Verkada-operated cloud infrastructure for storage, analytics, and management.

•	Ambient.ai, Inc. Ambient.ai offers a computer vision intelligence platform designed to run over a customer’s existing camera infrastructure, applying AI-based detection and classification to identify security-relevant events from the video. Ambient.ai uses a hybrid cloud-based and on-premise architecture.

•	Motorola Solutions, Inc. (including its Avigilon business). Motorola Solutions is a diversified public safety and enterprise security company whose Avigilon and related product lines offer both cloud-native and on-premise video security and access control with AI-enabled analytics.

The Company competes with each of the foregoing where use cases overlap, particularly in campus and physical security intelligence. The Company does not compete with general-purpose cloud computing providers or with foundation-model providers; the Company’s focus is delivering Real-World Intelligence at the physical edge, not compute capacity or general-purpose artificial intelligence.

Our Competitive Strengths

We believe that we have competitive strengths, some of which are discussed below, that position us favorably in our industry. We believe our key competitive strengths include the following:

Built from the Edge Inward. Our platform was developed from the constraints of the physical edge—bandwidth-limited networks, resource-constrained hardware, and the requirement to make information useful on-site. We believe this provenance produces meaningfully different architectural choices than platforms built cloud-first and adapted downward.

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Integrated Video and Data Efficiency. QuantrusX incorporates our proprietary video and data-transport technology as a native capability. We believe this efficiency layer meaningfully affects the total cost, footprint, and reliability of a physical-edge deployment relative to platforms that treat video as an external stream.

Field-Validated Technology Heritage. Our underlying technology was subjected to extended field validation across a range of operational environments and network conditions from 2023 through 2025. This validation established the reliability of the underlying compression and transport technology under demanding conditions and informed the platform architecture we offer commercially today.

Deployable at the Site, Owned by the Company. QuantrusX is designed to install and operate at the customer’s site on Company-owned platform hardware, integrating with existing camera, sensor, and IT infrastructure. This is a deliberate architectural and commercial choice. We believe on-site deployment provides the latency, resilience, and data-handling characteristics that operational environments require. Additionally, we expect that Company ownership of the deployed platform will allow the Company to operate, maintain, and continuously improve QuantrusX across its entire deployed base, and produce the distributed data center we describe below.

A Distributed Data Center That Strengthens Through Use. As QuantrusX is deployed across additional customer sites, the aggregate of those deployments is designed to form a Company-operated distributed data center—a network of computing hardware physically located at each customer’s site rather than in a remote cloud facility, which we expect will contribute over time to the quality of the intelligence the platform delivers at each site. We refer to this compounding-value mechanism—the intended deployment-derived learning across the QuantrusX deployed base within the Intelligence Fabric—as recursive self-improvement. We believe this compounding-value mechanism is a structural competitive advantage: it is designed to grow with the deployed base and cannot be easily replicated by cloud-only platforms without the corresponding on-site deployment footprint.

Human-Operator Alignment. Our design principle is that QuantrusX supports the effectiveness of trained on-site personnel. We do not design, market, or represent QuantrusX as an autonomous decision-making system. We believe this alignment is important both to the commercial acceptance of the platform and to the responsible deployment of AI-supported systems in operational environments.

Our Growth Strategies

Our growth strategy is focused on enterprise and commercial Real-World Intelligence.

1. Expand QuantrusX Deployments Across Enterprise and Commercial Environments. Building on the June 2026 reference deployment, we intend to expand QuantrusX into additional multi-site enterprise, institutional campus, and operations-critical commercial environments. We are prioritizing customers whose operational characteristics—multiple sites, on-site decision-making requirements, existing infrastructure to integrate with, and identifiable budget authority—support repeatable deployment.

2. Deepen the Platform’s Intelligence Capabilities. We intend to continue investing in the platform’s core Real-World Intelligence capabilities, including on-site model refinement, low-latency reasoning within QuantrusX environments, and integration with an expanding range of camera, sensor, and operational data sources.

3. Extend Across Adjacent Physical-Edge Domains. We believe the architectural approach underlying QuantrusX—deployable, edge-native, operator-aligned intelligence—is applicable across a range of physical-edge environments beyond our initial focus, including industrial operations, critical infrastructure, healthcare facilities, and other operations-intensive commercial contexts. We intend to expand into these adjacencies over time, in each case guided by customer demand and the operational characteristics of the environment.

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4. Build Strategic Technology Partnerships. We intend to broaden the platform’s deployment footprint through partnerships with hardware, infrastructure, and channel partners.

5. Pursue International Opportunities Pragmatically. While our near-term commercial focus is the United States, Real-World Intelligence is not a geographically bounded category, and we believe the operational conditions that make QuantrusX useful—multi-site operators, edge-generated data, latency and resilience requirements, and integration with existing on-site infrastructure—are present in enterprise and commercial environments internationally. The Company intends to take a pragmatic approach to international expansion, evaluating and pursuing international business opportunities as they present themselves, in each case with attention to customer readiness, the regulatory environment of the target jurisdiction (including applicable export-control, data-protection, and anti-corruption regimes), and the Company’s operational capacity to support deployment. The Company has not, as of the date of this prospectus, committed to specific international market entries or specific international revenue targets.

Intellectual Property

On August 8, 2022, we entered into a worldwide, perpetual and exclusive license agreement with Cytta Corporation, or Cytta, for its proprietary SUPR ISR (Superior Utilization of Processing Resources – Intelligence, Surveillance, and Reconnaissance) system, namely AI powered secure video compression technology that offers superior streaming in HD/4K/8K compared to open standard codecs, and delivers real-time compression of video streams for surface, airborne, and underwater ISR applications, including environments where video streams are transmitted beyond line-of-sight. In consideration of the license agreement, Cytta was issued 1,700,000 shares of our Class A Common Stock and will receive a royalty of five percent of net sales of licensed product revenues and licensed service revenues over a ten-year period. Currently, none of the Company’s products include any content licensed from Cytta, nor are there any plans to incorporate such content. As a result, the Company does not anticipate any royalty obligations under the license agreement.

On January 31, 2023, under our former name, Reticulate Micro, Inc., we filed U.S. Trademark Application Serial No. 97,774,825 for the standard character mark VAST, covering International Classes 9, 41, and 42, including computer hardware, video transmission equipment and CODECs, video compression and authentication software, and related consulting and SaaS services. The USPTO issued a Notice of Allowance on February 6, 2024, and we filed Requests for Extension of Time to file a Statement and was granted. As of the date of this prospectus, this application remains pending. On October 21, 2025, we filed a second U.S. Trademark Application, Serial No. 99/454,012, for the standard character mark VAST, limited to International Class 9 and covering downloadable computer software for streaming, transmitting, processing, compressing, encoding, decoding, storing, and optimizing video, audio, and multimedia content across various networks and platforms; downloadable software with a user interface for encoding and transmitting multimedia content; downloadable software for managing and delivering real-time and on-demand multimedia content at multiple bitrates and resolutions; and downloadable software for integration into hardware, edge platforms, and software-defined systems for media delivery in constrained or remote network environments. This application also remains pending. We intend for Application Serial No. 99/454,012—which is narrower in scope and more accurately reflects the goods we currently offer under the VAST mark—to supersede our earlier-filed Application Serial No. 97/774,825. We do not intend to pursue further the 2023 application in favor of the 2025 application.

On March 14, 2023, we completed an Intellectual Property Purchase Agreement for the purchase of US Patent No. 9,451,291 (Fast DWT-Based Intermediate Codec Optimized For Massively Parallel Architecture), issued on September 20, 2016, and the developed source code related to the patent. This patented technology will help the Company achieve higher functionality and an asymmetric performance advantage over competing technologies, supporting computer vision needs with maximum compression at extremely low latencies. The Company made a one-time payment of $200,000 for the patent.

On September 23, 2025, we submitted a provisional patent application to the USPTO titled “Low Bandwidth Multimedia Transmission System and Method” to establish an early priority date for the Company’s proprietary technology. The technology described in the provisional application relates to a multimedia transmission system designed for operation over bandwidth-constrained networks. The system provides a structured user interface that abstracts complex multimedia encoding and streaming processes, enabling users to configure transmission workflows based on network and hardware characteristics rather than detailed encoding expertise. The system permits controlled overrides of default limitations in standard multimedia frameworks to achieve high compression levels and supports selective metadata filtering to further reduce bandwidth utilization. The system is designed to operate across both standard and embedded computing environments and is intended for applications requiring reliable multimedia transmission in limited-capacity network conditions. As of the date of this prospectus, there have been no updates to the status of this provisional patent application.

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On October 21, 2025, we filed a coordinated portfolio of five additional U.S. trademark applications, all currently pending and none yet assigned to an examining attorney. Serial No. 99,454,281 is a companion design mark consisting of a partially filled diamond with a “v” shape near its top, filed in International Class 9 with an identical scope of video- and multimedia-related software goods to Serial No. 99,454,012. Serial No. 99,454,122 is a standard character mark for RMX in International Class 9, covering downloadable software for data processing, compression, transmission, storage, analysis, and optimization of digital information and media, and for improving operational efficiency, communications, security, analytics, and decision-making. Serial No. 99,454,109 is a design mark consisting of a diamond above a flattened “V” mirrored to an upside-down flattened “V,” together forming a larger diamond shape, filed in International Class 9 with the same goods description as Serial No. 99,454,122. Serial No. 99,454,290 is the SaaS counterpart to the RMX word mark, filed in International Class 42 for substantially the same software offered as a hosted, non-downloadable service. Serial No. 99,454,221 is the corresponding SaaS-class filing for the RMX logo described above, also filed in International Class 42. None of our pending trademark applications has matured into a registration, and there can be no assurance that the USPTO will approve any of them, that we will obtain registered trademarks for VAST or RMX, or that any resulting registrations will provide the scope of protection we seek. Third parties could oppose our applications, petition to cancel any resulting registrations, or challenge our use of the VAST or RMX marks. If we are unable to protect or enforce our rights in these marks, or if we are required to change the name of our platform or products, we could incur additional costs and our brand recognition and business could be adversely affected.

On May 8, 2026, we entered into an intellectual property purchase agreement with Apollo Group Enterprises, LLC, or Apollo, pursuant to which the Company acquired all of Apollo’s right, title and interest in and to certain intellectual property assets relating to two software platforms (1) ODIN, AI video intelligence/surveillance system and (2) VSDD/Semaphore-X, AI meeting agent and infrastructure, in consideration for issuing Apollo 500,000 shares of Class A Common Stock. These two assets accelerated the development of strategic functionality in the QuantrusX platform.

The protection of our intellectual property and all corresponding rights throughout the world, including our trademarks, service marks, trade dress, logos, trade names, domain names, goodwill, patents, copyrights, works of authorship (whether or not copyrightable), software and trade secrets, know-how, and proprietary and other confidential information, together with all applications, registrations, renewals, extensions, improvements and counterparts in connection with any of the preceding, is essential to the success of our business. We will seek to protect our intellectual property rights by filing applications in various copyright, patent, trademark, and other government offices, as applicable, and relying on applicable laws and regulations in the U.S. and internationally, as well as a variety of administrative procedures. We also utilize trade secrets and rely on applicable trade secret laws to protect our intellectual property, including intellectual property relating to our proprietary internal intelligence architecture. We are seeking to register our core brands as domain names, trademarks, and service marks in the U.S. and many other jurisdictions. We will also have a program to continue to secure, police, and enforce trademarks, service marks, trade dresses, logos, trade names, and domain names that correspond to our brands in markets of interest. We may file patent applications in the U.S. and extend them into international jurisdictions covering specific aspects of our proprietary technology and innovations. We also rely on contractual restrictions to protect our proprietary rights where appropriate when offering or procuring products and services. We have routinely entered into confidentiality, invention disclosure, assignment agreements with our employees and contractors, and non-disclosure agreements with external parties with whom we conduct business to control access to, and use and disclosure of, our proprietary information.

Human Capital

As of June 30, 2026, we had 5 full-time employees, no part-time employees, and 6 independent contractors. Our team is distributed across multiple locations in the United States. None of our employees are represented by a labor union or covered by a collective bargaining agreement, and we believe our relationships with our employees are good.

Seasonality

We do not experience significant seasonality in our sales cycle.

Facilities

On January 30, 2023, the Company signed a lease agreement for a 2,500 square foot office space located at 3255 Bayside Lakes Blvd SE, Palm Bay, FL 32909 to serve as the Company’s headquarters. The lease term is for three years and the monthly rent payment with common area maintenance charges and taxes is $4,215. On January 14, 2025, the Company entered into an early termination agreement and the Company paid $26,000 as consideration for the early termination of the lease during the first quarter of 2025.

On January 9, 2025, the Company signed a lease agreement for a 700 square foot office space located at 4220 Duncan Ave, Ste 201, St. Louis, MO 63110 to serve as an office for our developers. The lease was month-to-month and the monthly rent payment with common area maintenance charges and taxes was $5,062. On June 30, 2026, the lease was terminated.

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Since February 12, 2025, the Company has leased virtual office space through Regus Management at Highland Park Place located at 4514 Cole Ave, Ste. 600, Dallas, TX 75205 to serve as the Company’s headquarters. The lease is month-to-month and the monthly rent is approximately $185.

On March 1, 2025, the Company signed a lease agreement for a 510 square foot office space located at 1290 York Street, Lima, NY 14485 to serve as a test facility. The initial term of the lease was one year expiring on February 28, 2026, and the monthly rent payment with common area maintenance charges and taxes was $1,100. The lease was not renewed.

On May 14, 2026, the Company signed lease agreements for an aggregate 5,000 square foot office space located at 1309 Leander Drive, Leander, Texas 78641 to serve as office warehouse and storage space. The lease terms are for one year beginning on June 1, 2026, and the monthly aggregate rent payment is $7,700. On June 15, 2026, the Company signed an additional lease agreement for a 1,250 square foot office space, which initial term is one year beginning on July 1, 2026, and the monthly rent payment is $1,000.

We do not currently lease or own any other real property.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.

Government Regulation

We are subject to substantial governmental regulations affecting our business. These include, but are not limited to, data privacy and protection laws, regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy and security of personal information. The variety of laws and regulations governing data privacy and protection, and the use of the internet as a commercial medium are rapidly evolving, extensive, and complex, and may include provisions and obligations that are inconsistent with one another or uncertain in their scope or application.

Numerous laws and regulatory schemes have been adopted at the national and state level in the United States, and in some cases internationally, that have a direct impact on our business and operations. For example:

The California Consumer Privacy Act (CCPA), which went into effect on January 1, 2020, provides consumers the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. It also expands the definition of personal information and gives consumers increased privacy rights and protections for that information. The CCPA also includes special requirements for California consumers under the age of 16. In addition, the European Union and United Kingdom have adopted the General Data Protection Regulation (GDPR), which likewise impose significant data protection obligations on enterprises, including limitations on data uses and constraints on certain uses of sensitive data. Effective January 1, 2023, we also became subject to the California Privacy Rights Act, which expands upon the consumer data use restrictions, penalties and enforcement provisions under the California Consumer Privacy Act, and Virginia’s Consumer Data Protection Act, another comprehensive data privacy law. Effective July 1, 2023, we became subject to the Colorado Privacy Act and Connecticut’s An Act Concerning Personal Data Privacy and Online Monitoring, which are also comprehensive consumer privacy laws. Effective December 31, 2023, we became subject to the Utah Consumer Privacy Act, regarding business handling of consumers’ personal data. Additionally, comprehensive privacy laws in Delaware, Florida, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee and Texas took effect in 2024, 2025 and 2026, further expanding consumer data protection requirements.

We plan to operate in non-United States markets and will be subject to the United States Foreign Corrupt Practices Act, or the FCPA, as well anti-corruption laws and regulations in other countries. These laws generally prohibit companies and their intermediaries from engaging in bribery or making other improper payments of cash (or anything else of value) to government officials and other persons in order to obtain or retain business. Our business operations also must be conducted in compliance with applicable economic sanctions laws and regulations, collectively, the Trade Controls, including rules administered by the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United States Department of Commerce, the United Nations Security Council and other relevant authorities. The sale or supply of specific goods and services to nations, governments, individuals, or other entities that the U.S. has embargoed or sanctioned is restricted or prohibited by export control laws and economic sanctions laws, and certain encryption items must be exported with permission. Additionally, several nations have laws in place or are considering regulations that might limit our ability to import specific encryption technologies, including through import permits and licensing requirements.

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MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

NAME	AGE	POSITION
Michael Chermak	67	Executive Chairman, Secretary, Treasurer and Director
Karl Kit	62	Chief Executive Officer, President and Director
Amit Shrestha	50	Chief Financial Officer
Maxwell Kit	37	Chief Marketing Officer
M. Steven Kirchof	73	Director
Ian Subel	56	Director
Richard Propper	79	Director

Michael Chermak has served as our Secretary and as a member of our board of directors since June 2022, as our Treasurer since October 2022, and as our Executive Chairman since November 2022. Mr. Chermak also served as our Vice President from June 2022 to June 2023. From May 2020 to January 2023, Mr. Chermak served as the Chief Administrative Officer at Cytta Corp (OTCQB: CYCA), a company that creates video/audio integration software with AI capability, advanced video compression, and portable/SaaS hardware/software systems that solve real-world problems in large markets. From April 2018 to April 2020, he served as a director at OZOP Surgical Corp (OTCQB: OZSC), a company that invents, designs, develops, manufactures and distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties, where he was also the Chief Executive Officer from June 2016 to February 2018. Previously, Mr. Chermak worked in China for over 6 years and was the former Chairman and Chief Executive Officer of Bridgetech Holdings International (OTC: BGTH), which focused on introducing Western medicine into China. He has also served on the Board of Directors and as an Audit Committee member of Beijing Origin Seed (NYSE American: SEED), a Chardan Capital SPAC. In 1998, Mr. Chermak was the co-founder, initial investor, and original Chairman of Medibuy.com, an Internet healthcare supply vendor. Medibuy raised over $140 million in its first 18 months of operation backed by Venture Capitalists such as Kleiner Perkins, Sequoia, Oak, and institutional investors including Alianz. Medibuy acquired the ecommerce initiatives of two leading GPOs, Premier and Columbia HCA, that at one time accounted for nearly 70% of healthcare product expenditures in the US. Medibuy was sold to GHX (Global Health Exchange), an ecommerce company founded by General Electric, Abbot, Baxter, Medtronic. Becton-Dickinson, Braun, Guidant, Tyco, Siemens, and others. Mr. Chermak was also the founder and Chief Executive Officer of Healthdemographics, Inc., a company in the healthcare predictive data and decision support business, with over 1,200 clients worldwide and was regularly sourced by the Wall Street Journal for articles on the healthcare industry. Mr. Chermak sold the company in 1997 to Medirisk. Mr. Chermak is also the founder of Makena Investment Advisors, LLC, a firm focused on assisting emerging companies access equity capital markets. Additionally, Mr. Chermak and his wife fund and run a 501c3 animal sanctuary and are focused on animal rescue and the support of rescue organizations. Mr. Chermak received his bachelor’s degree in Business from the University of New Mexico, Anderson School of Management. We believe Mr. Chermak is qualified to serve on our board of directors due to his 40 years of experience in leadership roles in the healthcare industry and experience raising over $200 million for the private and public companies he has worked with.

Karl Kit has served as our President, Chief Executive Officer, and a member of our board of directors since April 2025. Mr. Kit is a seasoned entrepreneur with over 40 years of international business experience across advertising, communications, mobile data services, and financial technology. Since June 2021, Mr. Kit has served as Chief Executive Officer of K2 Endeavor, a UAE-based strategic investment holding group. From July 2016 to June 2021, Mr. Kit served as Executive Chairman of Omicron Holdings, an oil and gas trading company. Prior to these positions, Mr. Kit established and led a series of successful ventures, after beginning his career with a leading Japanese trading company. Throughout his career, Mr. Kit has lived and worked across the globe, with significant experience in South Africa, Europe, and, most recently, the United States, and has collaborated with blue-chip companies to develop and implement global strategies. We believe that Mr. Kit is qualified to serve on our board of directors due to his 40 years of international business and leadership experience.

Amit Shrestha has served as our Chief Financial Officer since March 2024. Mr. Shrestha joined our company following a 20-year career at Microsoft Corporation where he held various Chief Financial Officer positions after beginning as an Equity Controller and SEC Reporter in 2004; from March 2020 to October 2023, he served as CFO Mexico where he led digital transformation efforts, from April 2017 to March 2020, he served as CFO Area HQ for the Greater China Region covering China, Hong Kong, Macau and Taiwan, and from February 2012 to March 2017, he served as CFO US Public Sector where he restructured the business’s sales model. Earlier in his career, Mr. Shrestha held senior finance roles at Payment Online, Inc. in Seattle and at PWC in the Philippines. A native of Nepal, Mr. Shrestha is a frequent public speaker on finance transformation. Mr. Shrestha received his bachelor’s degree in Accounting from Philippines University and his Master of Business Administration in Finance from Seattle University.

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Maxwell Kit has served as our Chief Marketing Officer since April 2025. Mr. Kit is an accomplished executive with extensive international experience in mobile technology, branding, and strategic marketing across a broad range of industries. Since June 2021, Mr. Kit has served as Managing Director of K2 Endeavor, a UAE-based strategic investment holding group. From July 2016 to June 2021, Mr. Kit served as Managing Director of Omicron Holdings, an oil and gas trading company. Mr. Kit has led marketing and technology initiatives, particularly within the FinTech sector, and has developed and executed campaigns that strengthened brand identities and expanded market reach. Mr. Kit brings a keen understanding of diverse global markets and is fluent in Spanish.

M. Steven Kirchof has served as a member of our board of directors since April 2025. Mr. Kirchof has over 20 years of experience building entrepreneurial companies and driving innovation in healthcare technology. Since January 2017, Mr. Kirchof has served as Chief Executive Officer of CureGrail, Inc., a healthcare technology company engaging and empowering patients to own and manage their disease. Since founding OneOncology in July 2006, Mr. Kirchof has served as Chief Executive Officer of its successor, RxPath LLC, a healthcare transaction company. From January 2004 to June 2006, Mr. Kirchof co-founded and served as an executive at Matrix Oncology, which developed a group purchasing model for community oncology in partnership with Priority Healthcare and which was acquired by Express Scripts. Before these positions, Mr. Kirchof served in executive, sales management, marketing, and strategy leadership positions at iKnowMed, Inc., MedStat Group, and IBM Healthcare. Mr. Kirchof received his bachelor’s degree, summa cum laude, from Western Carolina University, and completed the one-year IBM Advanced Management Program at Harvard Business School. From March 2000 to March 2024, Mr. Kirchof served on the board of directors at D2 Solutions, a pharmaceutical and prescription management SaaS and consulting company based in St. Louis, and has served on multiple nonprofit and faith-based boards. We believe Mr. Kirchof is qualified to serve on our board of directors due to his professional, executive, and board experience.

Ian Subel has served as a member of our board of directors since October 2025. Mr. Subel has been a Managing Director of Fogel Capital Partners, LLC, a corporate finance advisory services firm, since December 2011 and from February 2002 to April 2007, providing consulting and advisory services through numerous family office and other organizations in amongst others the technology, insurance, consumer products, healthcare, entertainment technology, waste management, and oil and gas sectors. Since October 2016, Mr. Subel has been a Managing Director of Life Models LLC, an insurance advisory services firm, and a Managing Director at Marula Capital Group, an M&A services advisory firm, since March 2024. Both Fogel Capital Partners and Marula Capital Group fall under Rainmaker Securities, LLC, which is a FINRA registered broker-dealer and SIPC member. Mr. Subel has served as Chief Executive Officer of Novastus Inc., a waste to energy company, since June 2021, and Genetic Life Span Inc., a longevity health services company, since June 2023. From April 2007 to November 2011, Mr. Subel was the Chief Financial Officer and Treasurer of the LifeFirms Group of Companies, a single-family office, where he oversaw multiple operating entities owned by them. Mr. Subel was a Managing Director at Deloitte Corporate Finance, LLP from February 1998 to February 2002, and became a Partner during his five-year tenure at Fisher Hoffman Sithole/Pannell Kerr Forster from 1992 to 1997. Mr. Subel received his Bachelor of Commerce degree and his Bachelor of Accountancy degree from the University of the Witwatersrand, South Africa. Mr. Subel holds a CPA license and several insurance related licenses as well as series 7 and 63 broker dealer licenses. We believe Mr. Subel is qualified to serve on our board of directors due to his extensive business and financial services experience.

Richard Propper, M.D., has served as a member of our board of directors since October 2025. Dr. Propper has over 40 years of experience cofounding and investing in healthcare companies and is renowned for his clinical research in the treatment of thalassemia major. Dr. Propper received his bachelor’s degree from McGill University and M.D. from the Stanford University School of Medicine. Following his pediatric training at the Martin Luther King, Jr. General Hospital in Los Angeles, Dr. Propper worked as a Research Fellow in Pediatrics at Harvard Medical School. He was also a Fellow in Medicine at the Children’s Hospital Medical Center, and a Fellow in Pediatric Oncology at the Dana Farber Cancer Center. He subsequently served as Associate Director of the Blood Bank and Chief of the Pheresis Service at the Children’s Hospital Medical Center and Assistant Professor in Pediatrics at Harvard Medical School. While at Harvard, Dr. Propper worked with and was the lead investor in Dean Kamen’s AutoSyringe, Inc., the first portable infusion pump company in the United States. In 1984, Dr. Propper left the practice of medicine to found Montgomery Medical Ventures, one of the largest seed stage medical venture capital firm in the country at the time with $135 million in capital. That fund cofounded and invested in a number of healthcare companies that were subsequently acquired or taken public, including AppliedImmune Sciences, ICU Medical, and Alaris. In 1993, Dr. Propper began pursuing hospital, medical device and biotechnology ventures worldwide, including a focus on building business relationships between Chinese and U.S. companies beginning in 2001. From 2003 to 2005, he launched early SPACs, including Chardan China Acquisition Corporation, which eventually merged with Origin Agritech (Nasdaq: SEED), and Hollysys Automation Technologies (Nasdaq: HOLI). In 2008, Dr. Propper founded Tanzania’s Zariki School, a primary school that educates and feeds daily over 600 students ages three to nine and was designated by the Tanzanian government as one of the top performing schools in the country in 2024. Dr. Propper has served on the board of directors of Metabolics Pharma, Inc. since June 2024, and of D2 Pharma Consulting LLC since February 2021, both early-stage medical companies. We believe Mr. Propper is qualified to serve on our board of directors due to his extensive business and investment experience.

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Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

Family Relationships

Karl Kit, our Chief Executive Officer, President and a member of our board of directors, and Maxwell Kit, our Chief Marketing Officer, are father and son. No other family relationships exist between any of our directors and executive officers. There are no arrangements or understandings with major stockholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

We chose to appoint a separate Executive Chairman of the Board who is not our Chief Executive Officer. Our board of directors has made this decision based on their belief that a separate Executive Chairman of the Board can act as a balance to the Chief Executive Officer.

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The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work will be delegated to committees, which will meet regularly and report back to the full board. We have established a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Independent Directors

NYSE American’s rules generally require that a majority of an issuer’s board of directors consist of independent directors. Our board of directors currently consists of five (5) directors, Michael Chermak, Karl Kit, M. Steven Kirchof, Ian Subel, and Richard Propper. Michael Chermak and Karl Kit are not independent within the meaning of the NYSE American’s rules. However, we have entered into independent director agreements with M. Steven Kirchof, Ian Subel, and Richard Propper. As a result, our board of directors consists of five (5) directors, three (3) of whom are independent within the meaning of NYSE American’s rules.

Committees of the Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each with its own charter approved by the board. The committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. We also intend to make each committee’s charter available on our website at https://rmx.io/.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

M. Steven Kirchof, Ian Subel, and Richard Propper, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, serve on our audit committee, with Ian Subel serving as the chairman. Our board has determined that Ian Subel qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

M. Steven Kirchof, Ian Subel, and Richard Propper, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and NYSE American’s rules, serve on our compensation committee, with Richard Propper serving as the chairman. The members of the compensation committee are also “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

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The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

M. Steven Kirchof, Ian Subel, and Richard Propper, each of whom satisfies the “independence” requirements of NYSE American’s rules, serve on our nominating and corporate governance committee, with M. Steven Kirchof serving as the chairman. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by stockholders and recommending to the board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) includes the solicitation of ideas for possible candidates from a number of sources – members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred-twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made or as otherwise required by the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code of ethics has been filed as an exhibit to the registration statement of which this prospectus is a part. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2025 and 2024

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Joshua Cryer,	2025	-	-	-	-		-		-
Former Chief Executive Officer and President(3)	2024	190,000	-	-	1,122,175	(4)	90,000	(5)	1,402,175
Michael Chermak,	2025	-	-	-	-		300,000		300,000
Executive Chairman, Secretary, and Treasurer	2024	-	-	-	1,122,175	(6)	240,000		1,362,175
Andrew Sheppard,	2025	240,000	-	-	-		-		240,000
Former President of RMX Government, Chief Executive Officer and President(7)	2024	20,000	-	-	2,594,457	(8)	-		2,614,857
Amit Shrestha,	2025	240,000	-	-	-		-		240,000
Chief Financial Officer	2024	160,000	-	-	1,950,017	(9)	-		2,110,017
John Dames,	2025	240,000	-	-	-		-		240,000
Former Chief Technology Officer(10)	2024	230,833	-	-	417,314	(11)	-		702,147
Karl Kit	2025	-	-	-	-		200,000		200,000
Chief Executive Officer and President	2024	-	-	-	-		-		-

(1)	The aggregate grant date fair value was computed in accordance with ASC Topic 718 based on the assumptions described in footnotes 2 and 7 to the Company’s audited financial statements accompanying this prospectus.

(2)	All other compensation consisted of consulting fees unless otherwise noted.

(3)	Joshua Cryer was the Company’s Chief Executive Officer from June 2023 to November 2024, and the Company’s President from February 2023 to November 2024.

(4)	Joshua Cryer was granted an option to purchase 166,667 shares of Class A Common Stock on June 3, 2024, which will vest upon the Company’s listing to a national securities exchange. These options were cancelled due to Mr. Cryer’s resignation from the Company on November 30, 2024.

(5)	Consists of the severance payment under the separation agreement and release of claims, dated December 9, 2024, between the Company and Joshua Cryer.

(6)	Michael Chermak was granted an option to purchase 166,667 shares of Class A Common Stock on June 3, 2024, which will vest upon the Company’s listing to a national securities exchange.

(7)	Andrew Sheppard was the Company’s President of RMX Government from April 2025 to January 2026, and the Chief Executive Officer and President from December 2024 to April 2025.

(8)	Andrew Sheppard was granted an option to purchase 116,667 shares of Class A Common Stock on December 1, 2024, subject to certain vesting conditions. Additionally, Mr. Sheppard was granted an option to purchase 166,667 shares of Class A Common Stock on December 1, 2024, which will vest upon the Company’s listing to a national securities exchange.

(9)	Amit Shrestha was granted an option to purchase 116,667 shares of Class A Common Stock on March 1, 2024, subject to certain vesting conditions. Additionally, Mr. Shrestha was granted an option to purchase 166,667 shares of Class A Common Stock on June 3, 2024, which will vest upon the Company’s listing to a national securities exchange.

(10)	John Dames was the Company’s Chief Technology Officer from January 2023 to December 2025.

(11)	John Dames was granted an option to purchase 70,000 shares of Class A Common Stock on June 3, 2024, subject to certain vesting conditions.

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Executive Employment and Consulting Agreements

On October 1, 2022, Joshua Cryer and the Company entered into an executive consulting services agreement, pursuant to which the Company paid Mr. Cryer $10,000 per month for consulting services related to Mr. Cryer’s position as Chief Technology Officer. Mr. Cryer also received 97,000 shares of Class A Common Stock upon the signing of the agreement, which vest monthly over a two-year period at a rate of 1/24th per month. This agreement was in effect until January 1, 2023, when Mr. Cryer and the Company entered into an employment agreement, pursuant to which the Company paid Mr. Cryer $20,000 per month for his services as Chief Operating Officer. On January 1, 2023, Mr. Cryer and the Company also entered into a stock option agreement, pursuant to which Mr. Cryer received a stock option to purchase 97,000 shares of Class A Common Stock at $3.00 per share upon the signing of the agreement, which vests equally over three years on each anniversary, provided Mr. Cryer remains in continuous service with the Company. This agreement was in effect until June 14, 2023, when Mr. Cryer and the Company entered into a subsequent employment agreement, pursuant to which the Company pays Mr. Cryer $20,000 per month for Mr. Cryer’s services as Chief Executive Officer and President. On June 14, 2023, Mr. Cryer and the Company also entered into a stock option agreement, pursuant to which Mr. Cryer received a stock option to purchase 137,333 shares of Class A Common Stock at $3.00 per share upon the signing of the agreement, 37,333 shares of which vest immediately and the remaining shares vest at 1/3 of the remaining shares per year for three years on each anniversary, provided Mr. Cryer remains in continuous service with the Company. On June 3, 2024, Mr. Cryer and the Company entered into a stock option agreement, pursuant to which Mr. Cryer received a stock option to purchase 166,667 shares of Class A Common Stock at $7.50 per share, which will vest immediately upon the listing of the Company’s Class A Common Stock to a national securities exchange, provided Mr. Cryer remains in continuous service with the Company. Mr. Cryer will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off in accordance with the Company’s policies in effect from time to time. If the Company terminates Mr. Cryer without cause, Mr. Cryer will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination for the shorter of three months or the remainder of the term of the agreement; (ii) benefits under group health and life insurance plans in which Mr. Cryer participated prior to termination for the shorter of three months or the remainder of the term of the agreement; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans. Mr. Cryer resigned from his positions as Chief Executive Officer and President effective November 30, 2024. In connection with Mr. Cryer’s resignation, on December 9, 2024, Mr. Cryer and the Company entered into a separation agreement and release of claims, pursuant to which Mr. Cryer released the Company from all claims arising from arising out of or in any way related to his employment with the Company or his separation from the Company in exchange for a $90,000 severance payment paid in installments from December 31, 2024 to April 30, 2025. Mr. Cryer’s 298,000 unvested options were cancelled as of November 30, 2024, and his 103,000 vested options were cancelled as of February 28, 2024 for failure to exercise.

On October 6, 2022, John Dames and the Company entered into an executive consulting services agreement, pursuant to which the Company paid Mr. Dames $5,000 per month for consulting services related to Mr. Dames’s position as Product Manager. Mr. Dames also received 48,334 shares of Class A Common Stock upon the signing of the agreement, which vest monthly over a two-year period at a rate of 1/24th per month. This agreement was in effect until January 1, 2023, when Mr. Dames and the Company entered into a subsequent executive consulting services agreement, pursuant to which the Company paid Mr. Dames $10,000 per month for his services as Chief Technology Officer. On January 1, 2023, Mr. Dames and the Company also entered into a stock option agreement, pursuant to which Mr. Dames received a stock option to purchase 48,334 shares of Class A Common Stock at $3.00 per share upon the signing of the agreement, which vests equally over three years on each anniversary, provided Mr. Dames remains in continuous service with the Company. This subsequent executive consulting services agreement was in effect until February 1, 2023, when Mr. Dames and the Company entered into an employment agreement, pursuant to which the Company pays Mr. Dames $10,000 per month for his services as Chief Technology Officer. On February 1, 2024, Mr. Dames’s salary was increased to $220,000 per year. On June 3, 2024, Mr. Dames and the Company entered into a stock option agreement, pursuant to which Mr. Dames received a stock option to purchase 70,000 shares of Class A Common Stock at $7.50 per share, which will vest over three years with one-sixth vesting on each six-month anniversary of the grant date, provided Mr. Dames remains in continuous service with the Company. Mr. Dames will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off in accordance with the Company’s policies in effect from time to time. If the Company terminates Mr. Dames without cause, Mr. Dames will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination for the shorter of three months or the remainder of the term of the agreement; (ii) benefits under group health and life insurance plans in which Mr. Dames participated prior to termination for the shorter of three months or the remainder of the term of the agreement; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans. Mr. Dames resigned from his position as Chief Technology Officer effective December 31, 2025. Mr. Dames’s 51,111 unvested options were cancelled as of December 31, 2025, and his 67,223 vested options were cancelled as of March 31, 2026 for failure to exercise.

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On October 30, 2022, Michael Chermak and the Company entered into an executive consulting services agreement, pursuant to which the Company pays Mr. Chermak $15,000 per month for consulting services related to his position as Secretary and Treasurer. This agreement was amended on February 1, 2023, when the board of directors increased Mr. Chermak’s consulting fees from $15,000 per month to $25,000 per month, and is still in effect. On June 3, 2024, Mr. Chermak and the Company entered into a stock option agreement, pursuant to which Mr. Chermak received a stock option to purchase 116,667 shares of Class A Common Stock at $7.50 per share, which will vest immediately upon the listing of the Company’s Class A Common Stock to a national securities exchange, provided Mr. Chermak remains in continuous service with the Company.

On March 1, 2024, Amit Shrestha and the Company entered into an employment agreement, pursuant to which the Company pays Mr. Shrestha $20,000 per month for his services as Chief Financial Officer. On March 1, 2024, Mr. Shrestha and the Company also entered into a stock option agreement, pursuant to which Mr. Shrestha received a stock option to purchase 116,667 shares of Class A Common Stock at $3.00 per share upon the signing of the agreement, 4,667 shares of which vest immediately and the remaining shares vest at 56,000 shares per year for two years on each anniversary, provided Mr. Shrestha remains in continuous service with the Company. On June 3, 2024, Mr. Shrestha and the Company entered into a stock option agreement, pursuant to which Mr. Shrestha received a stock option to purchase 166,667 shares of Class A Common Stock at $7.50 per share, which will vest immediately upon the listing of the Company’s Class A Common Stock to a national securities exchange, provided Mr. Shrestha remains in continuous service with the Company. Mr. Shrestha will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off in accordance with the Company’s policies in effect from time to time. If the Company terminates Mr. Shrestha without cause, Mr. Shrestha will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination for the shorter of three months or the remainder of the term of the agreement; (ii) benefits under group health and life insurance plans in which Mr. Shrestha participated prior to termination for the shorter of three months or the remainder of the term of the agreement; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans.

On November 25, 2024, Andrew Sheppard and the Company entered into an employment agreement, pursuant to which the Company pays Mr. Sheppard $20,000 per month for his services as Chief Executive Officer and President effective as of December 1, 2024. On December 1, 2024, Mr. Sheppard and the Company entered into a stock option agreement, pursuant to which Mr. Sheppard received a stock option to purchase 116,667 shares of Class A Common Stock at $10.50 per share upon the signing of the agreement, 16,667 shares of which vest immediately and the remaining shares vest over three years with one-sixth vesting on each six-month anniversary of the grant date, provided Mr. Sheppard remains in continuous service with the Company. Also, on December 1, 2024, Mr. Sheppard and the Company entered into a stock option agreement, pursuant to which Mr. Sheppard received a stock option to purchase 166,667 shares of Class A Common Stock at $10.50 per share, which will vest immediately upon the listing of the Company’s Class A Common Stock to a national securities exchange, provided Mr. Sheppard remains in continuous service with the Company. Mr. Sheppard will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to paid time off in accordance with the Company’s policies in effect from time to time. If the Company terminates Mr. Sheppard without cause, Mr. Sheppard will be entitled to the following severance payments: (i) cash in the amount of base salary in effect on the date of such termination for the shorter of three months or the remainder of the term of the agreement; (ii) benefits under group health and life insurance plans in which Mr. Sheppard participated prior to termination for the shorter of three months or the remainder of the term of the agreement; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans. On April 16, 2025, Mr. Sheppard and the Company entered into an amendment to the employment agreement, pursuant to which Mr. Sheppard ceased to be the Company’s Chief Executive Officer and President and became the President of RMX Government. Mr. Sheppard’s compensation remained unchanged. Mr. Sheppard resigned from his position as President of RMX Government effective January 31, 2026. Mr. Sheppard’s 233,334 unvested options were cancelled as of January 31, 2026, and his 50,000 vested options were cancelled as of April 30, 2026 for failure to exercise.

On April 16, 2025, Karl Kit and the Company entered into an executive consulting services agreement, pursuant to which the Company pays Mr. Kit $25,000 per month for his services as Chief Executive Officer and President effective as of April 16, 2025.

On April 16, 2025, Maxwell Kit and the Company entered into an executive consulting services agreement, pursuant to which the Company pays Mr. Kit $20,000 per month for his services as Chief Marketing Officer effective as of April 16, 2025.

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Outstanding Equity Awards at Fiscal Year-End

The executive officers named above had the following unexercised options or equity incentive plan awards outstanding as of December 31, 2025.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
Andrew Sheppard, Former President of RMX Government,							December
Chief Executive Officer and President	50,000	66,667	(1)	166,667	(2)	$10.50	1, 2034
Amit Shrestha,							March 1,
Chief Financial Officer	60,667	56,000	(3)	-		$3.00	2034
Amit Shrestha,							June 3,
Chief Financial Officer	-	-		166,667	(4)	$7.50	2034
Michael Chermak,							June 3,
Executive Chairman, Secretary, and Treasurer	-	-		166,667	(5)	$7.50	2034
John Dames,							January 1,
Former Chief Technology Officer	32,223	16,111	(6)	-		$3.00	2033
John Dames,							June 3,
Former Chief Technology Officer	35,000	35,000	(7)	-		$7.50	2034

(1)	As of December 31, 2025, the unvested shares under the option will vest in four equal installments on each six-month anniversary of the grant date subject to Mr. Sheppard’s continuous service.

(2)	As of December 31, 2025, the unvested shares under the option will vest immediately upon the listing of the Company to a national securities exchange subject to Mr. Sheppard’s continuous service.

(3)	As of December 31, 2025, the unvested shares under the option under the option will vest on March 1, 2026, subject to Mr. Shrestha’s continuous service.

(4)	As of December 31, 2025, the unvested shares under the option will vest immediately upon the listing of the Company to a national securities exchange subject to Mr. Shrestha’s continuous service.

(5)	As of December 31, 2025, the unvested shares under the option will vest immediately upon the listing of the Company to a national securities exchange subject to Mr. Chermak’s continuous service.

(6)	As of December 31, 2025, the unvested shares under the option will vest on January 1, 2026, subject to Mr. Dames’s continuous service.

(7)	As of December 31, 2025, the unvested shares under the option will vest in three equal installments on each six-month anniversary of the grant date subject to Mr. Dames’s continuous service.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

See “—Executive Employment and Consulting Agreements” above.

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Director Compensation

The directors of the Company were compensated for services as directors during the fiscal year ended December 31, 2025 as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. Steven Kirchof	44,500	-	895,842	-	-	-	940,342
Ian Subel	14,032	-	2,231,240	-	-	-	2,245,272
Richard Propper	14,032	-	1,255,073	-	-	-	1,269,105

Each of the Company’s independent directors have entered into an Independent Director Agreement with the Company (each, an “Independent Director Agreement”). Under each Independent Director Agreement, each independent director will receive an annual cash fee and an initial option to purchase shares of restricted Class A Common Stock. We will pay the annual cash compensation fee to each independent director in equal monthly installments no later than the fifth business day of each month commencing in the month following the earlier of (i) the date we close on a raise of at least $3,000,000 or (ii) the Company’s successful uplisting to a national securities exchange. The cash fee to be paid to each independent director will be $60,000 per year in cash, plus $36,000 per year for services rendered per committee of the board. In addition, under each Independent Director Agreement, a stock option to purchase 100,000 shares of Class A Common Stock, at an exercise price of $10.50 per share, were awarded to each independent director following the date of the director’s appointment. The stock option vests over two years with 33,334 shares vesting immediately and one-half vesting on each yearly anniversary of the date of grant provided the director remains in continuous service. We will also reimburse each independent director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director’s duties for us. As also required under each Independent Director Agreement, we have separately entered into a standard indemnification agreement with each of our directors.

On November 24, 2025, the Company established two special projects of the board of directors related to ongoing strategic planning, anticipated financing and public company readiness, and comprehensive human capital and organizational buildout, and appointed Ian Subel and Richard Propper to such projects. In recognition of and as compensation for the special projects, Ian Subel was awarded a stock option to purchase 166,667 shares of Class A Common Stock, at an exercise price of $10.50 per share, and Richard Propper was awarded a stock option to purchase 50,000 shares of Class A Common Stock, at an exercise price of $10.50 per share, both of which vested in full on November 24, 2025.

2022 Equity Incentive Plan

On November 23, 2022, our board of directors approved, and our majority stockholders ratified, the RMX Industries, Inc. 2022 Equity Incentive Plan, or the 2022 Plan, as amended on June 13, 2023, October 31, 2023, May 2, 2024, October 15, 2025, and April 1, 2026.

Purpose of the 2022 Plan: The purpose of the 2022 Plan is to advance our interests and the interests of our stockholders by providing an incentive to attract, retain and reward persons performing services for us and by motivating such persons to contribute to our growth and profitability. The maximum number of shares of Class A Common Stock that may be issued pursuant to awards granted under the 2022 Plan is 10,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the 2022 Plan. As of the date of this prospectus, we have granted 1,660,579 stock options under the 2022 Plan and 8,339,421 shares remain available for issuance under the 2022 Plan. We intend that awards granted under the 2022 Plan be exempt from or comply with Section 409A of the Internal Revenue Code, or the Code (including any amendments or replacements of such section), and the 2022 Plan shall be so construed.

The following summary briefly describes the principal features of the 2022 Plan and is qualified in its entirety by reference to the full text of the 2022 Plan.

Awards that may be granted include: (a) Incentive Stock Options, or ISO (b) Nonstatutory Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock, (e) Restricted Stock Units, or RSUs, (f) Stock granted as a bonus or in lieu of another award, and (g) Performance Awards. These awards offer us and our stockholders the possibility of future value, depending on the long-term price appreciation of our Class A Common Stock and the award holder’s continuing service with us.

Stock options give the option holder the right to acquire from us a designated number of shares of our Class A Common Stock at a purchase price that is fixed at the time of the grant of the option. The exercise price will not be less than the market price of the Class A Common Stock on the date of grant. Stock options granted may be either incentive stock options or non-statutory stock options.

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Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the 2022 Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of Class A Common Stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted stock are awards of a right to receive shares of our Class A Common Stock on a future date. Restricted Stock Unit Awards are evidenced by award agreements in such form as our board of directors shall from time to time establish. Restricted stock shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our Class A Common Stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our Class A Common Stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

Our board of directors may grant Class A Common Stock to any eligible recipient as a bonus, or to grant stock or other awards in lieu of obligations to pay cash or deliver other property under the 2022 Plan or under other plans or compensatory arrangements.

The 2022 Plan also provides for performance awards, representing the right to receive a payment, which may be in the form of cash, shares of Class A Common Stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the 2022 Plan are described in more detail below.

Administration of the 2022 Plan: The 2022 Plan is currently administered by our board of directors. All questions of interpretation of the 2022 Plan, of any award agreement or of any other form of agreement or other document employed by us in the administration of the 2022 Plan or of any award shall be determined by the board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the 2022 Plan or such award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the board of directors. in the exercise of its discretion pursuant to the 2022 Plan or award agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

Eligible Recipients: Persons eligible to receive awards under the 2022 Plan will be those employees, consultants and directors of us or of any of our subsidiaries.

Shares Available Under the 2022 Plan: The maximum aggregate number of shares of Class A Common Stock that may be issued under the 2022 Plan shall be 10,000,000 shares and shall consist of authorized but unissued or reacquired shares of Class A Common Stock or any combination thereof, subject to adjustment for certain corporate changes affecting the shares, such as stock splits, merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend. Shares subject to an award under the 2022 Plan for which the award is canceled, forfeited or expires again become available for grants under the 2022 Plan.

Stock Options and Stock Appreciation Rights:

General. Stock options and SARs shall be evidenced by award agreements specifying the number of shares of Class A Common Stock covered thereby, in such form as the board of directors shall from time to time establish. Each Stock option grant will identify the option as an ISO or Nonstatutory Stock Option. Subject to the provisions of the 2022 Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for each stock option or SAR shall be established in the discretion of the board of directors; provided, however, that the exercise price per share for the stock option or SAR shall be not less than the fair market value of a share of Class A Common Stock on the effective date of grant of the stock option or SAR. Notwithstanding the foregoing, a stock option or SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such stock option or SAR is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

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Exercise of Options. Stock options may be immediately exercisable but subject to repurchase or may be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the board of directors and set forth in the award agreement evidencing such stock option. No stock option or SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such stock option or SAR. Subject to the foregoing, unless otherwise specified by the board of directors in the grant of a stock option or SAR, any stock option or SAR granted hereunder shall terminate ten (10) years after the effective date of grant of the stock option or SAR, unless earlier terminated in accordance with its provisions. The board of directors may set a reasonable minimum number of shares of Class A Common Stock that may be exercised at any one time.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our total combined voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive Stock Options. Stock options intending to qualify as ISOs may only be granted to employees, as determined by the board of directors. No ISO shall be granted to any person if immediately after the grant of such award, such person would own Class A Common Stock, including Class A Common Stock subject to outstanding awards held by him or her under the 2022 Plan or any other plan established by the Company, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company. To the extent that the award agreement specifies that an Option is intended to be treated as an ISO, the Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to qualify as an ISO. If and to the extent that any shares of Stock are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares of Class A Common Stock shall not be treated as issued under an ISO notwithstanding any designation otherwise.

Restricted Stock Awards: Stock awards can also be granted under the 2022 Plan. A stock award is a grant of shares of Class A Common Stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Restricted Stock Units: RSU Awards shall be evidenced by award agreements in such form as the board of directors shall from time to time establish. The purchase price for shares of Stock issuable under each RSU Award shall be established by the board of directors in its discretion. Except as may be required by Applicable Law or established by the board of directors, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving an RSU Award. Shares issued pursuant to any RSU Award may (but need not) be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Criteria, as shall be established by the board and set forth in the award agreement evidencing such award.

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Performance Criteria: Under the 2022 Plan, Performance Criteria means business criteria including, but not limited to: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels or Performance Criteria. Any Performance Criteria may be used to measure the Company’s performance as a whole or any of the Company’s business units and may be measured relative to a peer group or index.

Performance Awards. Performance awards shall be evidenced by award agreements in such form as the board of directors shall from time to time establish. Each performance award shall entitle the participant to a payment in cash or Class A Common Stock upon the attainment of Performance Criteria and other terms and conditions specified by the board of directors. Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a performance award may be adjusted by the board of directors on the basis of such further consideration as the board of directors in its sole discretion shall determine. The board of directors may, in its discretion, substitute actual Class A Common Stock for the cash payment otherwise required to be made to a participant pursuant to a performance award.

Bonus Stock and Awards in Lieu of Obligations. The board of directors may grant Class A Common Stock to any eligible recipient as a bonus, or to grant Class A Common Stock or other awards in lieu of obligations to pay cash or deliver other property under the 2022 Plan or under other plans or compensatory arrangements, provided that, in the case of participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the board of directors to the extent necessary to ensure that acquisitions of Class A Common Stock or other awards are exempt from liability under Section 16(b) of the Exchange Act. Class A Common Stock or awards granted hereunder shall be subject to such other terms as shall be determined by the board of directors.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board of directors also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the 2022 Plan or any outstanding award or may terminate the 2022 Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the 2022 Plan, change the persons eligible for awards under the 2022 Plan, extend the time within which awards may be made, or amend the provisions of the 2022 Plan related to amendments. No amendment that would adversely affect any outstanding award made under the 2022 Plan can be made without the consent of the holder of such award.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2025 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On April 15, 2025, we entered into a share exchange agreement with RMX Industries Inc. and its shareholders, pursuant to which we issued 2,851,798 shares of Class A Common Stock in exchange for the shareholders’ shares resulting in RMX Industries Inc. becoming our wholly-owned subsidiary. As shareholders of RMX Industries Inc., Michael Chermak, our Executive Chairman, Secretary, Treasurer and director, received 166,667 shares, Amit Shrestha, our Chief Financial Officer, received 83,334 shares, John Dames, our former Chief Technology Officer, received 83,334 shares, Richard Propper, our director, received 116,667 shares, and K2 Endeavor, which is beneficially owned by Karl Kit, our Chief Executive Officer, President and director, and Maxwell Kit, our Chief Marketing Officer, received 2,401,798 shares. K2 Endeavor’s shares were subsequently transferred to The Axis Continuum Trust, which is beneficially owned by Karl Kit and Maxwell Kit.

Promoters and Certain Control Persons

Each of Mr. Michael Chermak, our co-founder, Executive Chairman, Secretary, and Treasurer, Mr. Michael Collins, our co-founder and former director, President and Treasurer, and Mr. Mohammad Ansari, our co-founder and former director, may be deemed a “promoter” as defined by Rule 405 of the Securities Act. For information regarding compensation, including items of value, that have been provided or that may be provided to these individuals, please see below or refer to “Executive Compensation” and “—Transactions with Related Persons” above.

●	On August 5, 2022, we issued Mohammad Ansari, our former director, 333,334 shares of Class B Common Stock in connection with the amendment to the articles of incorporation of the Company, at an issue price of $0.003 per share, for a total consideration of $1,000. On August 8, 2022, Mohammad Ansari, our former director, transferred 333,334 shares of Class B Common Stock to Basestones, Inc.

●	Mohammad Ansari, our former director, received annual compensation from the Company of $45,000 in 2022 and $60,000 in 2023 under a consulting agreement for consulting services unrelated to his services as a director.

●	On March 14, 2023, the Company entered into an Intellectual Property Purchase Agreement with Basestones Capital Ltd., for the purchase of US Patent No. 9,451,291 (Fast DWT-Based Intermediate Codec Optimized For Massively Parallel Architecture), issued on September 20, 2016, and the developed source code related to the patent. The Company made a one-time payment of $200,000 for the patent.

●	On August 5, 2022, we issued Michael Collins, our former President, Treasurer and director, 533,334 shares of Class B Common Stock in connection with the amendment to the articles of incorporation of the Company, at an issue price of $0.003 per share, for a total consideration of $1,600.

●	Michael Collins, our former President, Treasurer and director, received annual compensation from the Company of $50,000 in 2022.

●	On May 22, 2023, Michael Collins, our former President, Treasurer and director, cancelled his 533,334 shares of Class B Common Stock in exchange for 66,667 shares of Class A Common Stock.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of the date of this prospectus for (i) each of our named executive officers, directors and director nominees; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of a voting security that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our voting securities held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, RMX Industries, Inc., 4514 Cole Ave, Ste. 600, Dallas, TX 75205.

	Capital Stock Beneficially Owned(1)
Name of Beneficial Owner	Class A Common Stock		Percent of Class A Common Stock (%)	Class B Common Stock		Percent of Class B Common Stock (%)	Series X Preferred Stock	Percent of Series X Preferred Stock (%)	Total Voting Power(2) (%)
Michael Chermak, Executive Chairman, Treasurer, Secretary and Director	250,000		2.5	333,334	(3)	100.0	-	-	25.2
Karl Kit, Chief Executive Officer, President and Director	2,435,132	(4)	24.2	-		-	6,000	100.0	69.3
Amit Shrestha, Chief Financial Officer	200,001	(5)	2.0	-		-	-	-	*
Maxwell Kit, Chief Marketing Officer	2,435,132	(6)	24.2	-		-	-	-	1.8
M. Steven Kirchof, Director	66,667	(7)	*	-		-	-	-	*
Ian Subel, Director	233,334	(8)	2.3	-		-	-	-	*
Richard Propper, Director	335,816	(9)	3.3	-		-	-	-	*
All directors and executive officers as a group (7 persons)	3,520,950		33.3	1,000,000		100.0	6,000	100.0	94.7
Boustead Securities, LLC(10)	521,250		5.1	-		-	-	-	*
The Axis Continuum Trust(11)	2,401,798		24.0	-		-	-	-	1.8
Makena Investment Advisors, LLC(3)	-		-	333,334		100.0	-	-	25.0
The Sunshine and Rain Asset Management Irrevocable Trust(12)	947,505		9.2	-		-	-	-	*
Peter Schultz	990,387	(13)	9.6	-		-	-	-	*

*	Less than 1%

(1)	Based on 10,015,196 shares of Class A Common Stock, 333,334 shares of Class B Common Stock, and 6,000 Series X Preferred Stock issued and outstanding as of the date of this prospectus.

(2)	The holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record, the holders of Class B Common Stock are entitled to one hundred (100) votes for each share of Class B Common Stock held of record, and the holders of Series X Preferred Stock are entitled to fifteen thousand (15,000) votes for each share of Series X Preferred Stock held of record, on all matters submitted to a vote of the stockholders. A total of 10,015,196 shares of Class A Common Stock, 333,334 shares of Class B Common Stock and 6,000 shares of Series X Preferred Stock representing total voting power of 133,348,596 votes are outstanding as of the date of this prospectus.

(3)	The 333,334 shares of Class B Common Stock beneficially owned by Michael Chermak are held by Makena Investment Advisors, LLC. Makena Investment Advisors, LLC is a Nevada limited liability company. Makena Investment Advisors, LLC’s managing member is Michael Chermak, our Executive Chairman, Secretary, Treasurer and director. Makena Investment Advisors, LLC’s business address is 17090 Via Serenidad, Ramona, CA 92065, USA.

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(4)	Consists of (i) 33,334 shares of Class A Common Stock issuable upon the exercise of a warrant and (ii) 2,401,798 shares of Class A Common Stock held by The Axis Continuum Trust, which Karl Kit is deemed to beneficially own.

(5)	Consists of (i) 83,334 shares of Class A Common Stock and (ii) 116,667 shares of Class A Common Stock issuable upon the exercise of an option.

(6)	Consists of (i) 33,334 shares of Class A Common Stock issuable upon the exercise of a warrant and (ii) 2,401,798 shares of Class A Common Stock held by The Axis Continuum Trust, which Maxwell Kit is deemed to beneficially own.

(7)	Consists of 66,667 shares of Class A Common Stock issuable upon the exercise of an option.

(8)	Consists of 233,334 shares of Class A Common Stock issuable upon the exercise of options.

(9)	Consists of (i) 219,149 shares of Class A Common Stock and (ii) 116,667 shares of Class A Common Stock issuable upon the exercise of options.

(10)	Consists of (i) 333,334 shares of Class A Common Stock and (ii) 187,916 shares of Class A Common Stock issuable upon exercise of warrants. Boustead Securities, LLC is a California limited liability company. Boustead Securities, LLC’s managing member is Keith Moore. Keith Moore is deemed to beneficially own the shares of Class A Common Stock owned by Boustead Securities, LLC and has sole voting and dispositive powers over its shares. Boustead Securities, LLC’s business address is 6 Venture, Suite 395, Irvine, CA 92618, USA.

(11)	The Axis Continuum Trust is a Delaware trust. Karl Kit, our Chief Executive Officer, President and director, and Maxwell Kit, our Chief Marketing Officer, are trustees and managers and are deemed to beneficially own the shares of Class A Common Stock owned by The Axis Continuum Trust and have shared voting and dispositive powers over its shares. The Axis Continuum Trust’s business address is 2807 Allen Street, #2061, Dallas, TX 75204, USA.

(12)	Consists of (i) 648,334 shares of Class A Common Stock and (ii) 299,171 shares of Class A Common Stock issuable upon the exercise of warrants. The Sunshine and Rain Asset Management Irrevocable Trust is a Wyoming trust. Peter Schultz is the manager and trustee and is deemed to beneficially own the shares of Class A Common Stock owned by The Sunshine and Rain Asset Management Irrevocable Trust and has sole voting and dispositive powers over its shares. The Sunshine and Rain Asset Management Irrevocable Trust’s business address is 375 East Nevada Street, Ashland, OR 97520, USA.

(13)	Consists of (i) 648,334 shares of Class A Common Stock held by The Sunshine and Rain Asset Management Irrevocable Trust, which Peter Schultz is deemed to beneficially own, (ii) 299,171 shares of Class A Common Stock issuable upon the exercise of warrants held by The Sunshine and Rain Asset Management Irrevocable Trust, which Peter Schultz is deemed to beneficially own, (iii) 25,267 shares of Class A Common Stock held by Unbounded Trust, which Peter Schultz is deemed to beneficially own, and (iv) 17,615 shares of Class A Common Stock held directly by Peter Schultz.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock currently consists of 76,666,666 shares, consisting of (i) 66,666,666 shares of common stock, $0.001 par value per share, of which 65,466,666 shares are designated Class A Common Stock, $0.001 par value per share, and 1,200,000 shares are designated Class B Common Stock, $0.001 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share, of which 6,000 are designated “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”).

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part.

As of the date of this prospectus, there were (i) 10,015,196 shares of Class A Common Stock issued and outstanding, (ii) 333,334 shares of Class B Common Stock issued and outstanding, and (iii) 6,000 shares of Series X Preferred Stock issued and outstanding.

Common Stock

The holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record and the holders of Class B Common Stock are entitled to one hundred (100) votes for each share of Class B Common Stock held of record on all matters submitted to a vote of the stockholders. A share of Class B Common Stock may be voluntarily converted into a share of Class A Common Stock. A transfer of a share of Class B Common Stock will result in its automatic conversion into a share of Class A Common Stock upon such transfer, subject to certain exceptions, including that the transfer of a share of Class B Common Stock to another holder of Class B Common Stock will not result in such automatic conversion. Class A Common Stock is not convertible. Other than as to voting and conversion rights, the Company’s Class A Common Stock and Class B Common Stock have the same rights and preferences and rank equally, share ratably and are identical in all respects as to all matters.

Under our bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles of incorporation authorize our board to issue up to 10,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Our board of directors has designated the Series X Preferred Stock. The Series X Preferred Stock is not entitled to preferences upon liquidation, dividends, participation or redemption rights and cannot be transferred by the original holder. Each share of Series X Preferred Stock, at the option of the holder thereof, is convertible into one (1) share of Class A Common Stock. Each share of Series X Preferred Stock is entitled to fifteen thousand (15,000) votes per share, and shall vote together with the common stock on any matter submitted to the holders of the common stock for as long as the shares of Series X Preferred Stock remain issued and outstanding.

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Stock Options

On November 23, 2022, we adopted the RMX Industries, Inc. 2022 Equity Incentive Plan, or the 2022 Plan. The purpose of the 2022 Plan is to grant restricted stock and stock options to our officers, employees, directors, advisors and consultants. The maximum number of shares of Class A Common Stock that may be issued pursuant to awards granted under the 2022 Plan is 10,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the 2022 Plan. The 2022 Plan expires on November 23, 2032. For further information, please see “Executive Compensation – 2022 Equity Incentive Plan”.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Multi-Class Structure

Under our articles of incorporation, we are authorized to issue two classes of common stock, Class A Common Stock and Class B Common Stock, and any number of classes of preferred stock, from which we have designated Series X Preferred Stock, a high vote series of preferred stock. Class A Common Stock is entitled to one vote per share on proposals requiring or requesting stockholder approval, Class B Common Stock is entitled to one hundred votes on any such matter, and Series X Preferred Stock is entitled to fifteen thousand votes on any such matter. A share of Class B Common Stock or Series X Preferred Stock may be voluntarily converted into a share of Class A Common Stock. A transfer of a share of Class B Common Stock will result in its automatic conversion into a share of Class A Common Stock upon such transfer, subject to certain exceptions, including that the transfer of a share of Class B Common Stock to another holder of Class B Common Stock will not result in such automatic conversion. Class A Common Stock is not convertible. Other than as to voting and conversion rights, the Company’s Class A Common Stock and Class B Common Stock have the same rights and preferences and rank equally, share ratably and are identical in all respects as to all matters. The Series X Preferred Stock is not entitled to preferences upon liquidation, dividends, participation or redemption rights and cannot be transferred by the original holder.

The selling stockholders named in this prospectus are offering shares of Class A Common Stock. Makena Investment Advisors, LLC, which is beneficially owned by Michael Chermak, our Executive Chairman, Secretary, Treasurer, and director, owns 333,334 shares of our outstanding Class B Common Stock, which amounts to 33,333,400 votes. Karl Kit, our Chief Executive Officer, President, and director, owns 6,000 shares of our outstanding Series X Convertible Stock, which amounts to 90,000,000 votes. As of the date of this prospectus, there are 10,015,196 shares of Class A Common Stock outstanding representing voting power of 10,015,196 votes, 333,334 shares of Class B Common Stock outstanding representing voting power of 33,333,400 votes, and 6,000 shares of Series X Preferred Stock outstanding representing voting power of 90,000,000 votes. As a result, out of a total of 10,348,530 shares of outstanding common stock and 6,000 shares of outstanding Series X Preferred Stock representing total voting power of 133,348,596 votes, the holders of our Class B Common Stock and Series X Preferred Stock control approximately 94.5% of the voting power as of the date of this prospectus. This concentrated control may limit or preclude the ability of others to influence corporate matters including significant business decisions for the foreseeable future.

Nevada Anti-Takeover Statutes

Pursuant to our articles of incorporation, we have elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 - 78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

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Pursuant to our articles of incorporation, we have also elected not to be governed by the terms and provisions of Nevada’s combination with interested stockholders statute (Nevada Revised Statutes 78.411 - 78.444), which prohibits an “interested stockholder” from entering into a “combination” with the corporation unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10 percent or more of the corporation’s voting stock, or otherwise has the ability to influence or control the corporation’s management or policies.

Bylaws

In addition, various provisions of our bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the Company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our bylaws may be adopted, amended or repealed by stockholder action at duly called stockholder meeting or by written consent of stockholders holding a majority of the voting power of outstanding shares entitled to vote, and our board of directors has the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by stockholder action at a duly called meeting or by written consent. Our bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Nevada law provides that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our bylaws permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction because our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 10,000,000 shares of preferred stock, of which 6,000 are designated as Series X Preferred Stock, all of which are outstanding. The board acting alone and without approval of our stockholders can designate and issue one or more additional series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Cumulative Voting

Neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598. VStock Transfer, LLC’s phone number is 212-828-8436, and its website is www.vstocktransfer.com.

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SHARES ELIGIBLE FOR FUTURE SALE

Our Class A Common Stock is quoted on OTCQB under the symbol “RMXI”, which is a significantly less liquid and more volatile market than a national securities exchange, such as the NYSE or Nasdaq. There is no guarantee that our Class A Common Stock will continue to be quoted on OTCQB. Future sales of substantial amounts of shares of our Class A Common Stock, including shares issued upon the conversion of convertible notes or the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Common Stock to fall or impair our ability to raise equity capital in the future.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Treasury Regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service, or IRS, will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any State thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships that hold our common stock and partners in such partnerships should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences that may apply to them as a consequence of owning and disposing of our common stock.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in securities, dealer in currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

●	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or as hedge, straddle or synthetic security;

●	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

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In addition, this summary does not address any U.S. State or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that holds our common stock.

Each Non-U.S. Holder should consult its own tax advisor as to the U.S. federal, State, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax rules. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to U.S. withholding tax if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. The amount of taxable earnings and profits is generally reduced by amounts reinvested in the operations of the U.S. trade or business and increased by any decline in its equity.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors as to their eligibility for benefits under any relevant income tax treaty and the procedure for claiming such benefits.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on any gain realized on a sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in such case, the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and satisfies certain other conditions; in such case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to U.S. federal income tax at a flat rate of 30%, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

●	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

64

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC. However, because the determination of whether we are a USRPHC is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a USRPHC, the tax relating to disposition of stock in a USRPHC generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury Regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market as defined for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding any possible adverse U.S. federal income tax consequences to them if we are, or were to become, a USRPHC.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Federal Estate Tax

Any shares of our common stock that are owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of such individual’s death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) may apply to dividends paid by U.S. corporations in some circumstances, but will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of any of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This U.S. withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements as to its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments made to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock may affect the determination of whether such U.S. withholding is required. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, U.S. Treasury Regulations proposed in December 2018 eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible application of FATCA in their particular circumstances.

65

SELLING STOCKHOLDERS

The shares of Class A Common Stock being offered by the selling stockholders are those held by the selling stockholders, or issuable upon the conversion of notes or the exercise of warrants. We are registering the shares in order to permit the selling stockholders to offer the shares for resale from time to time.

Except for the ownership of these securities or as disclosed below, the selling stockholders have not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years, and, except as disclosed below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Class A Common Stock by each of the selling stockholders. The second column lists the number of shares of Class A Common Stock beneficially owned by each selling stockholder. The third column lists the shares of Class A Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on conversion of the notes set forth therein.

Except as otherwise indicated in the table below, the selling stockholders may sell all, some or none of the shares of Class A Common Stock being offered. See “Plan of Distribution.” We therefore have no way of determining the number of shares of Class A Common Stock each selling stockholder will hold after this offering. Therefore, the fourth and fifth columns assume that each selling stockholder will sell all shares of Class A Common Stock covered by this prospectus. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Under the terms of the notes, a selling stockholder may not convert the notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Class A Common Stock which would exceed 4.99% of the outstanding shares of the Class A Common Stock.

	Class A Common Stock Beneficially Owned Prior to this		Number of Shares Being		Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Offering		Offered		Shares	Percent(1)
JAK Opportunities XXVI LLC	66,667	(2)	3,770,371	(3)	—	—
Boustead Securities, LLC	521,250	(4)	183,811	(5)	—	—

*	Less than 1%

(1)	Applicable percentage ownership after this offering is based on 10,015,196 shares of Class A Common Stock, 333,334 shares of Class B Common Stock, and 6,000 Series X Preferred Stock issued and outstanding as of the date of this prospectus. As noted above, for purposes of computing percentage ownership after this offering, we have assumed that any shares of Class A Common Stock being offered will be sold in this offering.

(2)	Consists of 66,667 shares of Class A Common Stock. JAK Opportunities XXVI LLC is a Delaware limited liability company, which is wholly-owned by ATW Master Fund V LP (the “Fund”). Antonio Ruiz-Gimenez and Kerry Propper are the managing members (the “Managing Members”) of the Fund’s investment manager, ATW Partners Opportunities Management LLC (the “Adviser”). The Fund, Adviser, and Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by JAK, and each disclaim beneficial ownership of such securities. JAK’s business address is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

(3)	Consists of (i) 66,667 shares of Class A Common Stock and (ii) up to 3,703,704 shares of Class A Common Stock issuable upon conversion of the JAK Notes.

(4)	Consists of (i) 333,334 shares of Class A Common Stock and (ii) 187,916 shares of Class A Common Stock issuable upon exercise of warrants. Boustead Securities, LLC is a California limited liability company. Boustead’s managing member is Keith Moore. Keith Moore is deemed to beneficially own the shares of Class A Common Stock owned by Boustead and has sole voting and dispositive powers over its shares. Boustead’s business address is 6 Venture, Suite 395, Irvine, CA 92618, USA.

(5)	Consists of up to 183,811 shares of Class A Common Stock issuable upon exercise of warrants at an exercise price of $5.40 per share.

66

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Pursuant to the JAK Purchase Agreement, from the date of the JAK Purchase Agreement (October 15, 2025) until the date that no JAK Notes are outstanding, JAK shall not maintain a net short position, meaning a position whereby it has executed one or more sales of shares of Class A Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when it has no equivalent offsetting long position in the Class A Common Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the Exchange Act).

67

Except as described above, in connection with the sale of shares offered by this prospectus or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. Except as described above, the selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The shares offered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Class A Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The JAK Registration Rights Agreement contains certain registration requirements with respect to certain of the shares of Class A Common Stock being offered by means of this prospectus. See “Prospectus Summary – JAK Purchase Agreement – Registration Rights Agreement”. We are also required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. In addition, we agreed to indemnify JAK against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, the Exchange Act, or any other law.

68

LEGAL MATTERS

Bevilacqua PLLC has acted as our counsel in connection with the preparation of this prospectus. The validity of the shares of Class A Common Stock covered by this prospectus will be passed upon by Fennemore Craig P.C.

As of the date of this prospectus, Bevilacqua PLLC holds 3,334 shares of Class A Common Stock and an employee of Bevilacqua PLLC holds an option to purchase 4,000 shares of Class A Common Stock, together representing less than 1% of our outstanding Class A Common Stock. Bevilacqua PLLC received these shares as partial consideration for legal services previously provided to us.

EXPERTS

The financial statements of our company appearing elsewhere in this prospectus have been included herein in reliance upon the report of Fortune CPA, Inc, an independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The office of Fortune CPA, Inc is located at 12361 Lewis St, Ste 202, Garden Grove, CA 92840.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed therewith. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied over the Internet at the SEC’s website at www.sec.gov. We also anticipate making these documents publicly available, free of charge, on our website at https://rmx.io/ as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

69

FINANCIAL STATEMENTS

Index to Condensed Consolidated Financial Statements for RMX Industries, Inc.

Index to Interim Condensed Consolidated Financial Statements for RMX Industries, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of RMX Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RMX industries, Inc. (the “Company”) as of December 31, 2025, and 2024 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024 and the results of its operation and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and accumulated deficit since inception. Therefore, the Company has stated substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Fortune CPA, Inc

We have served as the Company’s auditor since 2023.

Garden Grove, CA

February 10, 2026, except for Notes 1, 6 ,7, 9, 12, and 13, which are dated August 24, 2026

PCAOB # 6901

F-2

RMX INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

	As of
	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$109,752	$396,870
Restricted cash	1,913,320	-
Cash, cash equivalents and restricted cash	2,023,072	396,870
Prepaid expenses	1,101	16,311
Total current assets	2,024,173	413,181
Property and equipment, net	25,998	47,778
Goodwill and intangibles	30,048,702	144,826
ROU asset, net of amortization	93,976	-
Total assets	$32,192,849	$605,785

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,005,611	$350,187
Accounts payable and accrued expenses, related party	185,443	243,454
ROU, current liability	28,745	-
Derivative liability	1,974,046	-
Notes payable and interest (net of discount)	2,595,606	287,696
Total current liabilities	5,789,451	881,337
Notes payable and interest (net of discount)	-	33,051
ROU, long term liability	55,855	-
Total liabilities	5,845,306	914,388

Stockholders’ equity (deficit)
Common stock Class A, $0.001 par value, 65,466,666 shares authorized; 7,380,426 and 3,493,144 shares issued and outstanding as of December 31, 2025 and 2024, respectively	7,379	3,493
Common stock Class B, $0.001 par value, 1,200,000 shares authorized; 666,668 and 666,668 shares issued and outstanding as of December 31, 2025 and 2024, respectively	667	667
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 1,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	-
Additional paid-in capital	67,177,723	16,241,925
Accumulated deficit	(40,838,227)	(16,554,688)
Total stockholders’ equity (deficit)	26,347,543	(308,603)
Total liabilities and stockholders’ equity	$32,192,849	$605,785

Share and per-share amounts have been retroactively adjusted for all periods presented to reflect the one-for-three (1-for-3) reverse stock split effective July 24, 2026. See Note 1 - Nature of Operations - Reverse Stock Split.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

RMX INDUSTRIES, INC.

Condensed Consolidated Statements of Operations

	Year Ended
	December 31,
	2025	2024
Revenue	$311,344	$137,646
Cost of sales	30,324	36,786
Gross profit	281,020	100,860
Operating expenses:
General and administrative	444,049	531,091
Payroll, compensation and benefits	5,847,145	4,213,978
Professional services	5,793,766	3,815,955
Marketing and advertising	454,291	631,479
Research and development expense	245,579	849,542
Total operating expenses	12,784,830	10,042,045
Loss from operations	(12,503,810)	(9,941,185)
Other income (expense)
Interest income	3,392	12,393
Interest expense	(1,095,823)	(37,765)
Debt discount amortization and derivative loss	(4,438,284)	(284,117)
Loss on receivable	-	(45,172)
Loss on warrants conversion	(6,249,015)	-
Total other income (expense)	(11,779,730)	(354,661)
Net loss	$(24,283,540)	$(10,295,846)
Loss per share – basic and diluted	$(3.69)	$(2.52)
Weighted average number of shares outstanding – basic and diluted	6,573,631	4,091,960

Share and per-share amounts have been retroactively adjusted for all periods presented to reflect the one-for-three (1-for-3) reverse stock split effective July 24, 2026. See Note 1 - Nature of Operations - Reverse Stock Split.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

RMX INDUSTRIES, INC.

Condensed Consolidated Statement of Stockholders’ Equity (Deficit)

	Common Stock Class A		Common Stock Class B		Preferred Stock		Paid-in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2023	3,260,081	$3,260	666,668	$667	-	$-	$8,478,388	$(6,258,842)	$2,223,473
Net loss	-	-	-	-	-	-	-	(10,295,846)	(10,295,846)
Warrants for notes payable	-	-	-	-	-	-	1,525,000	-	1,525,000
Options issued for services	-	-	-	-	-	-	1,921,721	-	1,921,721
Warrants issued for services	-	-	-	-	-	-	2,533,521	-	2,533,521
Common stock for cash	231,396	231	-	-	-	-	1,658,342	-	1,658,573
Common stock cancellation	(15,000)	(15)	-	-	-	-	(30)	-	(45)
Common stock for services	16,667	17	-	-	-	-	124,982	-	125,000
Balance, December 31, 2024	3,493,144	$3,493	666,668	$667	-	$-	$16,241,924	$(16,554,687)	$(308,603)
Net loss	-	-	-	-	-	-	-	(24,283,540)	(24,283,540)
Warrants issued for services	-	-	-	-	-	-	2,863,848	-	2,863,848
Warrants for notes payable	-	-	-	-	-	-	3,100,000	-	3,100,000
Common stock for cash	85,616	86	-	-	-	-	815,495	-	815,581
Options issued for services	-	-	-	-	-	-	4,238,914	-	4,238,914
Acquisition of RMX Industries Inc.	2,851,798	2,851	-	-	-	-	29,941,024	-	29,943,876
Conversion of notes payable through warrant	833,202	832	-	-	-	-	8,747,784	-	8,748,617
Preferred stock for services	-	-	-	-	1,000	1	3,850	-	3,850
Common stock for services	50,000	50	-	-	-	-	524,950	-	525,000
Common stock for interest	66,666	67	-	-	-	-	699,933	-	700,000
Balance, December 31, 2025	7,380,426	$7,379	666,668	$667	1,000	$1	$67,177,723	$(40,838,227)	$26,347,543

Share and per-share amounts have been retroactively adjusted for all periods presented to reflect the one-for-three (1-for-3) reverse stock split effective July 24, 2026. See Note 1 - Nature of Operations - Reverse Stock Split.

The accompanying notes are an integral part of these condensed consolidated financial statements.

.

F-5

RMX INDUSTRIES, INC.

Condensed Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities of continuing operations:
Net (loss)	$(24,283,540)	$(10,295,846)
Adjustments to reconcile net loss to cash used in operating activities:
Derivative loss on debt issuance	59,646	-
Stock issued for services	528,849	125,000
Stock issued for interest	700,000	-
Options issued for services	4,238,914	1,921,721
Loss on receivable	-	45,172
Warrants issued for private placements fees	2,863,848	2,533,521
Depreciation and amortization	61,780	67,022
Loss on conversion of notes payable	6,249,015	-
Notes payable discount amortization	3,607,001	284,117
Derivative discount amortization	771,637	-
Changes in operating assets and liabilities:
Prepaid expenses	15,210	(7,976)
Deposits	-	7,270
ROU asset, net	(93,976)	95,322
Accounts payable and accrued expenses	597,413	299,606
ROU liabilities	84,600	(98,646)
Interest payable	395,823	36,630
Net cash used in operating activities	(4,203,780)	(4,987,087)
Cash flows from investing activities:
Purchase of capital equipment	-	(65,467)
Net cash used in investing activities	-	(65,467)
Cash flows from financing activities:
Proceeds from notes payable	5,014,400	1,525,000
Proceeds from the sale of common stock	815,582	1,658,573
Net cash provided by financing activities	5,829,982	3,183,573

Non-cash investing and financing activities:
Interest receivable	-	(2,105)
Net change in cash and cash equivalents	1,626,202	(1,871,086)
Cash, cash equivalents and restricted cash at beginning of period	396,870	2,267,956
Cash, cash equivalents and restricted cash at end of period	2,023,072	396,870
Supplemental disclosure of cash flow information:
Acquisition of RMX Industries by issuing 2,851,798 shares of common stock	$29,935,320	$-
Conversion of notes payable into common stock through warrant exercise	$2,499,605	$-

Share and per-share amounts have been retroactively adjusted for all periods presented to reflect the one-for-three (1-for-3) reverse stock split effective July 24, 2026. See Note 1 - Nature of Operations - Reverse Stock Split.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

RMX INDUSTRIES, INC.
Notes to Condensed Consolidated Financial Statements

1.	NATURE OF OPERATIONS

Reticulate Micro, Inc. was incorporated on June 23, 2022, under the laws of the State of Nevada, and officially changed its name to RMX Industries, Inc. (“RMX” or the “Company”) on August 1, 2025. RMX has offices in Saint Louis, Missouri and Dallas, Texas. The name change reflects the Company’s evolution and its continued commitment to delivering high-performance software solutions that meet the growing demands of modern digital infrastructure. This transition marks a natural progression in RMX’s development, highlighting its focus on addressing real-world data challenges. As part of the transition, the Company has launched an updated website at www.rmx.io, offering insight into RMX’s technology platforms, long-term vision, and strategic areas of focus.

RMX is a technology company focused on securing and optimizing the data continuum. RMX develops and delivers hybrid video compression solutions built on its proprietary platforms, including VAST™ (Video Adaptive Systems Technology). The Company’s technology was originally developed to meet the demanding needs of defense and government operations, where bandwidth and reliability constraints made video transmission extremely difficult. RMX believes VAST™ can become a standard for tactical video communication, enabling higher-quality video across ultra-low bandwidth connections, and is working toward establishing it as a trusted government off-the shelf (GOTS) solution.

Today, the same challenges the Company first addressed in defense appear at scale across industries. The rapid growth of AI and computer vision has created unprecedented demand for moving, storing, and processing visual data. RMX sees this as a pivotal moment, networks and data centers were not designed for this level of data intensity and efficiency gains are critical to keep pace. RMX is working to address these pressures by securing and compressing the data continuum, helping intelligence flow more efficiently from the edge to the core. The Company believes this will enable faster, more sustainable and more resilient systems across multiple sectors, from telecom and cloud to mining, healthcare, and beyond. In 2024, RMX achieved a key milestone with successful quotation on the OTCQB® Venture Market under the ticker “RMXI,” with trading beginning in January 2025. Looking forward, the Company is working toward expanding its technology footprint through partnerships, joint ventures, and sector deployments, while continuing preparations for a planned senior exchange uplisting.

Reverse Stock Split

On July 22, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change, pursuant to Nevada Revised Statutes 78.209, to effect a one-for-three (1-for-3) reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of class A common stock, $0.001 par value per share (the “Class A Common Stock”), and class B common stock, $0.001 par value per share (the “Class B Common Stock”). The Reverse Split was effective as of 5:00 p.m. Eastern Time on July 24, 2026. Pursuant to the Nevada Revised Statutes 78.207, a company’s board of directors has the authority to effect a reverse stock split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced.

Prior to the Reverse Split, the Company was authorized to issue 200,000,000 shares of common stock, consisting of 196,400,000 shares of Class A Common Stock and 3,600,000 shares of Class B Common Stock. As a result of the Reverse Split, each three (3) pre-split shares of Class A Common Stock or Class B Common Stock outstanding were automatically combined into one (1) new share of Class A Common Stock or Class B Common Stock, respectively, without any action on the part of the holders, and the Company is now authorized to issue 66,666,666 shares of common stock, consisting of 65,466,666 shares of Class A Common Stock and 1,200,000 shares of Class B Common Stock. The number of shares of preferred stock that the Company is authorized to issue was not impacted. As a result of the Reverse Split, the number of outstanding shares of Class A Common Stock was reduced from 30,045,216 to approximately 10,015,190 and the number of outstanding shares of Class B Common Stock was reduced from 1,000,000 to approximately 333,334.

All share and per share information in these condensed consolidated financial statements (“financial statements”) retroactively reflect this reverse stock split.

The effects of the Reverse Split have been retroactively reflected in Notes 6, 7, 9, 12 and 13 to these financial statements.

F-7

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying consolidated financial statements have been prepared assuming that it will continue as a going concern. However, the Company’s independent registered public accounting firm has expressed substantial doubt as to its ability to continue as a going concern. While the Company had cash of $2,023,072 (including $1,913,320 of restricted cash) and $396,870 as of December 31, 2025 and 2024, respectively, it had revenue of $311,344 and $137,646, a net loss of $24,283,540 and $10,295,846, and net cash used in operating activities of $4,203,780 and $4,989,087 for the years ended December 31, 2025 and 2024, respectively. The Company has incurred losses since its inception, resulting in an accumulated deficit of $40,838,227 as of December 31, 2025, and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. To support its growth and working capital requirements, the Company has entered into a securities purchase agreement for an up to $50 million contingent financing facility (the “Credit Facility”). Management has assessed the terms and conditions of the Credit Facility and determined that access to funding is probable and sufficient to support its operational plan.

The Company’s ability to execute its business plan and achieve profitability is dependent upon its success in: (i) accessing the Credit Facility as planned, (ii) continuing to scale revenue growth, (iii) achieving operational efficiencies, and (iv) accessing additional capital as needed through securities offerings, private equity offerings, debt financings, strategic partnerships, and government or other third-party funding. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company anticipates potential dilution from equity financings, management is committed to balancing growth capital needs with shareholder value creation. The Company maintains flexibility to optimize its capital structure through various financing alternatives based on market conditions and strategic priorities. Any failure by the Company to raise additional funds on terms favorable to it, or at all, could limit its ability to expand its business operations and could harm its overall business prospects.

There are uncertainties surrounding these issues, and the consolidated financial statements do not reflect any changes regarding the recoverability or classification of asset values, nor do they address potential adjustments to the amounts or classification of liabilities that could arise if the Company cannot continue operating as a going concern.

Basis of Presentation

The accompanying consolidated financial statements of the Company are expressed in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. At times, such cash may be more than the Federal Deposit Insurance Corporation-insured limit of $250,000. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.

Fair Value Measurements

FASB ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2025 and 2024. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, accounts payable, and accrued liabilities. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

Research and Development

Research and development costs are expensed as incurred. For the years ended December 31, 2025 and 2024, research and development costs expensed were $254,579 and $849,542, respectively.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their grant date fair values. That expense is recognized over the period when an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or the straight-line attribution method.

F-9

Under 718-10-30-20D the determination of whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, shall be made based on the facts and circumstances as of the measurement date. Factors to be considered under a reasonable valuation method include, as applicable:

a.	The value of tangible and intangible assets of the nonpublic entity

b.	The present value of anticipated future cash flows of the nonpublic entity

c.	The market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the nonpublic entity for which the stock is to be valued, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arm’s-length private transaction)

	Year Ended
	December 31,
	2025	2024

Issuance of options for services	$4,238,914	$1,921,721
Issuance of shares for services	528,849	125,000
Issuance of warrants for services	2,863,848	2,533,521

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Business Combination

The accounting for business combinations requires management to make significant estimates and judgments that can materially affect the Company’s consolidated financial statements. These estimates are inherently subjective and may change over time based on new information or changes in circumstances. The most significant judgments related to business combinations involve determining the fair value of consideration transferred, identifying and valuing acquired assets and liabilities, and assessing the recoverability of goodwill.

In accordance with ASC 805, Business Combinations, management must determine the accounting acquirer based on an evaluation of control, governance rights, and management continuity.

The consideration transferred in the RMX Industries Inc., a Texas corporation (“TX Sub”) acquisition consisted entirely of equity instruments. Management was required to estimate the fair value of common stock issued as of the acquisition date in accordance with ASC 805-30 and ASC 820, Fair Value Measurement. This estimate required judgment in evaluating observable market data, valuation evidence, and contemporaneous pricing information. Changes in assumptions related to market conditions, valuation methodologies, or observable pricing could result in materially different fair value measurements in future acquisitions. Under ASC 805-20, the Company is required to recognize, separately from goodwill, identifiable assets acquired and liabilities assumed that meet the recognition criteria. The acquisition of RMX Industries Inc. was undertaken primarily to enable the Company to generate future customer revenue through the commercialization of its proprietary technology. At the acquisition date, substantially all the expected benefits of the transaction relate to future revenue opportunities, rather than existing customers, contracts, or in-place revenue streams. As a result, the economic value of the acquisition was concentrated in expected future cash flows from prospective customers and market adoption, rather than in identifiable tangible or intangible assets that were separately recognizable at the acquisition date.

F-10

Goodwill Recognition and Impairment

Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired and reflects expected future economic benefits from commercialization opportunities, future technology development, and the assembled workforce. Goodwill is not amortized and is subject to impairment testing at least annually, or more frequently if events or changes in circumstances indicate potential impairment, in accordance with ASC 350, Intangibles—Goodwill and Other. The evaluation of goodwill impairment requires management to estimate the fair value of the reporting unit and compare it to its carrying value. These estimates involve significant judgment, including assumptions related to future revenues, operating margins, commercialization timelines, market adoption, and discount rates. Actual results may differ from management’s estimates, and such differences could result in a material impairment charge in future periods.

Sensitivity and Uncertainty

Because the Company is in the early stages of commercialization following the TX Sub acquisition, assumptions related to future revenue growth and market adoption are subject to a high degree of uncertainty. Changes in market conditions, customer adoption rates, competitive dynamics, or execution of the Company’s commercialization strategy could adversely impact the recoverability of goodwill. Management will continue to monitor these assumptions and evaluate goodwill for impairment as required.

Recent Accounting Pronouncements

The Company has adopted Section 360-10-35 of the FASB ASC for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17, an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21, the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) a significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) a current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

Lease agreements are evaluated to determine whether an arrangement is or contains a lease in accordance with ASC 842, “Leases”.

F-11

Operating leases are included in operating lease right-of-use (“ROU”) assets, current operating lease liabilities, and noncurrent operating lease liabilities in the consolidated financial statements. ROU assets represent the Company’s right to use leased assets over the agreed upon term. Lease liabilities represent the Company’s contractual obligation to make lease payments over the lease term.

For operating leases, ROU assets and lease liabilities are recognized at the commencement date of the lease. The lease liability is measured as the present value of the lease payments over the lease term, using the rate implicit in the lease if readily determinable. If the rate implicit in the lease cannot be readily determined, the Company uses its incremental borrowing rate at lease commencement. The operating lease ROU assets are calculated as the present value of the remaining lease payments plus unamortized initial direct costs and any prepayments, less unamortized lease incentives received.

Operating leases typically include non-lease components such as common-area maintenance costs. We have elected to include non-lease components with lease payments for the purpose of calculating lease ROU assets and liabilities, to the extent that they are fixed. Non-lease component payments that are not fixed are expensed as incurred as variable lease payments.

Revenue Recognition

The Company derives its revenues from three sources: (1) software license and subscription, (2) professional services and other revenues, and (3) hardware.

Software license and subscription revenues include software license revenues from the sales of software licenses and subscription fees from customers accessing the Company’s services. Revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. If the consideration promised in a contract includes a variable amount, for example, overage fees, contingent fees or service level penalties, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.

The Company determines the amount of revenue to be recognized through the application of the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the Company satisfies the performance obligations.

Professional Services and Other Revenues. The Company’s professional services contracts are either on a time and materials, fixed price or subscription basis. These revenues are recognized as the services are rendered for time and materials contracts, on a proportional performance basis for fixed price contracts or ratably over the contract term for subscription professional services contracts. Other revenues consist primarily of training revenues recognized as such services are performed.

Hardware. Our hardware is generally highly dependent on, and interrelated with, the underlying operating system and cannot function without the operating system. In these cases, the hardware and software license are accounted for as a single performance obligation and revenue is recognized at the point in time when ownership is transferred to resellers or directly to end customers through retail stores and online marketplaces.

F-12

Property and Equipment

Property and equipment over $2,500 are stated at cost less accumulated depreciation, and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three years; computer equipment, three to five years; leasehold improvements, shorter of lease term or estimated useful life; and furniture and equipment, one to 10 years.

3.	REVENUES

Revenue consisted of the following:

	Year Ended
	December 31,
	2025	2024

Software	240,000	48,054
Hardware	-	18,000
Services	71,344	71,917
Total	$311,344	$137,971

Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 100% percent during the years ended December 31, 2025 and 2024, respectively.

4.	PREPAID EXPENSES

As of December 31, 2025 and 2024, the prepaid balance is $1,101 and $16,311 respectively. Expenses were primarily due to timing of operational cost recognition.

5.	PROPERTY AND EQUIPMENT

	As of	As of
	December 31,	December 31,
	2025	2024

Computers, equipment and software	65,339	65,339
Leasehold improvements	-	10,641
Property and equipment, gross	65,339	75,980
Less accumulated depreciation and amortization	(39,341)	(28,202)
Property and equipment, net	25,998	47,778

Depreciation and amortization expense totaled $21,780 and $26,783 during the years ended December 31, 2025 and 2024, respectively.

6.	INTANGIBLE ASSET – PROPERTY LICENSE

On August 8, 2022, the Company entered a worldwide, perpetual and exclusive license agreement with Cytta Corporation, or Cytta, for its proprietary SUPR ISR (Superior Utilization of Processing Resources – Intelligence, Surveillance, and Reconnaissance) system. In consideration of the license agreement, Cytta was issued 1,700,000 shares of our Class A Common Stock and will receive a royalty of five percent of net sales of licensed product revenues and licensed service revenues over a ten-year period for any products containing their content.

On March 14, 2023, the Company entered into an Intellectual Property Purchase Agreement with Basestones Capital Ltd., for the purchase of US Patent No. 9,451,291 (Fast DWT-Based Intermediate Codec Optimized For Massively Parallel Architecture), issued on September 20, 2016, and the developed source code related to the patent. The Company made a one-time payment of $200,000 for the patent. The Company recorded $205,100 as an intangible asset. Starting in July 2023, the Company began amortizing the $200,000 intangible assets. As of December 31, 2025, the Company recorded $100,274 of amortization expense.

F-13

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company compares the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its estimated fair value. Impairment loss on long-lived assets for the full year ended December 31, 2025 was $0.

As of December 31, 2025 and 2024, the Company recorded $104,826 and $205,100, respectively, as an intangible asset.

7.	BUSINESS COMBINATION AND GOODWILL

On April 15, 2025, the Company completed the acquisition of TX Sub, and issued 2,851,798 shares of Class A common stock in exchange for 100% of the outstanding equity of TX Sub. The acquisition supports the Company’s strategy to commercialize and expand long-term revenue opportunities. The transaction was accounted for as a business combination under ASC 805, Business Combinations, with the Company identified as the accounting acquirer, as it issued the equity consideration, retained governance control, and its management team continued post-acquisition. The total purchase consideration was measured at fair value on the acquisition date and consisted solely of equity consideration at $29.9 million. As a result of the acquisition, the Company recorded goodwill of $29.9 million, representing the excess of the purchase consideration over the fair value of net identifiable assets acquired. The goodwill reflects expected future economic benefits from commercialization of the Company’s technology and anticipated synergies and market opportunities.

Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired and reflects expected future economic benefits from commercialization opportunities, future technology development, and the assembled workforce. Goodwill is not amortized and is subject to impairment testing at least annually, or more frequently if events or changes in circumstances indicate potential impairment, in accordance with ASC 350, Intangibles—Goodwill and Other. The evaluation of goodwill impairment requires management to estimate the fair value of the reporting unit and compare it to its carrying value. These estimates involve significant judgment, including assumptions related to future revenues, operating margins, commercialization timelines, market adoption, and discount rates. Actual results may differ from management’s estimates, and such differences could result in a material impairment charge in future periods.

Goodwill is not deductible for income tax purposes and is assigned to the Company’s reporting unit. We test goodwill for impairment annually at the reporting unit level, primarily using a discounted cash flow methodology with a peer-based, risk-adjusted weighted average cost of capital. We believe use of a discounted cash flow approach is the most reliable indicator of the fair values of the businesses.

No instances of impairment were identified in our December 31, 2025, tests.

8.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are initially recorded at the transaction price and measured at the undiscounted expected payment amount. Accrued expenses reflect the estimated amount needed to settle obligations. Accounts payable totaled $1,005,611 as of December 31, 2025, and $350,186 as of December 31, 2024.

As of December 31, 2025, the Company owed $600,000 to Boustead Securities, LLC in connection with the termination of its prior engagement agreement. In addition, the Company owed approximately $314,000 to Bevilacqua PLLC for regulatory and corporate legal services, with the remainder owed to various vendors.

F-14

9.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 65,466,666 shares of Class A Common Stock at a par value of $0.001 and had 7,380,426 and 3,493,144 shares of Class A Common Stock issued and outstanding as of December 31, 2025 and 2024, respectively.

The Company is authorized to issue 1,200,000 shares of Class B Common Stock at a par value of $0.001 and voting rights of 100 votes per share. The Company had 666,668 shares of Class B Common Stock issued and outstanding as of December 31, 2025 and 2024.

Common Stock Issued for RMX Subsidiary Acquisition

The Company acquired all outstanding stock of the RMX Subsidiary and issued 2,851,798 of the Company’s Class A Common Stock during the year ended December 31, 2025.

Common Stock Issued in Regulation A Offering

The Company issued 85,616 shares of Class A Common Stock, at a price of $10.50 per share, in its Regulation A offering during the year ended December 31, 2025.

Common Stock Issued for Services

The Company issued 50,000 shares of Class A Common Stock, at a price of $10.50 per share, for services provided to the Company during the year ended December 31, 2025.

Common Stock Issued for Interest

The Company issued 66,666 shares of Class A Common Stock, at a price of $10.50 per share, for convertible notes provided to the Company during the year ended December 31, 2025.

Common Stock Issued for Notes Payable Through Exercise of Warrants

The Company issued 833,202 shares of Class A Common Stock upon the conversion of notes payable, through the exercise of warrants at an exercise price of $3.00 per share, during the year ended December 31, 2025.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. On October 13, 2025, the Company issued 1,000 shares of its Series X Convertible Preferred Stock (“Series X Preferred Stock”) to Karl Kit, who serves as the Company’s Chief Executive Officer, President, and member of the board of directors. Each share of Series X Preferred Stock is convertible into one (1) share of Class A Common Stock and entitles the holder to 15,000 votes per share. The Company had 1,000 and 0 shares of Series X Preferred Stock issued and outstanding as of December 31, 2025 and 2024, respectively.

F-15

Options

During the year ended December 31, 2025, the Company issued a total of 546,000 options to buy its Class A Common Stock at $10.50 per share with various vesting schedules. On the date of the grants, the Company valued the options at $4,647,101 using the Black-Scholes option pricing model with the following assumptions: stock price of $10.50 per share, an expected life of the options of 10 years, expected volatility ranging from 74% to 97% depending on the date of issuance, an average risk-free rate of 4.1% depending on the date of issuance and no dividend yield.

Of the 1,768,345 options outstanding as of December 31, 2025, 500,000 options will only vest upon listing on any national securities exchange. This performance condition is not considered probable until it occurs. As such, the expense for these awards would only be recognized upon listing on any national securities exchange. Total Black-Scholes valuation of remaining 500,000 is $3,770,737.

The Company recognizes compensation cost on a straight-line basis over the total requisite service period of the entire award and account for forfeitures as the occur. Total expense of $4,998,379 was recognized during the year ended December 31, 2025.

The following table reflects a summary of Class A Common Stock options outstanding and option activity during the years ended December 31, 2025 and 2024:

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Terms (Years)
Options outstanding at December 31, 2023	482,667	$3.00	9.28
Granted	1,342,680	7.38	10
Exercised	-	-	-
Forfeited	(457,902)	-	-
Cancelled	(834)	-	-
Options outstanding at December 31, 2024	1,366,611	$6.32	8.3
Granted	546,000	$10.50	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	(144,266)	-	-
Options outstanding at December 31, 2025	1,768,345	$7.71	8.4
Options exercisable at December 31, 2025	804,174	$7.00	8.0

The intrinsic value of options outstanding as of December 31, 2025, was $4,570,500.

Warrants Cancellation

During the year ended December 31, 2024, the Company issued 25,375 warrants to a placement agent and 33,334 to an advisor. During the year ended December 31, 2025, warrants for a total of 58,709 shares of Class A Common Stock were cancelled.

Warrants Grant

During the year ended December 31, 2025, the Company issued a total of 1,594,371 warrants at a weighted average exercise price of $3.42 with a range between $3.00 and $10.50 per share, which vest immediately.

The Company conducted private placements of units, with each unit consisting of an unsecured promissory note with an interest rate between 12% and 18% and a five-year warrant to purchase shares of Class A Common Stock with a number of investors. The Company raised $3,100,000 and issued 1,033,333 warrants with a $3.00 weighted average exercise price.

The remaining 561,038 warrants were issued to the following: The Company conducted closings of its Regulation A offering, pursuant to which the Company sold 85,937 units, with each unit consisting of one share of Class A Common Stock and one warrant to purchase one share of Class A Common Stock with exercise price of $10.50, and issued 85,937 warrants. The Company issued 109,737 warrants to Boustead Securities, LLC in connection with the termination of its prior engagement agreement. An aggregate of 42,697 warrants were granted to the placement agent for our various private placement financing. Remaining 322,667 warrants were granted to various advisors and partners.

F-16

On the dates of the grants, the Company valued warrants granted at $3,997,442 using the Black-Scholes option pricing model with the following assumptions: stock price of $10.50 per share, an expected life of the warrants of 5 years, expected volatility between 74% and 88%, an average risk-free rate of 3.1% and no dividend yield. The warrants were expensed at the time of issuance and an expense, net of forfeiture of $2,863,848 was recognized during the year ended December 31, 2025.

The following table reflects a summary of Class A Common Stock warrants outstanding and warrant activity during the years ended December 31, 2025 and 2024:

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Terms (Years)
Warrants outstanding at December 31, 2023	34,592	$7.50	5.00
Granted	808,351	$3.45	5.00
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	(42,362)	-	-
Warrants outstanding at December 31, 2024	800,581	$3.42	4.50
Granted	1,594,371	$4.19	5.00
Exercised	(777,500)	-	-
Forfeited	(125,334)	-	-
Cancelled	(58,709)	-	-
Warrants outstanding at December 31, 2025	1,433,409	$3.44	4.11
Warrants exercisable at December 31, 2025	1,433,409	$3.44	4.11

The intrinsic value of warrants outstanding as of December 31, 2025, was $8,936,437.

10.	RELATED PARTY TRANSACTIONS

Michael Chermak, the Company’s Executive Chairman, Secretary and Treasurer, was compensated $300,000 for each of the years ended December 31, 2025 and 2024, under a consulting services agreement unrelated to his services as a director. As of December 31, 2025, a balance of $25,000 remained outstanding.

Karl Kit, the Company’s Chief Executive Officer and President, was compensated $200,000 for the year ended December 31, 2025, under a consulting services agreement unrelated to his services as a director. As of December 31, 2025, a balance of $15,000 remained outstanding.

Maxwell Kit, the Company’s Chief Marketing Officer, was compensated $160,000 for the year ended December 31, 2025, under a consulting services agreement. As of December 31, 2025, a balance of $10,000 remained outstanding.

Each independent director on the Company’s board of directors received $5,000 monthly, with $62,564 outstanding as of December 31, 2025.

11.	OPERATING LEASE

The current lease contracts for the offices in Saint Louis, Missouri and Dallas, Texas are on a pay as you go basis with no lease obligations. The Company leases certain vehicles under non-cancelable operating lease agreements. These leases have initial terms of three years. The Company does not have any finance leases.

F-17

As of December 31, 2025, the Company’s operating lease right of use assets and corresponding liabilities are as follows:

Right of use asset	$93,976
Lease liability - current	$28,745
Lease liability - noncurrent	$55,855
Total operating lease liabilities	$84,600
Weighted average remaining lease term	2.90
Weighted average discount rate	7.50%

Maturities of the Company’s lease liabilities are as follows:
2026	$29,040
2027	$31,294
2028	$24,266

12.	CONVERTIBLE NOTES AND PROMISSORY NOTES PAYABLE

The following table summarizes outstanding convertible notes and promissory notes payable as of December 31, 2025 and 2024.

	December 31,	December 31,
	2025	2024
Convertible notes - maturity date
March 31, 2026 (15% per annum)	$2,020,000	$-

Promissory notes - maturity date
October 31, 2025 (12% per annum)	-	1,400,000
January 31, 2026 (18% per annum)	550,000	-
March 31, 2026 (12% per annum)	500,000	-
April 30, 2026 (8% per annum)	125,000	125,000
June 30, 2026 (12% per annum)	1,117,500	-
Total notes payable	2,292,500	1,525,000

Total convertible and promissory notes payable	4,312,500	1,525,000
Unamortized debt discount	(1,982,244)	(1,240,883)
Net debt	2,330,256	284,117
Current portion	(2,330,256)	(255,012)
Net long-term portion	-	29,106

Interest payable	265,350	36,630

During the year ended December 31, 2025, the Company completed private placements, selling 124 units at $25,000 each, raising $3,100,000. Each unit included unsecured promissory notes (12%-18% interest) and five-year warrants for Class A Common Stock; 1,033,333 warrants were issued at a weighted average exercise price of $3.00.

On November 5, 2025, the Company entered into an agreement to issue senior secured convertible notes bearing an interest rate of 15%, with an aggregate principal amount of up to $50,000,000. These notes are convertible into shares of Class A Common Stock at the lower of the conversion price or the prevailing market price. Additionally, a note in the amount of $2,020,000 (net of fees) was issued and deposited as restricted cash, which will be released contingent upon fulfillment of listing requirements on a qualified market.

F-18

Derivative Liabilities

The fair values of the conversion option of outstanding convertible notes payable were determined to be derivative liabilities under ASC 815 due to the default on convertible notes payable disclosed above, which resulted in a variable conversion price on the outstanding convertible note payable. The fair value of the derivative liabilities was $1,974,046 and estimated using the Black-Scholes option pricing model with the following assumptions: stock price of $10.50 per share, an expected life of the warrants of 5 years, expected volatility between 73% an average risk-free rate of 3.5% and no dividend yield.

Conversion of Notes Payable into Common Stock through Warrant Exercise (Non-Cash Financing Activity)

During the year ended December 31, 2025, the Company converted $2,332,500 in principal and $167,105 in interest into equity through warrant exercises, issuing 833,202 Class A Common Stock shares at a $3.00 average price. The Company recorded a $6,249,015 conversion loss, reflecting the difference between market value and exercise price.

These amounts are presented as supplemental disclosure in the “Non-Cash Investing and Financing Activities” section of the Condensed Consolidated Statement of Cash Flows.

The relative fair value of the warrants issued in conjunction with the notes payable was treated as a debt discount, with a corresponding offsetting credit to Additional Paid-in Capital (APIC). This discount is being accreted to interest expense over the term of the notes.

13.	SUBSEQUENT EVENTS

Since January 2026, the Company has conducted closings of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with a number of accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, the Company sold 16.8 units at a price of $25,000 per unit for gross proceeds of $420,000 and issued 280,000 warrants with an exercise price of $1.50 per share.

From January 2026 through April 2026, certain investors from the Company’s private placements of units, consisting of unsecured promissory notes and five-year warrants to purchase shares of Class A Common Stock, exercised their warrants. These exercises converted $400,000 of principal and $53,112 of accrued interest, totaling $453,112, into equity, resulting in the issuance of 184,371 shares of Class A Common Stock at a weighted average exercise price of $2.46.

On March 15, 2026, the Company issued 4,167 shares of Class A Common Stock pursuant to an advisor agreement for services rendered. The Company did not receive any proceeds from the issuance.

On March 31, 2026, the Company issued 5,000 shares of Series X Convertible Preferred Stock to Karl Kit, the Company’s Chief Executive Officer, President and member of the Board, for gross proceeds of $19,250.

On April 16, 2026, Basestones, Inc. converted its 333,334 shares of Class B Common Stock into 333,334 shares of Class A Common Stock.

F-19

RMX INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

	As of	As of
	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$248,333	$109,752
Restricted cash	1,913,320	1,913,320
Cash, cash equivalents and restricted cash	2,161,653	2,023,072
Accounts receivable	28,064	-
Prepaid expenses	1,950	1,101
Total current assets	2,191,667	2,024,173
Property and equipment, net	15,067	25,998
Goodwill and intangibles	33,588,997	30,048,702
ROU asset, net of amortization	78,552	93,976
Total assets	$35,874,283	$32,192,849

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,044,126	$1,005,611
Accounts payable and accrued expenses, related party	168,064	185,443
Deferred revenue	9,128	-
ROU, current liability	29,773	28,745
Derivative liability	638,382	1,974,046
Notes payable and interest (net of discount)	3,258,213	2,595,606
Total current liabilities	5,147,686	5,789,451
ROU, long term liability	40,579	55,855
Deferred revenue	17,496	-
Total long term liabilities	58,075	55,855
Total liabilities	5,205,761	5,845,306
Stockholders’ equity:
Common stock Class A, $0.001 par value, 65,466,666 shares authorized; 10,015,190 and 7,380,426 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	10,015	7,379
Common stock Class B, $0.001 par value, 1,200,000 shares authorized; 333,334 and 666,668 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	333	667
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 6,000 and 1,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	6	1
Additional paid-in capital	88,574,440	67,177,723
Accumulated deficit	(57,916,272)	(40,838,227)
Total stockholders’ equity	30,668,522	26,347,543
Total liabilities and stockholders’ equity	$35,874,283	$32,192,849

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

RMX INDUSTRIES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$1,440	$12,592	$1,440	$38,792
Cost of sales	-	221	-	15,371
Gross profit	1,440	12,371	1,440	23,421
Operating expenses:
General and administrative	186,767	113,198	245,675	207,628
Payroll, compensation and benefits	840,252	1,003,689	1,262,109	1,983,251
Professional services	1,474,296	2,013,906	1,918,842	3,234,499
Marketing and advertising	31,444	37,364	93,467	337,794
Research and development expense	134,527	80,030	174,127	158,319
Total operating expenses	2,667,286	3,248,188	3,694,220	5,921,491
Loss from operations	(2,665,846)	(3,235,817)	(3,692,780)	(5,898,070)
Other income (expense):
Interest income	1,011	498	1,193	1,300
Interest expense	(185,253)	(83,825)	(339,394)	(151,729)
Change in fair value of derivative liability	1,335,664	-	1,335,664	-
Debt discount amortization and derivative loss	(2,010,275)	188,552	(3,962,245)	(1,615,738)
Loss on warrants conversion	(7,524,553)	-	(10,420,483)	-
Total other income (expense)	(8,383,406)	105,224	(13,385,265)	(1,766,167)
Net loss	$(11,049,252)	$(3,130,592)	$(17,078,045)	$(7,664,237)

Loss per share – basic and diluted	$(1.25)	$(0.46)	$(2.02)	$(1.40)
Weighted average number of shares outstanding – basic and diluted	8,805,678	6,750,839	8,460,544	5,482,379

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

RMX INDUSTRIES, INC.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock Class A		Common Stock Class B		Preferred Stock		Paid-in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, March 31, 2025	3,640,284	$3,640	666,668	$667	-	$-	$20,557,775	$(21,088,287.2)	$(526,205)
Net loss	-	-	-	-	-	-	-	(3,130,592.3)	(3,130,592)
Warrants issued for services	-	-	-	-	-	-	1,026,513	-	1,026,513
Options issued for services	-	-	-	-	-	-	633,212	-	633,212
Acquisition of business and assets	2,851,798	2,852	-	-	-	-	29,941,024	-	29,943,876
Common stock issued for services	100,900	101	-	-	-	-	323,915	(45)	323,970
Balance, June 30, 2025	6,592,982	$6,593	666,668	$667	-	$-	$52,482,438	$(24,218,924)	$28,270,774

Balance, December 31, 2024	3,493,144	$3,493	666,668	$667	-	$-	$16,241,924	$(16,554,687)	$(308,603)
Net loss	-	-	-	-	-	-	-	(7,664,237)	(7,664,237)
Warrants issued for services	-	-	-	-	-	-	1,935,364	-	1,935,364
Warrants issued for notes payable	-	-	-	-	-	-	1,900,000	-	1,900,000
Common stock issued for cash	13,283	13	-	-	-	-	127,919	-	127,932
Options issued for services	-	-	-	-	-	-	1,207,169	-	1,207,169
Acquisition of business and assets	2,851,798	2,852	-	-	-	-	29,941,024	-	29,943,876
Conversion of notes payable	201,425	201	-	-	-	-	604,072	-	604,273
Common stock issued for services	33,333	33	-	-	-	-	524,967	-	525,000
Balance, June 30, 2025	6,592,982	$6,593	666,668	$667	-	$-	$52,482,438	$(24,218,924)	$28,270,774

Balance, March 31, 2026	7,568,963	$7,569	666,668	$667	6,000	$6	$69,870,046	$(46,867,022)	$23,011,266
Net loss	-	-	-	-	-	-	-	(11,049,250)	(11,049,250)
Warrants issued for services	-	-	-	-	-	-	899,564	-	899,564
Warrants issued for notes payable	-	-	-	-	-	-	1,410,000	-	1,410,000
Options issued for services	-	-	-	-	-	-	649,416	-	649,416
Conversion of common stock	333,334	333	(333,334)	(333)	-	-	-	-	-
Acquisition of business and assets	500,000	500	-	-	-	-	3,651,850	-	3,652,350
Conversion of notes payable	1,612,894	1,613	-	-	-	-	12,093,563	-	12,095,176
Balance, June 30, 2026	10,015,190	$10,015	333,334	$333	6,000	$6	$88,574,440	$(57,916,272)	$30,668,522

Balance, December 31, 2025	7,380,426	$7,380	666,668	$667	1,000	$1	$67,177,723	$(40,838,227)	$26,347,543
Net loss	-	-	-	-	-	-	-	(17,078,045)	(17,078,045)
Warrants issued for services	-	-	-	-	-	-	906,813	-	906,813
Warrants issued for notes payable	-	-	-	-	-	-	1,980,000	-	1,980,000
Warrants issued for services	-	-	-	-	-	-	765,792	-	765,792
Conversion of common stock	333,334	333	(333,334)	(333)	-	-	-	-	-
Common stock issued for services	4,167	4	-	-	5,000	5	62,991	-	63,001
Acquisition of business and assets	500,000	500	-	-	-	-	3,651,850	-	3,652,350
Conversion of notes payable	1,797,264	1,797	-	-	-	-	14,029,271	-	14,031,068
Balance, June 30, 2026	10,015,190	$10,015	333,334	$333	6,000	$6	$88,574,440	$(57,916,272)	$30,668,522

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-22

RMX INDUSTRIES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities of continuing operations:
Net loss	$(17,078,045)	$(7,664,237)
Adjustments to reconcile net loss to cash used in operating activities:
Stock issued for services	63,000	525,000
Options issued for services	765,792	1,207,169
Warrants issued for private placements fees	906,813	1,935,364
Depreciation and amortization	122,945	30,725
Loss on conversion of notes payable	10,420,483	-
Notes payable discount amortization	3,962,244	1,615,738
Derivative liability gain and loss	(1,335,664)	-
Changes in operating assets and liabilities:
Accounts receivable	(28,064)	-
Deferred revenue	26,624	-
Prepaid expenses	(849)	15,211
ROU asset, net	15,424	-
Accounts payable and accrued expenses	21,180	(95,595)
ROU liabilities	(14,249)	-
Interest payable	339,394	151,729
Net cash used in operating activities	(1,812,972)	(2,278,896)

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from notes payable	1,980,000	1,900,000
Payment of notes payable	(28,447)	-
Proceeds from the sale of common stock	-	127,932
Net cash provided by financing activities	1,951,553	2,027,932

Net change in cash and cash equivalents	138,581	(250,964)
Cash, cash equivalents and restricted cash at beginning of period	2,023,072	396,870
Cash, cash equivalents and restricted cash at end of period	$2,161,653	$145,906
Supplemental disclosure of cash flow information:
Acquisition of business and assets	$3,652,350	$29,943,876
Conversion of notes payable into common stock	$3,610,585	$604,273

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-23

RMX INDUSTRIES, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	NATURE OF OPERATIONS

RMX Industries, Inc. (formerly Reticulate Micro, Inc.) was incorporated on June 23, 2022, in Nevada and changed its name to RMX Industries, Inc. (“RMX” or the “Company”) on August 1, 2025. The Company maintains offices in Dallas and Leander, Texas.

RMX is a technology company focused on building intelligence architecture for real-world physical environments where operational data is created, decisions need to be made, and reliance on centralized cloud processing alone is not sufficient. The Company refers to this focus as physical-edge intelligence.

The Company’s foundational technology originated in high-efficiency video compression and transport, developed under the Video Adaptive Systems Technology (VAST™) platform. VAST was originally built to move high-quality video across constrained, low-bandwidth networks — an environment that required extreme efficiency, resilience, and edge-side operation. Building on that provenance, the Company has evolved from a video compression company into a physical-edge intelligence company, delivered through its proprietary platform, QuantrusX™. QuantrusX incorporates VAST as an underlying video and data-transport capability rather than as a separately marketed product line, alongside proprietary internal intelligence capabilities that support model refinement and lower-latency reasoning at the edge. In June 2026, the Company commenced its inaugural QuantrusX deployment at a training and operations facility in Texas, generating the Company’s first commercial platform revenue.

In 2024, the Company achieved quotation on the OTCQB® Venture Market of OTC Markets Group, Inc. under the symbol “RMXI,” with trading beginning in January 2025. The Company is preparing for a planned senior exchange uplisting.

Reverse Stock Split

On July 22, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change, pursuant to Nevada Revised Statutes 78.209, to effect a one-for-three (1-for-3) reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of class A common stock, $0.001 par value per share (the “Class A Common Stock”), and class B common stock, $0.001 par value per share (the “Class B Common Stock”). The Reverse Split was effective as of 5:00 p.m. Eastern Time on July 24, 2026. Pursuant to the Nevada Revised Statutes 78.207, a company’s board of directors has the authority to effect a reverse stock split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced.

Prior to the Reverse Split, the Company was authorized to issue 200,000,000 shares of common stock, consisting of 196,400,000 shares of Class A Common Stock and 3,600,000 shares of Class B Common Stock. As a result of the Reverse Split, each three (3) pre-split shares of Class A Common Stock or Class B Common Stock outstanding were automatically combined into one (1) new share of Class A Common Stock or Class B Common Stock, respectively, without any action on the part of the holders, and the Company is now authorized to issue 66,666,666 shares of common stock, consisting of 65,466,666 shares of Class A Common Stock and 1,200,000 shares of Class B Common Stock. The number of shares of preferred stock that the Company is authorized to issue was not impacted. As a result of the Reverse Split, the number of outstanding shares of Class A Common Stock was reduced from 30,045,216 to approximately 10,015,190 and the number of outstanding shares of Class B Common Stock was reduced from 1,000,000 to approximately 333,334.

All share and per share information in these unaudited condensed consolidated financial statements (“financial statements”) retroactively reflect this reverse stock split.

F-24

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Since inception, the Company has incurred losses, resulting in an accumulated deficit of $57,916,272 as of June 30, 2026, with further losses expected as it continues to develop its business. For the six months ended June 30, 2026, the Company used $1,812,972 in cash for operating activities. As of June 30, 2026, the Company had $2,161,653 in cash and cash equivalents, including $1,913,320 of restricted cash. The Company estimates that it will require approximately $4.0 million to fund operations for the twelve months following the issuance of these financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued.

Management’s Plans

The Company has applied for an uplisting of its Class A Common Stock on NYSE American. Upon approval of such uplisting, a total of approximately $5.0 million will become available to the Company, consisting of (i) the release of the $1.9 million of restricted cash currently reflected on the Company’s balance sheet, and (ii) an approximate $3.0 million deposit to be made by an institutional investor (the “Investor”) pursuant to the executed securities purchase agreement between the Company and the Investor. Of the approximately $5.0 million, approximately $3.0 million will be immediately unrestricted and available for general corporate purposes, with the remainder becoming available upon satisfaction of the conditions set forth in the Investor agreements. In addition, the Company maintains a contingent financing facility with the Investor providing for up to $45.0 million of additional financing (the “Credit Facility”), pursuant to the securities purchase agreement and subject to the terms and conditions thereof, which management believes would be available to fund any shortfall in the Company’s working capital requirements.

In June 2026, the Company commenced commercial deployment of its QuantrusX edge intelligence platform. The Company’s commercial model provides for fixed-fee, prepaid multi-year subscription arrangements, under which contract consideration is collected at or near contract inception and recognized as revenue ratably over the subscription term. Accordingly, executed customer agreements generate cash proceeds in advance of revenue recognition. The Company executed its initial multi-year prepaid QuantrusX subscription agreement in June 2026 and maintains an active pipeline of prospective customers, which management expects to contribute to liquidity over the next twelve months.

The amounts becoming available upon uplisting are conditioned upon approval of the Company’s NYSE American listing application, which is not within the Company’s control, and availability under the Credit Facility is subject to conditions that may not be satisfied. There can be no assurance that the Company’s listing application will be approved, that amounts under the Credit Facility will be available when needed or on acceptable terms, or as to the timing or volume of future customer agreements. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation

The accompanying financial statements of the Company are expressed in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

F-25

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. At times, such cash may be more than the Federal Deposit Insurance Corporation-insured limit of $250,000. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.

Fair Value Measurements

FASB ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2026 and 2025. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, accounts payable, and accrued liabilities. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

Research and Development

Research and development costs are expensed as incurred. For the three months ended June 30, 2026 and 2025, research and development expense was $134,527 and $80,030, respectively. For the six months ended June 30, 2026 and 2025, research and development expense was $174,127 and $158,319, respectively.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their grant date fair values. That expense is recognized over the period when an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or the straight-line attribution method.

F-26

Under 718-10-30-20D the determination of whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, shall be made based on the facts and circumstances as of the measurement date. Factors to be considered under a reasonable valuation method include, as applicable:

a.	The value of tangible and intangible assets of the nonpublic entity

b.	The present value of anticipated future cash flows of the nonpublic entity

c.	The market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the nonpublic entity for which the stock is to be valued, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arm’s-length private transaction)

Share-based compensation expense for the three and six months ended June 30, 2026 and 2025 was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Issuance of options for services	649,416	633,212	765,792	1,207,169
Issuance of shares for services	-	525,000	63,000	525,000
Issuance of warrants for services	899,564	1,026,513	906,813	1,935,364

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Revenue Recognition

The Company has adopted revenue recognition policies for its principal revenue types, including subscription and license fees, usage-based fees, professional and other services, and hardware. Prior to fiscal year 2026, the Company's revenue was derived from software license, hardware, and professional services activity. Beginning in the second quarter of 2026, the Company introduced QuantrusX, an edge intelligence platform, and revenue has since primarily consisted of QuantrusX subscription fees; other revenue streams described below have not been material during the periods presented.

QuantrusX — Edge Intelligence Platform. During the second quarter of 2026, the Company introduced QuantrusX, an edge intelligence platform designed to bring computation, data interpretation, and decision support closer to the physical edge, where data is created and decisions must be made in real time. QuantrusX incorporates proprietary internal intelligence capabilities that support model refinement, governed learning from field inputs, and lower-latency reasoning within the platform environment. These internal capabilities are not sold as standalone customer products. In June 2026, the Company moved QuantrusX into its first commercial deployment, representing the Company’s initial transition of the platform from development to a revenue-generating, in-field deployment.

Inferencing and Usage-Based Fees. As part of its QuantrusX commercial model, the Company earns usage-based fees tied to the volume of inferences processed and computational usage of the platform as it interprets field data and generates decision support in real time. These fees are billed based on customer consumption during the period and revenue is recognized under the Company’s variable consideration policy as the underlying usage occurs, consistent with ASC 606’s guidance on usage-based royalties and consumption-based pricing. Because inferencing volume can fluctuate with deployment activity and field conditions, revenue from this stream may vary period to period as QuantrusX scales across additional sites and customers.

Software license and subscription revenues include software license revenues from the sales of software licenses and subscription fees from customers accessing the Company’s services. Revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. If the consideration promised in a contract includes a variable amount, for example, overage fees, contingent fees or service level penalties, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.

F-27

The Company determines the amount of revenue to be recognized through the application of the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the Company satisfies the performance obligations.

Professional Services and Other Revenues. The Company’s professional services contracts are either on a time and materials, fixed price or subscription basis. These revenues are recognized as the services are rendered for time and materials contracts, on a proportional performance basis for fixed price contracts or ratably over the contract term for subscription professional services contracts. Other revenues consist primarily of training revenues recognized as such services are performed.

Hardware. Our hardware is generally highly dependent on, and interrelated with, the underlying operating system and cannot function without the operating system. In these cases, the hardware and software license are accounted for as a single performance obligation and revenue is recognized at the point in time when ownership is transferred to resellers or directly to end customers through retail stores and online marketplaces.

Property and Equipment

Property and equipment over $2,500 are stated at cost less accumulated depreciation, and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three years; computer equipment, three to five years; leasehold improvements, shorter of lease term or estimated useful life; and furniture and equipment, one to 10 years.

3.	REVENUES

Revenue is attributed to the region of the contracting entity, which may differ from the customer’s location. All revenue attributed to the Americas was generated in the United States. Revenue was $1,440 and $12,592 for the three months ended June 30, 2026 and 2025, respectively, and $1,440 and $38,792 for the six months ended June 30, 2026 and 2025, respectively.

Deferred Revenue

Deferred revenue represents amounts invoiced or received from customers in advance of the Company satisfying its related performance obligations under ASC 606, Revenue from Contracts with Customers. Deferred revenue is recognized as revenue as the Company transfers control of the promised products or services to the customer. The current portion of deferred revenue represents amounts expected to be recognized as revenue within twelve months of the balance sheet date; the long-term portion represents amounts expected to be recognized beyond twelve months, based on the performance and delivery terms of the underlying contracts. Short-term deferred revenue totaled $9,128 and $0 respectively as of June 30, 2026 and 2025. Long-term deferred revenue totaled $17,496 and $0 as of June 30, 2026 and 2025 respectively.

4.	PREPAID EXPENSES

As of June 30, 2026 and 2025, the prepaid balance was $1,950 and $1,101 respectively. Expenses were primarily due to timing of operational cost recognition.

F-28

5.	PROPERTY AND EQUIPMENT

	As of	As of
	June 30,	December 31,
	2026	2025
Computers, equipment and software	$65,339	$65,339
Leasehold improvements	-	-
Property and equipment gross	65,339	65,339
Less accumulated depreciation and amortization	(50,272)	(39,341)
Property and equipment, net	$15,067	$25,998

Depreciation and amortization expense totaled $107,626 and $15,407 for the three months ended June 30, 2026 and 2025, respectively, and $122,945 and $30,725 for the six months ended June 30, 2026 and 2025, respectively.

6.	INTANGIBLE ASSET – PROPERTY LICENSE

	As of	As of
	June 30,	December 31,
	2026	2025
Intangibles (net of amortization)	$3,645,121	$104,826

On March 14, 2023, the Company entered into an intellectual property purchase agreement with Basestones Capital Ltd., for the purchase of US Patent No. 9,451,291 (Fast DWT-Based Intermediate Codec Optimized For Massively Parallel Architecture), issued on September 20, 2016, and the developed source code related to the patent. The Company made a one-time payment of $200,000 for the patent. The Company recorded $205,100 as an intangible asset. Starting in July 2023, the Company began amortizing the $200,000 intangible assets. As of June 30, 2026, the Company recorded $120,110 of accumulated depreciation.

On May 8, 2026, the Company entered into an intellectual property purchase agreement with Apollo Group Enterprises, LLC, pursuant to which the Company acquired two software platforms 1) ODIN, AI video intelligence/surveillance system and 2) VSDD/Semaphore-X, AI meeting agent and infrastructure — plus related trade secrets, know-how, and data assets, paying 500,000 shares of Class A Common Stock valued at $3,652,350 ($7.30 per share). The acquired assets do not meet the definition of a business because no organized workforce or other substantive process was acquired. Accordingly, the transaction is accounted for as an asset acquisition. The full transaction cost is capitalized to the single software intangible asset at cost, with no goodwill recognized. As of June 30, 2026, the Company recorded $88,057 accumulated amortization.

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company compares the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flow be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its estimated fair value. Impairment loss on long-lived assets for six months ended June 30, 2026, and 2025 was $0.

7.	BUSINESS COMBINATION AND GOODWILL

On April 15, 2025, the Company completed the acquisition of RMX Industries Inc. (“TX Sub”) and issued 2,851,798 shares of Class A Common Stock in exchange for 100% of the outstanding equity of TX Sub. The acquisition supports the Company’s strategy to commercialize and expand long-term revenue opportunities. The transaction was accounted for as a business combination under ASC 805, Business Combinations, with the Company identified as the accounting acquirer, as it issued the equity consideration, retained governance control, and its management team continued post-acquisition. The total purchase consideration was measured at fair value on the acquisition date and consisted solely of equity consideration valued at $29.9 million. As a result of the acquisition, the Company recorded goodwill of $29.9 million, representing the excess of the purchase consideration over the fair value of net identifiable assets acquired. The goodwill reflects expected future economic benefits from commercialization of the Company’s technology and anticipated synergies and market opportunities.

F-29

Goodwill is not deductible for income tax purposes and is assigned to the Company’s reporting unit. We test goodwill for impairment annually at the reporting unit level, primarily using a discounted cash flow methodology with a peer-based, risk-adjusted weighted average cost of capital. We believe use of a discounted cash flow approach is the most reliable indicator of the fair values of the businesses. No instances of impairment were identified in our December 31, 2025 tests.

8.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables are initially recorded at the transaction price and measured at the undiscounted expected payment amount. Accrued expenses reflect the estimated amount needed to settle obligations. Accounts payable totaled $1,044,126 as of June 30, 2026, and $1,005,611 as of December 31, 2025.

As of June 30, 2026, the Company owed $600,000 to Boustead Securities, LLC in connection with the termination of its prior engagement agreement. In addition, the Company owed approximately $370,000 to Bevilacqua PLLC for regulatory and corporate legal services, with the remainder owed to various vendors.

9.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 65,466,666 shares of Class A Common Stock at a par value of $0.001 and had 10,015,190 and 7,380,426 shares of Class A Common Stock issued and outstanding as of June 30, 2026, and December 31, 2025, respectively.

The Company is authorized to issue 1,200,000 shares of Class B Common Stock at a par value of $0.001 and voting rights of 100 votes per share. The Company had 333,334 shares of Class B Common Stock issued and outstanding June 30, 2026, and 666,668 as of December 31, 2025.

Common Stock Issued for Services

The Company issued 4,167 shares of Class A Common Stock, at a price of $10.50 per share, for services provided to the Company during the six months ended June 30, 2026.

Common Stock Issued for Cancellation and Exchange of Notes Payable and Related Interest Through Exercise of Warrants

During the six months ended June 30, 2026, the Company issued 1,797,164 shares of Class A Common Stock upon the exercise of warrants in connection with the cancellation and exchange of notes and accrued interest at a weighted average price of $2.01.

Common Stock Issued for Purchase of Intellectual Property

The Company acquired intellectual property by paying 500,000 shares of Class A Common Stock valued at $3,652,350 or $7.30 per share.

Conversion of Class B Common Stock to Class A Common Stock

During the six months ended June 30, 2026, 333,334 shares of Class B Common Stock were converted into shares of Class A Common Stock.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Company filed a Certificate of Designation with the Secretary of State of the State of Nevada on October 13, 2025, designating 1,000 shares of the Company’s preferred stock as “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”) and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series X Preferred Stock. Each share of Series X Preferred Stock has an initial stated value of $3.85 per share. On March 31, 2026, the Company filed a Certificate of Amendment to Designation with the Secretary of State of the State of Nevada increasing the designated shares of Series X Preferred Stock to 6,000. Additionally, on March 31, 2026, the Company issued 5,000 shares of Series X Preferred Stock to Karl Kit, who serves as the Company’s Chief Executive Officer, President, and member of the board of directors. Each share of Series X Preferred Stock is convertible into one (1) share of Class A Common Stock and entitles the holder to 15,000 votes per share. The Company had 6,000 and 1,000 shares of Series X Preferred Stock issued and outstanding as of June 30, 2026, and December 31, 2025, respectively.

F-30

Options

During the six months ended June 30, 2026, the Company issued 333,334 stock options with weighted average strike price of $7.48.

Of the 1,662,577 options outstanding as of June 30, 2026, 333,334 options will only vest upon listing on any national securities exchange. This performance condition is not considered probable until it occurs. As such, the expense for these awards would only be recognized upon listing on any national securities exchange. The total Black-Scholes valuation for the outstanding options as of June 30, 2026, is $2,244,350.

The Company recognizes compensation cost on a straight-line basis over the total requisite service period of the entire award and accounts for forfeitures as they occur. Total expenses of $649,416 and $765,792 were recognized during the three months and six months ended June 30, 2026, respectively.

The following table reflects a summary of Class A Common Stock options outstanding and option activity during the six months ended June 30, 2026:

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Terms (Years)
Options outstanding at December 31, 2025	1,768,345	$5.61	8.4
Granted	333,334	7.48	-
Exercised	-	-	-
Forfeited	(321,878)	-	-
Cancelled	(117,224)	-	-
Options outstanding at June 30, 2026	1,662,577	$7.46	8.4
Options exercisable at June 30, 2026	839,970	6.84	7.9

The intrinsic value of options outstanding as of June 30, 2026, was $1,411,285.

Warrants

During the six months ended June 30, 2026, the Company issued a total of 1,474,932 warrants at a weighted average exercise price of $1.70 with a range between $1.50 and $5.40 per share, which vested immediately.

The Company conducted private placements of units, with each unit consisting of an unsecured promissory note with an interest rate of 18% and a five-year warrant to purchase shares of Class A Common Stock, with a number of investors. The Company raised $1,980,000 and issued 1,320,024 warrants with a $1.50 weighted average exercise price. The Company issued 74,074 warrants to Boustead Securities, LLC in connection with the termination of its prior engagement agreement. The remaining 80,834 warrants were issued to advisors and partners.

On the dates of the grants, the Company valued warrants granted at $1,088,498 using the Black-Scholes option pricing model with the following assumptions: stock price between $7.77 and $10.50 per share, an expected life of the warrants of 5 years, expected volatility of 72%, an average risk-free rate of 3.8%, and no dividend yield. The warrants were expensed at the time of issuance and an expense of $906,813 was recognized.

F-31

The following table reflects a summary of warrants outstanding and activity during the six months ended June 30, 2026:

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Terms (Years)
Warrants outstanding at December 31, 2025	1,433,409	$3.44	3.87
Granted	1,474,932	1.70	5.00
Exercised	(1,609,195)	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Warrants outstanding at June 30, 2026	1,299,146	$4.44	3.87
Warrants exercisable at June 30, 2026	1,299,146	4.44	3.87

The intrinsic value of warrants outstanding as of June 30, 2026, was $3,307,536.

10.	OPERATING LEASE

The current lease contracts for offices in Texas have initial terms of one year. The Company leases certain vehicles under non-cancelable operating lease agreements. These leases have initial terms of three years. The Company does not have any finance leases.

As of June 30, 2026, the Company’s operating lease right of use assets and corresponding liabilities are as follows:

Right of use asset	$78,552
Lease liability - current	29,773
Lease liability - non current	40,579
Total operating lease liabilities	70,352
Weighted average remaining lease term	2.40
Weighted average discount rate	7.50%

Maturities of the Company’s lease liabilities are as follows:
2026	$14,791
2027	31,294
2028	24,266

11.	CONVERTIBLE NOTES, PROMISSORY NOTES PAYABLE AND DEBT EXTINGUISHMENT

The following table summarizes outstanding convertible notes and promissory notes payable as of June 30, 2026, and December 31, 2025.

	June 30,	December 31,
	2026	2025
Convertible Notes - Maturity Date
March 31, 2026 (15% per annum)	$-	$2,020,000
August 31, 2026 (15% per annum)	2,020,000	-
Promissory Notes - Maturity Date
January 31, 2026 (18% per annum)	-	550,000
June 30, 2026 (12% per annum)	-	500,000
April 30, 2026 (8% per annum)	-	125,000
June 30, 2026 (12% per annum)	-	1,117,500
August 31, 2026 (12% per annum)	75,000	-
August 31, 2026 (18% per annum)	625,000	-
December 31, 2026 (12% per annum)	225,000	-
Total Notes Payable	925,000	2,292,500
Total Convertible and Promissory Notes Payable	2,945,000	2,292,500
Unamortized debt discount	-	(1,982,244)
Net Debt	2,945,000	2,330,256
Current portion	(2,945,000)	(2,330,256)
Net long-term portion	-	-
Interest Payable	313,212	265,350

F-32

During six months ended June 30, 2026, the Company completed private placements, raising $1,980,000 with each unit consisting of an unsecured promissory note of 18% interest and five-year warrants for Class A Common Stock; 1,320,000 warrants were issued at a weighted average exercise price of $1.50.

Repayment of Debt

During the six months ended June 30, 2026, the Company repaid $25,000 of outstanding principal and $3,447 of accrued interest on its promissory notes, for total cash payments of $28,447. These repayments reduced the Company’s outstanding notes payable balance and were made in accordance with the terms of the applicable note agreements.

Debt Extinguishment and Common Stock Issued

During the six months ended June 30, 2026, the Company converted $3,322,500 in principal and $288,085 in interest into equity through warrant exercises, issuing 1,797,164 of Class A Common Stock shares at a $1.83 average price. The Company recorded a $10,420,483 conversion loss, reflecting the difference between market value and exercise price.

These amounts are presented as supplemental disclosure in the “Non-Cash Investing and Financing Activities” section of the Condensed Consolidated Statement of Cash Flows.

The relative fair value of the warrants issued in conjunction with the notes payable was treated as a debt discount, with a corresponding offsetting credit to Additional Paid-in Capital (APIC). This discount is being amortized to interest expenses over the term of the notes.

Derivative Liabilities

The fair values of the conversion option of outstanding convertible notes payable were determined to be derivative liabilities under ASC 815 due to the default on convertible notes payable disclosed above, which resulted in a variable conversion price on the outstanding convertible note payable. The fair value of the derivative liabilities was $1,974,046 as of December 31, 2025, estimated using the Black-Scholes option pricing model with the following assumptions: stock price of $3.50 per share, an expected life of 9 months, expected volatility of 73%, an average risk-free rate of 3.5% and no dividend yield. During the six months ended June 30, 2026, the Company recorded a gain on change in fair value of derivative liability of $1,335,664, remeasuring the derivative liability to $638,382 as of June 30, 2026, using the Black-Scholes option pricing model with the following assumptions: stock price of $2.29 per share, an expected life of 2 months, expected volatility of 71.93%, an average risk-free rate of 3.71% and no dividend yield.

12.	SUBSEQUENT EVENTS

On July 22, 2026, the Company conducted a closing of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into a subscription agreement with an accredited investor as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreement, we sold 1 unit at a price of $25,000 per unit for gross proceeds of $25,000 and issued 16,667 warrants with an exercise price of $1.50 per share.

On July 24, 2026, the Company executed a one-for-three (1-for-3) reverse stock split affecting both the authorized and issued and outstanding amounts of its Class A Common Stock and Class B Common Stock. These financial statements reflect the impact of this reverse stock split.

F-33

RMX Industries, Inc.

11,862,543 Shares of

Class A Common Stock

PROSPECTUS

April 8, 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by RMX Industries, Inc. (the “Registrant,” “we,” “us,” or “our”) in connection with the sale of shares of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$3,980.87
Accounting fees and expenses	25,000.00
Legal fees and expenses	100,000.00
Transfer agent fees and expenses	10,000.00
Printing and miscellaneous fees	11,019.13
Total	$150,000.00

Item 14. Indemnification of Directors and Officers

The Registrant is a Nevada corporation. The Registrant’s bylaws provide for indemnification of the Registrant’s officers and directors against liabilities that they may incur acting as an officer or director to the fullest extent not prohibited by Nevada law. However, the Registrant is generally not required to indemnify any officer or director in connection with any proceeding initiated by such person, except in specified instances. A summary of the circumstances for which indemnification is provided is set forth below, but this description is qualified in its entirety by reference to the Registrant’s articles of incorporation and bylaws and to the statutory provisions.

Discretionary indemnification of officers and directors is provided by Section 78.7502 of the Nevada Revised Statutes (“NRS”). Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties as provided under NRS 78.138; or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties as provided under NRS 78.138; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.751 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

II-1

The Registrant’s bylaws provide that the Registrant will advance expenses incurred by any director or officer in connection with a proceeding as provided by Nevada law. NRS Section 78.751 provides that a corporation may advance expenses of officers and directors incurred in defending an action upon delivery of an undertaking by such person to repay all amounts so advanced if it is ultimately determined by final judicial decision that the indemnitee is not entitled to be indemnified for such expenses. The Registrant’s bylaws provide that notwithstanding the forgoing, no advance shall be made by Registrant if a determination is reasonably and promptly made (a) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (b) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Registrant. The Registrant’s bylaws also provide that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the NRS or any other applicable law or (d) such indemnification is required to be made pursuant to the provisions of the bylaws providing for enforcement of indemnification rights under the bylaws.

The circumstances under which indemnification is granted in connection with an action brought on the Registrant’s behalf is generally the same as those set forth above except that indemnification shall not be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The NRS also grants the Registrant the power to purchase and maintain insurance that protects the Registrant’s directors, officers, employees and agents against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Registrant.

To the maximum extent permitted by law, the Registrant’s articles of incorporation eliminate or limit the liability of the Registrant’s directors and officers to the Registrant or the Registrant’s stockholders for monetary damages for breach of an officer or director’s fiduciary duty as an officer or director. NRS Section 138(7) generally provides that a director or officer is not liable to a corporation or its stockholders or creditors for any damages that result from an act or failure to act unless (a) it is proven that such actions or failure was not in good faith, on an informed basis and with a view to the interests of the corporation and (b) the act or failure to act involved intentional misconduct, fraud, or a knowing violation of law.

The Registrant has entered into separate indemnification agreements with the Registrant’s directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Registrant’s articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Registrant’s articles of incorporation and bylaws.

The Registrant has obtained standard policies of insurance under which coverage is provided (a) to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which the Registrant may make to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act. Unless otherwise noted, the share and per share information below have been adjusted to give effect to the one-for-three (1-for-3) reverse stock split of each of the Company’s authorized and issued and outstanding Class A Common Stock and the Company’s authorized and issued and outstanding Class B Common Stock, which became effective as of 5:00 p.m. Eastern Time on July 24, 2026.

From October 2022 through June 2023, we conducted multiple closings of a private placement offering of shares of our class A common stock, $0.001 par value per share (the “Class A Common Stock”), and entered into certain subscription agreements with a number of accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we issued 288,627 shares of Class A Common Stock at $7.50 per share.

II-2

On January 1, 2023, we issued stock options for the purchase of 97,000 shares of Class A Common Stock, at an exercise price of $3.00, to Joshua Cryer, our former Chief Executive Officer and President, and 48,334 shares of Class A Common Stock, at an exercise price of $3.00, to John Dames, our former Chief Technology Officer, under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”).

On February 15, 2023, we issued stock options for the purchase of an aggregate of 50,000 shares of Class A Common Stock, at an exercise price of $3.00, to consultants for services rendered, including 33,334 shares to James Creamer, our former Chief Financial Officer, under the 2022 Plan.

On February 24, 2023, we issued stock options for the purchase of an aggregate of 66,667 shares of Class A Common Stock, at an exercise price of $3.00, to consultants for services rendered, under the 2022 Plan.

On March 31, 2023, we issued an aggregate of 20,000 shares of Class A Common Stock to consultants for services rendered. We did not receive any proceeds from the issuance.

On May 1, 2023, we issued stock options for the purchase of an aggregate of 16,667 shares of Class A Common Stock, at an exercise price of $3.00, to consultants for services rendered, under the 2022 Plan.

On May 22, 2023, Michael Collins, our former President, Treasurer and director, cancelled his 533,334 shares of Class B Common Stock in exchange for 66,667 shares of Class A Common Stock.

On June 14, 2023, we issued a stock option for the purchase of 137,334 shares of Class A Common Stock, at an exercise price of $3.00, to Joshua Cryer, our former Chief Executive Officer and President, under the 2022 Plan.

On June 15, 2023, we issued 100,000 shares of Class A Common Stock to a consultant for services rendered. We did not receive any proceeds from the issuance.

On June 29, 2023, we issued a stock option for the purchase of 8,334 shares of Class A Common Stock, at an exercise price of $3.00, to a consultant for services rendered, under the 2022 Plan.

On June 30, 2023, we issued stock options for the purchase of an aggregate of 25,000 shares of Class A Common Stock, at an exercise price of $3.00, to consultants for services rendered, under the 2022 Plan.

On July 1, 2023, we issued a stock option for the purchase of 4,000 shares of Class A Common Stock, at an exercise price of $3.00, to a consultant for services rendered, under the 2022 Plan.

From September 2023 through February 2024, we conducted multiple closings of a private placement offering of shares of Class A Common Stock and entered into certain subscription agreements with a number of (i) accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws or (ii) non-U.S. persons made in compliance with the provisions of Regulation S promulgated under the Securities Act. Pursuant to the agreements, we issued 605,177 shares of Class A Common Stock at $7.50 per share for a total of $4,538,825. The shares are subject to certain lockup provisions until 365 days after the commencement of trading thereof, subject to certain exceptions. Boustead Securities, LLC (“Boustead”) acted as the placement agent in the private placements. Pursuant to an engagement letter agreement with Boustead, in addition to payments of a success fee of $408,494.25, or 9% of the total purchase price of the shares sold in the private placements, and a non-accountable expense allowance of $45,388.25, or 1% of the total purchase price of the shares sold in the private placements, we agreed to issue Boustead five-year warrants to purchase up to 42,362 shares of Class A Common Stock in aggregate, exercisable on a cashless basis, with an exercise price of $7.50 per share, subject to adjustment. On March 13, 2024, we entered into a warrant cancellation agreement with Boustead, pursuant to which they agreed to forfeit these warrants.

On September 27, 2023, we issued 13,334 shares of Class A Common Stock pursuant to a marketing agreement for services rendered. We did not receive any proceeds from the issuance.

On October 1, 2023, we issued stock options for the purchase of an aggregate of 37,334 shares of Class A Common Stock, at an exercise price of $3.00, to consultants for services rendered, under the 2022 Plan.

II-3

On December 1, 2023, we issued a stock option for the purchase of 2,000 shares of Class A Common Stock, at an exercise price of $3.00, to a consultant for services rendered, under the 2022 Plan.

On January 1, 2024, we issued stock options for the purchase of an aggregate of 108,667 shares of Class A Common Stock, at an exercise price of $3.00, under the 2022 Plan, as follows: (i) David Horton, the Company’s former Chief Operating Officer and President of Reticulate Space, received a stock option to purchase 4,000 shares of Class A Common Stock; (ii) Eduardo Martinez, the Company’s former Chief Commercial Officer and Chief of Staff, received a stock option to purchase 4,000 shares of Class A Common Stock; (iii) Paul Scardino, the Company’s former Executive Vice President of Sales and Chief Strategy Officer of Reticulate Space, received a stock option to purchase 40,000 shares of Class A Common Stock; (iv) Mark Steel, the Company’s former Executive Vice President of Products and Services and Chief Technology Officer of Reticulate Space, received a stock option to purchase 40,000 shares of Class A Common Stock; and (v) two employees received stock options to purchase an aggregate of 20,667 shares of Class A Common Stock.

On March 1, 2024, we issued a stock option for the purchase of 116,667 shares of Class A Common Stock, at an exercise price of $3.00, to Amit Shrestha, our Chief Financial Officer, under the 2022 Plan.

On April 1, 2024, we issued 3,334 shares of Class A Common Stock to Bevilacqua PLLC as partial payment for legal services.

On April 9, 2024, we issued a five-year warrant to purchase 83,334 shares of Class A Common Stock, with an exercise price of $0.003 per share, to one of our advisors for services.

On May 3, 2024, we issued 13,334 shares of Class A Common Stock pursuant to a marketing agreement for services rendered. We did not receive any proceeds from the issuance.

On May 14, 2024, June 7, 2024, June 26, 2024, and July 1, 2024, we conducted private placements of shares of Class A Common Stock and entered into certain subscription agreements with a number of (i) accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws or (ii) non-U.S. persons made in compliance with the provisions of Regulation S promulgated under the Securities Act. Pursuant to the agreements, we issued 87,334 shares of Class A Common Stock at $7.50 per share for a total of $655,000. Boustead acted as the placement agent in the private placements. Pursuant to our engagement letter agreement with Boustead, as amended, in addition to payments of a success fee of $30,150, and a non-accountable expense allowance of $3,350, we agreed to issue Boustead five-year warrants to purchase up to 2,964 shares of Class A Common Stock in aggregate, exercisable on a cashless basis, with an exercise price of $7.50 per share, subject to adjustment.

On June 3, 2024, we issued stock options for the purchase of an aggregate of 824,003 shares of Class A Common Stock, at an exercise price of $7.50, under the 2022 Plan, as follows: (i) each of Joshua Cryer, the Company’s former Chief Executive Officer and President, Amit Shrestha, the Company’s Chief Financial Officer, and Michael Chermak, the Company’s Executive Chairman, Secretary, Treasurer and a director, received a stock option to purchase 166,667 shares of Class A Common Stock; (ii) each of Paul Scardino, the Company’s former Executive Vice President of Sales and Chief Strategy Officer of Reticulate Space, and Mark Steel, the Company’s former Executive Vice President of Products and Services and Chief Technology Officer of Reticulate Space, received a stock option to purchase 33,334 shares of Class A Common Stock; (iii) John Dames, the Company’s former Chief Technology Officer, received a stock option to purchase 70,000 shares of Class A Common Stock; (iv) Eduardo Martinez, the Company’s former Chief Commercial Officer and Chief of Staff, received a stock option to purchase 19,334 shares of Class A Common Stock; (v) an employee of Bevilacqua PLLC received a stock option to 4,000 shares of Class A Common Stock; and (vi) ten employees received stock options to purchase an aggregate of 164,000 shares of Class A Common Stock.

On July 31, 2024, we issued a five-year warrant to purchase 83,334 shares of Class A Common Stock, with an exercise price of $3.00 per share, to one of our advisors for services.

On August 9, 2024, we closed a private placement of units, with each unit consisting of an unsecured 8% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with a number of accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we sold 5 units at a price of $25,000 per unit for gross proceeds of $125,000 and issued 41,667 warrants with an exercise price of $3.00 per share. Boustead acted as the placement agent in the private placement. Pursuant to our engagement letter agreement with Boustead, as amended, we issued Boustead a five-year warrant to purchase up to 2,917 shares of Class A Common Stock, exercisable on a cashless basis, with an exercise price of $3.00 per share, subject to adjustment. On October 31, 2024, and March 5, 2025, we entered into amendments to the promissory notes to extend the maturity date to April 30, 2026, and issued five-year warrants to the investors to purchase up to an aggregate of 20,834 shares of Class A Common Stock, with an exercise price of $10.50 per share, and a five-year warrant to Boustead to purchase up to 1,459 shares of Class A Common Stock, with an exercise price of $10.50 per share. On April 22, 2025, we entered into a warrant cancellation agreement with Boustead, pursuant to which they agreed to forfeit these warrants.

II-4

From August 2024 through October 2025, we conducted closings of our Regulation A offering, pursuant to which we sold 118,679 units, with each unit consisting of one share of Class A Common Stock and one warrant to purchase one share of Class A Common Stock with an exercise price of $16.50 per share, at a price of $10.50 per unit, for gross proceeds of $1,246,122.50. We issued Boustead and Digital Offering, LLC, who both acted as selling agents in the Regulation A offering, five-year warrants to purchase up to an aggregate of 2,342 shares of Class A Common Stock, exercisable on a cashless basis, with an exercise price of $13.125 per share, subject to adjustment. The board of directors of the Company terminated our Regulation A offering effective April 1, 2026.

On September 3, 2024, we issued a five-year warrant to purchase 20,000 shares of Class A Common Stock, with an exercise price of $3.00 per share, to one of our advisors for services.

From September 2024 through November 2024, we conducted multiple closings of private placements of units, with each unit consisting of an unsecured 12% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with a number of (i) accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws and (ii) non-U.S. persons made in compliance with the provisions of Regulation S promulgated under the Securities Act. Pursuant to the agreements, we sold 56 units at a price of $25,000 per unit for gross proceeds of $1,400,000 and issued 466,667 warrants with an exercise price of $3.00 per share. Boustead acted as the placement agent in the private placement. Pursuant to our engagement letter agreement with Boustead, as amended, we issued Boustead five-year warrants to purchase up to 32,667 shares of Class A Common Stock in aggregate, exercisable on a cashless basis, with an exercise price of $3.00 per share, subject to adjustment. On April 22, 2025, we entered into a warrant cancellation agreement with Boustead, pursuant to which they agreed to forfeit these warrants.

On November 1, 2024, we issued a five-year warrant to purchase 33,334 shares of Class A Common Stock, with an exercise price of $3.00 per share, to one of our advisors for services.

On December 1, 2024, we issued stock options for the purchase of 283,334 shares of Class A Common Stock, at an exercise price of $10.50, to Andrew Sheppard, our former President of RMX Government, Chief Executive Officer and President, under the 2022 Plan.

On December 10, 2024, we issued five-year warrants to purchase an aggregate of 50,000 shares of Class A Common Stock, with an exercise price of $3.00 per share, to two of our advisors for services.

On December 26, 2024, we issued a five-year warrant to purchase an aggregate of 33,334 shares of Class A Common Stock, with a price of $3.00 per share, to Karl Kit, our Chief Executive Officer, President and director, and Maxwell Kit, our Chief Marketing Officer, for advisory services.

On January 1, 2025, we issued stock options for the purchase of an aggregate of 29,334 shares of Class A Common Stock, at an exercise price of $10.50, under the 2022 Plan, to three of our employees.

On January 15, 2025, we issued a five-year warrant to purchase 16,667 shares of Class A Common Stock, with an exercise price of $3.00 per share, to one of our advisors for services.

On January 15, 2025, January 16, 2025, and February 6, 2025, we conducted closings of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with a number of accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we sold 32 units at a price of $25,000 per unit for gross proceeds of $800,000 and issued 26,667 warrants with an exercise price of $3.00 per share.

II-5

From March 2025 through July 2025, we conducted closings of a private placement of units, with each unit consisting of an unsecured 12% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into a certain subscription agreement with an accredited investor as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreement, we sold 92 units at a price of $25,000 per unit for gross proceeds of $2,300,000 and issued 766,667 warrants with an exercise price of $3.00 per share. Boustead acted as the placement agent in the private placement. Pursuant to our engagement letter agreement with Boustead, as amended, we issued Boustead a five-year warrant to purchase up to 30,334 shares of Class A Common Stock in aggregate, exercisable on a cashless basis, with an exercise price of $3.00 per share, subject to adjustment. On April 22, 2025, we entered into a warrant cancellation agreement with Boustead, pursuant to which they agreed to forfeit this warrant.

From March 2025 through November 2025, certain investors from our private placements of units, consisting of unsecured promissory notes and five-year warrants to purchase shares of Class A Common Stock, exercised their warrants. These exercises converted $2,332,500 of principal and $167,105 of accrued interest, totaling $2,499,605, into equity, resulting in the issuance of 833,202 shares of Class A Common Stock at a weighted average exercise price of $3.00.

On April 1, 2025, we issued a five-year warrant to purchase 10,000 shares of Class A Common Stock, with an exercise price of $10.50 per share, to one of our advisors for services.

On April 4, 2025, we issued a stock option for the purchase of 100,000 shares of Class A Common Stock, at an exercise price of $10.50, to M. Steven Kirchof, our director, under the 2022 Plan.

On April 9, 2025, we issued a five-year warrant to purchase 16,667 shares of Class A Common Stock, with an exercise price of $10.50 per share, to one of our advisors for services.

On April 15, 2025, we entered into a share exchange agreement with RMX Industries Inc., a Texas corporation, and its shareholders, pursuant to which we issued 2,851,798 shares of Class A Common Stock in exchange for the shareholders’ shares resulting in RMX Industries Inc. becoming our wholly-owned subsidiary. As shareholders of RMX Industries Inc., Michael Chermak, our Executive Chairman, Secretary, Treasurer and director, received 166,667 shares, Amit Shrestha, our Chief Financial Officer, received 83,334 shares, John Dames, our former Chief Technology Officer, received 83,334 shares, Richard Propper, our director, received 116,667 shares, and K2 Endeavor, which is beneficially owned by Karl Kit, our Chief Executive Officer, President and director, and Maxwell Kit, our Chief Marketing Officer, received 2,401,798 shares.

On June 1, 2025, we issued five-year warrants to purchase an aggregate of 91,667 shares of Class A Common Stock, with an exercise price of $3.00 per share, to two of our advisors for services.

On June 18, 2025, we issued 33,334 shares of Class A Common Stock pursuant to a marketing agreement for services rendered. We did not receive any proceeds from the issuance.

On July 1, 2025, we issued 16,667 shares of Class A Common Stock pursuant to a services agreement for services rendered. We did not receive any proceeds from the issuance.

On September 7, 2025, we issued a five-year warrant to purchase 21,667 shares of Class A Common Stock, with an exercise price of $3.00 per share, to one of our advisors for services.

On September 12, 2025, we issued a five-year warrant to purchase 33,334 shares of Class A Common Stock, with an exercise price of $5.40 per share, to one of our advisors for services.

On September 15, 2025, we issued a five-year warrant to purchase 109,737 shares of Class A Common Stock, with an exercise price of $5.40 per share, to Boustead as part of a termination agreement we entered into with Boustead to terminate the engagement letter agreement.

On October 7, 2025, we issued a stock option for the purchase of 100,000 shares of Class A Common Stock, at an exercise price of $10.50, to each of Ian Subel, our director, and Richard Propper, our director, under the 2022 Plan.

On October 13, 2025, we issued 1,000 shares of Series X Convertible Preferred Stock to Karl Kit, the Company’s Chief Executive Officer, President and member of the Board, for gross proceeds of $3,850.

On October 15, 2025, we issued a five-year warrant to purchase 2,667 shares of Class A Common Stock, with an exercise price of $10.50 per share, to one of our advisors for services.

On October 23, 2025, we issued a five-year warrant to purchase 33,334 shares of Class A Common Stock, with an exercise price of $6.96 per share, to one of our advisors for services.

On November 5, 2025, we issued 66,667 shares of Class A Common Stock in connection with the initial closing of our offering of a series of senior secured convertible notes bearing a 15% interest rate, in the aggregate original principal amount of up to $50,000,000, which notes shall be convertible into shares of Class A Common Stock. At the initial closing, the Company issued to the investor a note in an aggregate original principal amount of $2,020,000, for gross proceeds of $1,959,400, which has an initial conversion price of $5.40 per share.

II-6

On November 15, 2025, we issued a five-year warrant to purchase 13,334 shares of Class A Common Stock, with an exercise price of $5.40 per share, to one of our advisors for services.

On November 24, 2025, we issued stock options for the purchase of 166,667 shares of Class A Common Stock, at an exercise price of $10.50, to Ian Subel, our director, and 50,000 shares of Class A Common Stock, at an exercise price of $10.50, to Richard Propper, our director, under the 2022 Plan.

From January 2026 through June 2026, we conducted closings of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with a number of accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we sold 79.2 units at a price of $25,000 per unit for gross proceeds of $1,980,000 and issued 1,320,000 warrants with an exercise price of $1.50 per share.

From January 2026 through June 2026, certain investors from our private placements of units, consisting of unsecured promissory notes and five-year warrants to purchase shares of Class A Common Stock, exercised their warrants. These exercises converted $3,322,500 of principal and $288,085 of accrued interest, totaling $3,610,585, into equity, resulting in the issuance of 1,730,480 shares of Class A Common Stock at a weighted average exercise price of $2.01.

On March 15, 2026, we issued 4,167 shares of Class A Common Stock pursuant to a services agreement for services rendered. We did not receive any proceeds from the issuance.

On March 20, 2026, we issued a five-year warrant to purchase 834 shares of Class A Common Stock, with an exercise price of $3.00 per share, to one of our advisors for services.

On March 31, 2026, we issued 5,000 shares of Series X Convertible Preferred Stock to Karl Kit, the Company’s Chief Executive Officer, President and member of the Board, for gross proceeds of $19,250.

On April 21, 2026, we issued a five-year warrant to purchase 74,074 shares of Class A Common Stock, with an exercise price of $5.40 per share, to Boustead as part of the termination agreement we entered into with Boustead on September 15, 2025, to terminate the engagement letter agreement.

On May 1, 2026, we issued 75,858 shares of Class A Common Stock pursuant to a cancellation agreement in exchange for the cancellation of an 8% promissory note for the principal amount of $100,000 plus $13,786 in interest.

On May 8, 2026, we issued 500,000 shares of Class A Common Stock to Apollo Group Enterprises, LLC pursuant to an intellectual property purchase agreement in exchange for the right, title and interest in and to certain intellectual property assets relating to two software platforms.

On May 15, 2026, we issued a five-year warrant to purchase 80,000 shares of Class A Common Stock, with an exercise price of $1.50 per share, to one of our advisors for services.

On June 1, 2026, we issued stock options for the purchase of an aggregate of 333,334 shares of Class A Common Stock, at an exercise price of $7.47, under the 2022 Plan, to three of our employees.

II-7

On July 1, 2026, we issued five-year warrants to purchase an aggregate of 75,858 shares of Class A Common Stock, with an exercise price of $1.50 per share, pursuant to certain amendment agreements, which, among other things, extended the maturity date of certain 12% promissory notes to December 31, 2026, and cancelled prior five-year warrants to purchase an aggregate of 75,000 shares of Class A Common Stock, with an exercise price of $3.00 per share.

On July 22, 2026, we conducted a closing of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into a subscription agreement with an accredited investor as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreement, we sold 1 unit at a price of $25,000 per unit for gross proceeds of $25,000 and issued 16,667 warrants with an exercise price of $1.50 per share.

On August 14, 2026, and August 18, 2026, we conducted closings of a private placement of units, with each unit consisting of an unsecured 18% promissory note and a five-year warrant to purchase shares of Class A Common Stock, and entered into certain subscription agreements with accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. Pursuant to the agreements, we sold 14.55 units at a price of $25,000 per unit for gross proceeds of $363,750 and issued 242,500 warrants with an exercise price of $1.50 per share.

Unless otherwise stated above, the issuances of these securities were made in reliance upon exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder for the offer and sale of securities not involving a public offering.

No underwriter was engaged in connection with the foregoing sales of securities. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Company, and all of those individuals or entities purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

Item 16. Exhibits.

(a)	Exhibits.

Exhibit No.	Description
2.1	Agreement for the Purchase and Sale of Outstanding Membership Interests of EdWare LLC, among Reticulate Micro, Inc., EdWare LLC and Mazhar Hussain, dated December 30, 2022 (incorporated by reference to Exhibit 2.1 to Form S-1 filed on October 23, 2023)
2.2	Share Exchange Agreement by and among Reticulate Micro, Inc., RMX Industries Inc. and the shareholders of RMX Industries Inc., dated April 15, 2025 (incorporated by reference to Exhibit 7.2 to Form 1-A POS filed on April 22, 2025)
3.1	Articles of Incorporation of Reticulate Micro, Inc. (incorporated by reference to Exhibit 2.1 to Form 1-A filed on May 24, 2024)
3.2	Amendment to Articles of Incorporation of Reticulate Micro, Inc. (incorporated by reference to Exhibit 2.2 to Form 1-A filed on May 24, 2024)
3.3	Certificate of Amendment to Articles of Incorporation of Reticulate Micro, Inc. (incorporated by reference to Exhibit 2.1 to Form 1-U filed on August 1, 2025)
3.4	Certificate of Change filed with the Secretary of State of the State of Nevada on July 22, 2026 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 24, 2026)
3.5	Bylaws of Reticulate Micro, Inc. (incorporated by reference to Exhibit 3.3 to Form S-1 filed on October 23, 2023)
3.6	Amendment No. 1 to Bylaws of Reticulate Micro, Inc. (incorporated by reference to Exhibit 2.4 to Form 1-A filed on May 24, 2024)
3.7	Amendment No. 2 to Bylaws of RMX Industries, Inc. (incorporated by reference to Exhibit 2.2 to Form 1-U filed on April 2, 2026)
3.8	Certificate of Designation of Series X Convertible Preferred Stock of RMX Industries, Inc. (incorporated by reference to Exhibit 2.1 to Form 1-U filed on October 17, 2025)
3.9	Certificate of Amendment to Designation of Series X Convertible Preferred Stock of RMX Industries, Inc. (incorporated by reference to Exhibit 2.1 to Form 1-U filed on April 2, 2026)
4.1	Form of Selling Agent’s Warrant (incorporated by reference to Exhibit 3.1 to Form 1-A filed on July 17, 2024)
4.2	Form of Placement Agent’s Warrant (incorporated by reference to Exhibit 4.2 to Form S-1 filed on October 23, 2023)

II-8

4.3	Form of Regulation A Investor’s Warrant (incorporated by reference to Exhibit 3.3 to Form 1-A filed on July 17, 2024)
4.4	Form of Private Placement Investor’s Warrant for August 2024 Private Placement (incorporated by reference to Exhibit 3.2 to Form 1-U filed on October 11, 2024)
4.5	Form of Private Placement Investor’s Warrant for September 2024 Private Placements (incorporated by reference to Exhibit 3.3 to Form 1-U filed on October 11, 2024)
4.6	Form of Private Placement Investor’s Warrant for November 2024 Private Placement (incorporated by reference to Exhibit 3.2 to Form 1-U filed on March 20, 2025)
4.7	Form of Private Placement Investor’s Warrant for January 2025 Private Placement (incorporated by reference to Exhibit 3.3 to Form 1-U filed on March 20, 2025)
4.8	Form of Private Placement Investor’s Warrant for March 2025 Private Placement (incorporated by reference to Exhibit 3.2 to Form 1-U filed on March 26, 2025)
4.9	Form of Private Placement Investor’s Warrant for January 2026 Private Placement (incorporated by reference to Exhibit 3.9 to Form 1-K filed on February 10, 2026)
4.10	Form of Private Placement Investor’s Warrant for July 2026 Private Placement (incorporated by reference to Exhibit 4.2 to Form 10-Q filed on August 13, 2026)
4.11*	Form of Private Placement Investor’s Warrant for August 2026 Private Placement
5.1	Opinion of Fennemore Craig P.C. (incorporated by reference to Exhibit 5.1 to Form S-1 filed on April 9, 2026)
10.1	Form of Private Placement Subscription Agreement for October 2022 to June 2023 Private Placements (incorporated by reference to Exhibit 10.1 to Form S-1 filed on October 23, 2023)
10.2	Form of Private Placement Subscription Agreement for September 2023 to July 2024 Private Placements (incorporated by reference to Exhibit 10.24 to Form S-1 filed on April 12, 2024)
10.3	Lease Agreement between Reticulate Micro, Inc. and East Coast Petro, Inc., dated January 30, 2023 (incorporated by reference to Exhibit 10.2 to Form S-1 filed on October 23, 2023)
10.4	Intellectual Property License Agreement, among Reticulate Micro, Inc., Cytta Corporation, Gary Campbell and Michael Collins, dated August 8, 2022 (incorporated by reference to Exhibit 10.3 to Form S-1 filed on October 23, 2023)
10.5	Intellectual Property Purchase Agreement, between Reticulate Micro, Inc. and Basestones Capital Ltd., dated March 14, 2023 (incorporated by reference to Exhibit 10.4 to Form S-1 filed on October 23, 2023)
10.6	Form of Indemnification Agreement between Reticulate Micro, Inc. and each officer or director (incorporated by reference to Exhibit 10.6 to Form S-1 filed on October 23, 2023)
10.7†	Reticulate Micro, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Form S-1 filed on October 23, 2023)
10.8†	Form of Stock Option Agreement for Reticulate Micro, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to Form S-1 filed on October 23, 2023)
10.9†	Form of Restricted Stock Award Agreement for Reticulate Micro, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to Form S-1 filed on October 23, 2023)
10.10†	Form of Restricted Stock Unit Award Agreement for Reticulate Micro, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to Form S-1 filed on October 23, 2023)
10.11†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and Joshua Cryer, dated October 1, 2022 (incorporated by reference to Exhibit 10.11 to Form S-1 filed on October 23, 2023)
10.12†	Employment Agreement between Reticulate Micro, Inc. and Joshua Cryer, dated January 1, 2023 (incorporated by reference to Exhibit 10.12 to Form S-1 filed on October 23, 2023)
10.13†	Employment Agreement between Reticulate Micro, Inc. and Joshua Cryer, dated June 14, 2023 (incorporated by reference to Exhibit 10.13 to Form S-1 filed on October 23, 2023)
10.14†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and John Dames, dated October 6, 2022 (incorporated by reference to Exhibit 10.14 to Form S-1 filed on October 23, 2023)
10.15†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and John Dames, dated January 1, 2023 (incorporated by reference to Exhibit 10.15 to Form S-1 filed on October 23, 2023)
10.16†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and Michael Chermak, dated October 30, 2022 (incorporated by reference to Exhibit 10.16 to Form S-1 filed on October 23, 2023)
10.17†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and James Creamer, dated February 15, 2023 (incorporated by reference to Exhibit 10.17 to Form S-1 filed on October 23, 2023)
10.18†	Employment Agreement between Reticulate Micro, Inc. and John Dames, dated February 1, 2023 (incorporated by reference to Exhibit 10.18 to Form S-1 filed on March 11, 2024)
10.19†	Employment Agreement between Reticulate Micro, Inc. and David Horton, dated January 1, 2024 (incorporated by reference to Exhibit 10.19 to Form S-1 filed on March 11, 2024)
10.20†	Employment Agreement between Reticulate Micro, Inc. and Eduardo Martinez, dated January 1, 2024 (incorporated by reference to Exhibit 10.20 to Form S-1 filed on March 11, 2024)

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10.21†	Employment Agreement between Reticulate Micro, Inc. and Paul Scardino, dated January 1, 2024 (incorporated by reference to Exhibit 10.21 to Form S-1 filed on March 11, 2024)
10.22†	Employment Agreement between Reticulate Micro, Inc. and Mark Steel, dated January 1, 2024 (incorporated by reference to Exhibit 10.22 to Form S-1 filed on March 11, 2024)
10.23†	Employment Agreement between Reticulate Micro, Inc. and Amit Shrestha, dated March 1, 2024 (incorporated by reference to Exhibit 10.23 to Form S-1 filed on March 11, 2024)
10.24†	Salary Adjustment Notification between Reticulate Micro, Inc. and John Dames, dated May 14, 2024 (incorporated by reference to Exhibit 6.24 to Form 1-A filed on May 24, 2024)
10.25	Escrow Agreement among Reticulate Micro, Inc., Boustead Securities, LLC, and Sutter Securities, Inc., dated July 3, 2024 (incorporated by reference to Exhibit 8.1 to Form 1-A filed on July 17, 2024)
10.26	Escrow Agreement among Reticulate Micro, Inc., Digital Offering LLC, and Enterprise Bank & Trust, dated July 30, 2024 (incorporated by reference to Exhibit 8.2 to Form 1-U filed on August 5, 2024)
10.27	Form of Regulation A Offering Subscription Agreement (incorporated by reference to Exhibit 4.1 to Form 1-A filed on July 17, 2024)
10.28	Form of Regulation A Offering Subscription Agreement for DealMaker (incorporated by reference to Exhibit 4.2 to Form 1-U filed on August 5, 2024)
10.29	Form of Regulation A Offering Subscription Agreement for DealMaker, as revised (incorporated by reference to Exhibit 4.3 to Form 1-A POS filed on September 19, 2025)
10.30	Form of Private Placement Subscription Agreement for August 2024 Private Placement (incorporated by reference to Exhibit 6.1 to Form 1-U filed on October 11, 2024)
10.31	Form of Private Placement Subscription Agreement for September 2024 Private Placements (incorporated by reference to Exhibit 6.2 to Form 1-U filed on October 11, 2024)
10.32	Form of Private Placement 8% Promissory Note for August 2024 Private Placement (incorporated by reference to Exhibit 6.3 to Form 1-U filed on October 11, 2024)
10.33	Form of Private Placement 12% Promissory Note for September 2024 Private Placements (incorporated by reference to Exhibit 6.4 to Form 1-U filed on October 11, 2024)
10.34†	Employment Agreement between Reticulate Micro, Inc. and Andrew Sheppard, dated November 25, 2024 (incorporated by reference to Exhibit 6.1 to Form 1-U filed on December 2, 2024)
10.35	Term Sheet by and among Reticulate Micro, Inc. K2 Endeavor DMCC (K2E) and the Owners of K2E, dated November 26, 2024 (incorporated by reference to Exhibit 6.1 to Form 1-U filed on December 3, 2024)
10.36†	Separation Agreement between Reticulate Micro, Inc. and Joshua Cryer, dated December 9, 2024 (incorporated by reference to Exhibit 6.2 to Form 1-U/A filed on March 20, 2025)
10.37†	Separation Agreement between Reticulate Micro, Inc. and Paul Scardino, dated December 9, 2024 (incorporated by reference to Exhibit 6.31 to Form 1-K filed on March 31, 2025)
10.38	Joint Venture by and among Reticulate Micro, Inc. K2 Endeavor DMCC (K2E) and the Owners of K2E, dated December 26, 2024 (incorporated by reference to Exhibit 6.1 to Form 1-U filed on January 2, 2025)
10.39	Form of Private Placement Subscription Agreement for November 2024 Private Placement (incorporated by reference to Exhibit 6.1 to Form 1-U filed on March 20, 2025)
10.40	Form of Private Placement Subscription Agreement for January 2025 Private Placement (incorporated by reference to Exhibit 6.2 to Form 1-U filed on March 20, 2025)
10.41	Form of Private Placement 12% Promissory Note for November 2024 Private Placement (incorporated by reference to Exhibit 6.3 to Form 1-U filed on March 20, 2025)
10.42	Form of Private Placement 18% Promissory Note for January 2025 Private Placements (incorporated by reference to Exhibit 6.4 to Form 1-U filed on March 20, 2025)
10.43	Form of Private Placement Subscription Agreement for March 2025 Private Placement (incorporated by reference to Exhibit 6.1 to Form 1-U filed on March 26, 2025)
10.44	Form of Private Placement 12% Promissory Note for March 2025 Private Placement (incorporated by reference to Exhibit 6.2 to Form 1-U filed on March 26, 2025)
10.45	Mutual Termination Agreement between Reticulate Micro, Inc. and East Coast Petro, Inc., dated January 14, 2025 (incorporated by reference to Exhibit 6.39 to Form 1-K filed on March 31, 2025)
10.46	Service Agreement between Reticulate Micro, Inc. and CIC Innovation Communities, LLC, dated January 9, 2025 (incorporated by reference to Exhibit 6.40 to Form 1-K filed on March 31, 2025)
10.47†	Independent Director Agreement between Reticulate Micro, Inc. and M. Steven Kirchof, dated April 4, 2025 (incorporated by reference to Exhibit 6.41 to Form 1-A POS filed on April 22, 2025)
10.48†	Amendment No. 1 to Employment Agreement between Reticulate Micro, Inc. and Andrew Sheppard, dated April 16, 2025 (incorporated by reference to Exhibit 6.42 to Form 1-A POS filed on April 22, 2025)
10.49†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and Karl Kit, dated April 16, 2025 (incorporated by reference to Exhibit 6.43 to Form 1-A POS filed on April 22, 2025)
10.50†	Executive Consulting Services Agreement between Reticulate Micro, Inc. and Maxwell Kit, dated April 16, 2025 (incorporated by reference to Exhibit 6.44 to Form 1-A POS filed on April 22, 2025)

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10.51	Termination Agreement between RMX Industries, Inc. and Boustead Securities, LLC, dated as of September 15, 2025 (incorporated by reference to Exhibit 6.45 to Form 1-A POS filed on September 19, 2025)
10.52†	Independent Director Agreement between RMX Industries, Inc. and Ian Subel, dated October 7, 2025 (incorporated by reference to Exhibit 6.1 to Form 1-U filed on October 17, 2025)
10.53†	Independent Director Agreement between RMX Industries, Inc. and Rich Propper, dated October 7, 2025 (incorporated by reference to Exhibit 6.2 to Form 1-U filed on October 17, 2025)
10.54†	Amendment No. 1 to Independent Director Agreement between RMX Industries, Inc. and M. Steven Kirchof, dated October 7, 2025 (incorporated by reference to Exhibit 6.3 to Form 1-U filed on October 17, 2025)
10.55†	First Amendment to Reticulate Micro, Inc. 2022 Equity Incentive Plan, dated June 13, 2023 (incorporated by reference to Exhibit 6.49 to Form 1-K filed on February 10, 2026)
10.56†	Second Amendment to Reticulate Micro, Inc. 2022 Equity Incentive Plan, dated October 31, 2023 (incorporated by reference to Exhibit 6.50 to Form 1-K filed on February 10, 2026)
10.57†	Third Amendment to Reticulate Micro, Inc. 2022 Equity Incentive Plan, dated May 2, 2024 (incorporated by reference to Exhibit 6.51 to Form 1-K filed on February 10, 2026)
10.58†	Fourth Amendment to RMX Industries, Inc. 2022 Equity Incentive Plan, dated October 15, 2025 (incorporated by reference to Exhibit 6.4 to Form 1-U filed on October 17, 2025)
10.59†	Fifth Amendment to RMX Industries, Inc. 2022 Equity Incentive Plan, dated April 1, 2026 (incorporated by reference to Exhibit 10.59 to Form S-1 filed on April 9, 2026)
10.60	Form of Securities Purchase Agreement, dated as of October 15, 2025 (incorporated by reference to Exhibit 6.5 to Form 1-U on October 17, 2025)
10.61	Form of Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 6.6 to Form 1-U on October 17, 2025)
10.62	Form of Amendment to the Securities Purchase Agreement, dated as of November 5, 2025 (incorporated by reference to Exhibit 6.2 to Form 1-U on November 6, 2025)
10.63	Form of Initial Note, dated as of November 5, 2025 (incorporated by reference to Exhibit 6.3 to Form 1-U on November 6, 2025)
10.64	Form of Registration Rights Agreement, dated as of November 5, 2025 (incorporated by reference to Exhibit 6.4 to Form 1-U on November 6, 2025)
10.65	Form of Security and Pledge Agreement, dated as of November 5, 2025 (incorporated by reference to Exhibit 6.5 to Form 1-U on November 6, 2025)
10.66	Form of Guaranty, dated as of November 5, 2025 (incorporated by reference to Exhibit 6.6 to Form 1-U on November 6, 2025)
10.67	Form of Blocked Account Control Agreement, dated as of October 20, 2025 (incorporated by reference to Exhibit 6.7 to Form 1-U on November 6, 2025)
10.68	Workshop Space Lease Agreement between Reticulate Micro, Inc. and CADX Services, Inc., dated as of March 1, 2025 (incorporated by reference to Exhibit 6.61 to Form 1-K filed on February 10, 2026)
10.69	Form of Private Placement Subscription Agreement for January 2026 Private Placement (incorporated by reference to Exhibit 6.62 to Form 1-K filed on February 10, 2026)
10.70	Form of Private Placement 18% Promissory Note for January 2026 Private Placement (incorporated by reference to Exhibit 6.63 to Form 1-K filed on February 10, 2026)
10.71	Form of Stock Purchase Agreement for Series X Preferred Stock (incorporated by reference to Exhibit 10.71 to Form S-1 filed on April 9, 2026)
10.72	Intellectual Property Purchase Agreement, dated as of May 8, 2026, by and between RMX Industries, Inc. and Apollo Group Enterprises, LLC (incorporated by reference to Exhibit 10.3 to Form 8-K filed on May 14, 2026)
10.73	Form of Private Placement Subscription Agreement for July 2026 Private Placement (incorporated by reference to Exhibit 10.4 to Form 10-Q filed on August 13, 2026)
10.74	Form of Private Placement 18% Promissory Note for July 2026 Private Placement (incorporated by reference to Exhibit 10.5 to Form 10-Q filed on August 13, 2026)
10.75*	Form of Private Placement Subscription Agreement for August 2026 Private Placement
10.76*	Form of Private Placement 18% Promissory Note for August 2026 Private Placement
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to Form S-1 filed on April 9, 2026)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 99.2 to Form 1-A POS filed on April 22, 2025)
23.1*	Consent of Fortune CPA, Inc
23.2	Consent of Fennemore Craig P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Form S-1 filed on April 9, 2026)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to Form S-1 filed on April 9, 2026)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to Form S-1 filed on April 9, 2026)
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.3 to Form S-1 filed on April 9, 2026)
107	Filing Fee Table(incorporated by reference to Exhibit 107 to Form S-1 filed on April 9, 2026)

*	Filed herewith.
†	Executive compensation plan or arrangement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 24, 2026.

RMX Industries, Inc.

By:	/s/ Karl Kit
Name:	Karl Kit
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karl Kit	Chief Executive Officer (Principal Executive Officer), President, and Director	August 24, 2026
Karl Kit

/s/ Amit Shrestha	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 24, 2026
Amit Shrestha

*	Executive Chairman, Secretary, Treasurer and Director	August 24, 2026
Michael Chermak

*	Director	August 24, 2026
M. Steven Kirchof

*	Director	August 24, 2026
Ian Subel

*	Director	August 24, 2026
Richard Propper

*By:	/s/ Karl Kit
Karl Kit
Attorney-In-Fact

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